    As filed with the Securities and Exchange Commission on November 24, 1998
                                                      Registration No. 333-12199

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 7

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------
                       FIRST SIERRA RECEIVABLES II, Inc.
             (Exact name of registrant as specified in its charter)

                       FIRST SIERRA RECEIVABLES III, Inc.
           (Exact name of co-registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)
                                To be applied for
                                (I.R.S. Employer
                             Identification Number)
                           600 Travis St., Suite 7050
                               Houston, TX 77002
                                  713-221-8822

                (Address, including zip code and telephone number including area code, of registrants' principal executive offices)

                               MR. E. R. GEBHART
                                 Vice President
                           600 Travis St., Suite 7050
                               Houston, TX 77002
                                  713-221-8822
                (Name, address, including zip code and telephone
               number, including area code, of agent for service)

                                   Copies to:

                          CHRISTOPHER J. DIANGELO, ESQ.
                                Dewey Ballantine
                           1301 Avenue of the Americas
                            New York, New York 10019
                                 (212) 259-6718

  Approximate date of commencement of proposed sale to the public: From time to time on or after the date this Registration Statement becomes effective.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend interest reimbursement plans, check the following box. [X]


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                      Proposed Maximum     Proposed Maximum
                                                     Amount to be    Offering Price Per   Aggregate Offering      Amount of
Title of Each Class of Securities to be Registered    Registered       Certificate (1)        Price (1)       Registration Fee (2)
----------------------------------------------------------------------------------------------------------------------------------
Contract Backed Notes and Certificates               $1,537,161,697       100%             $1,537,161,697      $427,330.95 (paid)
==================================================================================================================================




(1)  Estimated solely for the purpose of calculating the registration fee.
(2) In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus which also relates to the Registrant's Registration Statement on Form S-3, File No. 33-98822 (the "Prior Registration Statement"). The amount of securities eligible to be sold under the Prior Registration Statement ($162,838,303 as of November 24, 1998) shall be carried forward to this Registration Statement. The filing fee related to the amount being carried forward was paid with the Prior Registration Statement.


The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                       FIRST SIERRA RECEIVABLES II, Inc.
                                      and
                       FIRST SIERRA RECEIVABLES III, Inc.

                              CROSS REFERENCE SHEET



Item                                                                    Caption in Prospectus
 No.    Name and Caption in Form S-3                                  and Prospectus Supplement
 ---    ----------------------------                                  -------------------------

 1.     Forepart of the Registration Statement and          Forepart of the Registration Statement; Front
        Outside Front Cover Page of Prospectus              Cover Page of Prospectus; Front Cover Page of
                                                            Prospectus Supplement; Cross Reference Sheet

 2.     Inside Front and Outside Back Cover Pages of        Inside Front Cover and Outside Back Cover
        the Prospectus                                      Pages of Prospectus; Inside Front Cover Page
                                                            of Prospectus Supplement; Available
                                                            Information; Table of Contents

 3.     Summary Information; Risk Factors and Ratio         Prospectus Summary; Risk Factors; Certain
        of Earnings to Fixed Charges                        Legal Aspects; Prepayment and Yield
                                                            Considerations

 4.     Use of Proceeds                                     Use of Proceeds

 5.     Determination of Offering Price                     *

 6.     Dilution                                            *

 7.     Selling Security Holders                            *

 8.     Plan of Distribution                                Methods of Distribution

 9.     Description of Securities to be Registered          Prospectus Summary; Description of the
                                                            Securities; Certain Federal Income Tax
                                                            Characteristics

10.     Interest of Named Experts and Counsel               *

11.     Material Changes                                    *

12.     Incorporation of Certain Information on             Inside Front Cover of Prospectus, Incorporation
        Reference                                           of Certain Documents by Reference

13.     Disclosure of Commission Position on                *
        Indemnification for Securities Act Liabilities


*  Not Applicable

The Information in this Prospectus Supplement is not complete and may be changed. We may not sell these notes until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these notes and it is not soliciting an offer to buy these notes in any state where the offer or sale is not permitted.


Subject to completion, dated November 24, 1998


Prospectus supplement to prospectus dated __________, 1998
-------------------------


FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1
Issuer                                                                 $________________
FIRST SIERRA FINANCIAL, INC.
Originator and Servicer                                         Equipment Contract Backed Notes,
FIRST SIERRA RECEIVABLES III, INC.                                       Series 1998-1
Depositor


-------------------------


The First Sierra Equipment Contract Trust 1998-1 will issue seven classes of notes backed solely by a pledge of the assets of the trust. The assets of the trust will consist primarily of a pool of finance leases and commercial loans and a security interest in the related underlying equipment or other property.



------------------------------------     THE NOTES --
                                         - Of the seven classes of notes issued by the trust, only
YOU SHOULD READ THE SECTION ENTITLED     the four classes of notes set forth in the table below are
"RISK FACTORS" STARTING ON PAGE S-16       offered by this prospectus supplement.
  OF THIS PROSPECTUS SUPPLEMENT AND
  PAGE __ OF THE PROSPECTUS AND          - Interest and principal on the notes is scheduled to be
  CONSIDER THESE FACTORS BEFORE          paid monthly, on the 12th day of the month, or the business
  MAKING A DECISION TO INVEST IN THE       day immediately following such 12th day. The first
  NOTES.                                   scheduled payment date is January 12, 1998.
 The notes represent interests in the    CREDIT ENHANCEMENT --
  trust only and are not interests in
  or obligations of any other person.    - The Class A Notes will be unconditionally and irrevocably guaranteed as to the payment of scheduled interest and
 Neither the notes nor the underlying      ultimate principal thereon pursuant to the terms of a note
  leases and loans will be insured or      insurance policy to be issued by [MBIA Logo].
  guaranteed by any governmental
  agency or instrumentality or by any    - The trust is also issuing the Class B Notes or the
  other person.                          subordinate notes, which are not being offered by this
------------------------------------       prospectus supplement. Payments on the Class B Notes are
                                           subordinated to payments due on the Class A Notes. The
                                           subordination of the Class B Notes provides additional
                                           credit enhancement for the Class A Notes.
                                         - The trust is also issuing a trust certificate representing the entire beneficial ownership interest in the trust.
                                           Payments on the trust certificate are subordinated to the
                                           payments due on the notes. No principal is paid to the
                                           holder of the trust certificate until payments of
                                           principal on all other classes of notes are paid.
                                           Subordination of the trust certificate provides credit
                                           enhancement for all of the notes.



            Initial Aggregate                                           Underwriting        Proceeds to the
  Class       Note Balance        Note Rate       Price to Public         Discount            Depositor(1)
---------  -------------------  --------------  --------------------  -----------------  ----------------------
   A-1              $                 %                  %                    %                    $
   A-2              $                 %                  %                    %                    $
   A-3              $                 %                  %                    %                    $
   A-4              $                 %                  %                    %                    $
  Total             $                 %                  %                    %                    $


-------------------------


(1) Before deducting expenses, estimated to be $________.



NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


FIRST UNION CAPITAL MARKETS                   PRUDENTIAL SECURITIES INCORPORATED


          The date of this prospectus supplement is December __, 1998

              IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN
                THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                                   PROSPECTUS

              We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

              This prospectus supplement does not contain complete information about the offering of the offered notes. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We cannot sell the offered notes to you unless you have received both this prospectus supplement and the prospectus.


              TO THE EXTENT THE PROSPECTUS CONTEMPLATES DIFFERENT OR MULTIPLE OPTIONS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AS TO THE APPLICABLE OPTION.


              The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933, as amended, with respect to the offered notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission. You may inspect and copy the registration statement at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

              We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               TABLE OF CONTENTS


SUMMARY....................................   S-2
  Parties..................................   S-2
     The Trust.............................   S-2
     The Depositor.........................   S-2
     First Sierra..........................   S-2
     The Sellers...........................   S-2
     The Note Insurer......................   S-2
     The Indenture Trustee.................   S-2
     The Owner Trustee.....................   S-2
  Description of the Notes.................   S-3
     The Offered Notes.....................   S-3
     The Subordinate Notes.................   S-3
     The Trust Certificate.................   S-3
  Payments on the Notes....................   S-4
     Payment Date..........................   S-4
     Record Date...........................   S-4
     Collection Period.....................   S-4
     Interest..............................   S-4
     Principal.............................   S-4
  Flow of Funds............................   S-4
  Credit Enhancement.......................   S-8
     Note Insurance Policy.................   S-8
     Subordination.........................   S-8
  The Trust Assets.........................   S-8
     General...............................   S-8
     Origination and Acquisition...........   S-9
     Statistical Information...............   S-9
  Servicing................................  S-10
  Substitutions and Modifications..........  S-10
  Advances.................................  S-11
  Repurchases for Breaches of
     Representations and Warranties........  S-11
  Certain Legal Aspects of the Contracts...  S-11
  Optional Redemption......................  S-12
  Voluntary Termination....................  S-12
  Material Federal Income Tax
     Consequences..........................  S-12
  ERISA Considerations.....................  S-13
  Rating of the Offered Notes..............  S-13
RISK FACTORS...............................  S-14
THE RECEIVABLES............................  S-15
  The Equipment............................  S-15
  The Contracts............................  S-15
  Substitutions and Modifications..........  S-17
THE SELLERS................................  S-23
FIRST SIERRA...............................  S-23
THE SERVICER...............................  S-23
  Delinquency and Loss Experience..........  S-24
  Collection Policies......................  S-25
LEGAL PROCEEDINGS..........................  S-25
FORMATION OF THE TRUST.....................  S-25
  General..................................  S-25
  The Owner Trustee........................  S-25
  The Indenture Trustee....................  S-25
  The Trust Assets.........................  S-26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION......................  S-27
DESCRIPTION OF THE NOTES...................  S-27
  General..................................  S-27
  Conveyance of Receivables................  S-28
  Representations and Warranties of First
     Sierra................................  S-29
  Indemnification..........................  S-31
  The Accounts.............................  S-31
  Servicer Advances........................  S-31
  Flow of Funds............................  S-32
  Withholding..............................  S-40
  Reports to Noteholders...................  S-40
  Optional Redemption......................  S-41
  Voluntary Termination....................  S-41
  Remittance and Other Servicing
     Procedures............................  S-42
  Servicing Compensation and Payment of
     Expenses..............................  S-42
  Evidence as to Compliance................  S-43
  Certain Matters Relating to the
     Servicer..............................  S-44
  Events of Servicing Termination..........  S-44
  Rights Upon an Event of Servicing
     Termination...........................  S-44
  Events of Default........................  S-45
  Termination of the Trust.................  S-46
  Amendment................................  S-46
THE INDENTURE TRUSTEE......................  S-47
  General..................................  S-47
  Duties and Immunities of the Indenture
     Trustee...............................  S-47
THE OWNER TRUSTEE..........................  S-48
PREPAYMENT AND YIELD CONSIDERATIONS........  S-48
  Weighted Average Lives of the Offered
     Notes.................................  S-49
THE NOTE INSURANCE POLICY AND THE NOTE
  INSURER..................................  S-53
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...  S-57
  Tax Characterization of the Trust........  S-57
  Tax Consequences to Holders of the
     Notes.................................  S-57
STATE AND LOCAL TAX CONSIDERATIONS.........  S-61
ERISA CONSIDERATIONS.......................  S-61
LEGAL INVESTMENT...........................  S-62
RATINGS....................................  S-62
METHOD OF DISTRIBUTION.....................  S-62
REPORT OF EXPERTS..........................  S-63
LEGAL MATTERS..............................  S-63
INDEX OF PRINCIPAL DEFINED TERMS...........     i

                                    SUMMARY

-> This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered notes, read carefully this entire prospectus supplement and the accompanying prospectus.

-> This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.


-> You can find a listing of the pages where capitalized terms used in this prospectus supplement summary are defined under the caption "Index of Principal Defined Terms" beginning on page S-13 in this prospectus supplement and under the caption "Index of Terms" beginning on page 50 in the accompanying prospectus.

                  -------------------------------------------

PARTIES

THE TRUST


First Sierra Equipment Contract Trust 1998-1 is a Delaware common law trust. The principal executive offices of the Trust are in Wilmington, Delaware, in care of the Owner Trustee, at the address of the Owner Trustee specified below.


THE DEPOSITOR


First Sierra Receivables III, Inc. is a Delaware corporation. The depositor is a wholly-owned special-purpose subsidiary of First Sierra. The principal office of the depositor is located at 600 Travis Street, Suite 7050, Houston, Texas 77002, and its telephone number is (713) 221-8822.


FIRST SIERRA


First Sierra Financial, Inc. is a Delaware corporation. The principal office of First Sierra is located at 600 Travis Street, Suite 7050, Houston, Texas 77002, and its telephone number is (713) 221-8822. First Sierra originated the contracts and will also service the contracts held by the trust.


For a description of First Sierra's business and underwriting procedures, see "First Sierra."

THE SELLERS

The Sellers are certain affiliates and certain trusts sponsored by First Sierra or its affiliates, including investors related thereto.

THE NOTE INSURER

MBIA Insurance Corporation is a New York financial guaranty insurance company.

For a description of the business and selected financial information of the note insurer, see "The Note Insurance Policy and the Note Insurer."

THE INDENTURE TRUSTEE

Bankers Trust Company is a New York banking corporation. The corporate trust offices of the indenture trustee are located at Four Albany Street, New York, New York 10006, and its telephone number is (212) 250-4237.

For a description of the indenture trustee, and its responsibilities with respect to the noteholders, see "The Indenture Trustee."

THE OWNER TRUSTEE

First Union Trust Company, National Association, is a national banking association. The corporate trust offices of the owner trustee are located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801, and its telephone number is (302) 888-7539.

For a description of the owner trustee, and its responsibilities with respect to the noteholders, see "The Owner Trustee."

DESCRIPTION OF THE NOTES


The trust will issue seven classes of its equipment contract backed notes. The notes are designated as the "Class A-1 Notes," the "Class A-2 Notes," the "Class A-3 Notes," the "Class A-4 Notes," the "Class B-1 Notes," the "Class B-2 Notes" and the "Class B-3 Notes." The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are collectively referred to as the "Class A Notes" or the offered notes.



The offered notes are offered pursuant to this prospectus supplement. The Class B-1, Class B-2 and Class B-3 Notes, also referred to as the "Class B Notes" or the subordinate notes, are not offered pursuant to this prospectus supplement. We expect to sell some of the subordinate notes to qualified institutional investors in private transactions.

The notes will be backed solely by a pledge of the assets of the trust, which consist primarily of a segregated pool of finance lease and commercial loan contracts and a security interest in the related underlying equipment or other property.

The trust will also issue a trust certificate representing the entire beneficial ownership interest in the trust. The trust certificate is subordinate to the notes.

THE OFFERED NOTES

Each class of offered notes will have the initial principal amount and interest rate set forth in the following table. The dates on which the final payment of principal and interest on each class of offered notes is expected to be made and must ultimately be made are also set forth in the following table.


             Initial Note                      Expected Final      Legal Final      CUSIP
 Class     Principal Balance     Note Rate      Payment Date      Maturity Date     Number
 -----    -------------------   -----------   ----------------   ---------------   --------
  A-1              $                 %
  A-2              $                 %
  A-3              $                 %
  A-4              $                 %



The aggregate initial note principal balance of the offered notes is equal to $________. The sum of the initial note principal balance for the Class A-1, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes is equal to $________.



The offered notes will initially be issued in book-entry form only, through the facilities of The Depository Trust Company. The offered notes will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof, with the exception of one note in each class which will be issued in an odd amount.


THE SUBORDINATE NOTES

The following table sets forth the initial note principal balance and the note rate with respect to each class of subordinate notes.

              Initial Note
  Class     Principal Balance     Note Rate
  -----    -------------------   -----------
   B-1              $                 %
   B-2              $                 %
   B-3              $                 %

THE TRUST CERTIFICATE


The trust certificate represents the ownership interest in the trust. Payments in respect of the trust certificate are subordinate to payments in respect of the notes and the trust certificate receives no payment of principal until principal due on all classes of notes are paid.


The depositor must retain the trust certificate. The depositor, as holder of the trust certificate, is referred to herein as the "residual holder."

PAYMENTS ON THE NOTES

PAYMENT DATE


Principal and interest is scheduled to be paid to the noteholders on the 12th day of each month, or, if such day is not a business day, on the next succeeding business day, commencing on January 12, 1998.


RECORD DATE


The indenture trustee will make payments to the noteholders of record as of the close of business on the last day of the interest accrual period for such month.


COLLECTION PERIOD

Payments made on each payment date will relate to the collections received in respect of the contracts and the equipment during the period beginning on the opening of business on the second day of the immediately preceding calendar month and ending on the close of business on the first day of the calendar month in which such payment date occurs.

INTEREST


Interest on the notes of each class will accrue at the applicable note rate from a payment date to the day before the next payment date. Such interest is due and payable on each monthly payment date. In the case of the first payment date, interest begins to accrue on the day of the closing.


For the Class A-1 Notes, interest on the notes will be calculated on an "actual/360" basis. For the notes other than the Class A-1 Notes, interest on the notes will be calculated on a "30/360" basis.

Interest on a class of notes which is not paid as scheduled is due on the following payment date and will accrue interest at a rate equal to the note rate for such class plus 1%.

PRINCIPAL


On each payment date, the noteholders are scheduled to receive an amount of principal generally equal to the sum of actual principal collections, payments by the originator for contracts repurchased by it and the value of any defaulted contracts all as determined by the change in the discounted value of remaining scheduled payments from the prior collection period to the current collection period. The noteholders of each class of notes are scheduled to receive a percentage of the above amount. Each class's percentage will equal such class's initial note principal balance divided by the aggregate initial note principal balance of all classes of notes (excluding the trust certificate). No principal is paid or is due to the residual holder until principal due to all classes of notes is paid.


However, certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. Principal amounts which are not paid as scheduled are due on the following payment date.

FLOW OF FUNDS

On each payment date, amounts received during the related collection period in respect of the contracts are to be paid, until such amounts are exhausted, in the following order of priority:

first       to the payment of certain fees and
            expenses of the servicer;

second      to the payment of the premium
            amounts to the note insurer;

third       to the payment of certain fees and
            expenses of the indenture trustee;

fourth      to the payment of interest due,
            including overdue interest, on the outstanding notes on such payment date, in the following priority order: (i) the Class A Notes, (ii) the Class B-1 Notes, (iii) the Class B- 2 Notes, and (iv) the Class B-3 Notes. Classes having a higher priority are paid in full before classes with a lower priority are paid any amount. Amounts distributed to the Class A noteholders are shared by the Class A-1, the Class A-2, the Class A-3 and the Class A-4 noteholders in proportion to the interest due on each class;



- However, if (i) the aggregate discounted contract principal balance is less than the principal due on the Class A Notes or if (ii) on a payment date on which the Class A Notes matures, the funds available to pay the principal due on the Class A Notes is less than the principal due to the holders of the Class A Notes, then the interest that would otherwise be paid to the holders of the Class B-1 Notes, the Class B-2 Notes and the Class B-3 Notes, will be distributed to the holders of the Class A Notes as principal.



fifth       to the payment of principal due,
            including overdue principal, on the outstanding Class A Notes on such payment date. Amounts distributed to the holders of the Class A Notes are paid first to the holders of the Class A-1 Notes until the note principal balance of the Class A-1 Notes is reduced to zero, then are paid to the holders of the Class A-2 Notes until the note principal balance of the Class A-2 Notes is reduced to zero, then are paid to the holders of the Class A-3 Notes until the note principal balance of the Class A-3 Notes is reduced to zero, and then are paid to the holders of the Class A-4 Notes until the note principal balance of the Class A-4 notes is reduced to zero;


sixth       to the payment of any unpaid
            reimbursement amounts to the note insurer;


seventh     to the payment of principal due,
            including overdue principal, on the outstanding Class B Notes, beginning with the class having the lowest numerical designation;


- However, during the continuance of a "restricting event," principal will not be paid as set forth above, but will instead be paid to the most senior class of notes then outstanding.

- A "restricting event" means the occurrence of any of:

  - an event of servicing termination which is not cured within applicable grace periods;


  - the note insurer makes a payment under the note insurance policy;


  - a "gross charge-off event"; or


  - a "delinquency trigger event".



- A "gross charge-off event" occurs when the average of the "gross charge-off ratio" on any payment date and the five immediately preceding payment dates exceeds 2.0%. A "gross charge-off ratio," with respect to any payment date, equals 12 times the quotient of (x) the aggregate discounted contract principal balance of all defaulted contracts less any recoveries received thereon divided by (y) the aggregate discounted contract principal balance of all contracts as of the end of the immediately preceding calendar month.



- A "delinquency trigger event" occurs when the average of the "delinquency trigger ratio" on any payment date and the two immediately preceding payment dates exceeds 7.5%. A "delinquency trigger ratio," with respect to any payment date, equals the quotient of (x) the aggregate discounted contract principal balance of all contracts as to which all or a portion of a scheduled payment remained unpaid for more than 30 days from its due date, determined as of the end of the immediately preceding calendar month divided by (y) the aggregate discounted contract principal balance of all contracts as of the last day of the immediately preceding calendar month.


eighth      any other amounts required to be
            paid to the servicer; and

ninth       any remaining funds are paid to the
            residual holder.


- During the continuance of a restricting event, no distribution will be made to the residual holder. Rather, such amount will be paid to the most senior class of notes then outstanding.

The following chart diagrams the flow of funds described above. Both the information in the chart and described above is qualified in its entirety by the more detailed description of the flow of funds set forth herein under "Description of the Notes--Flow of Funds."

                           (Available Funds Diagram)

CREDIT ENHANCEMENT

The credit enhancement available to the noteholders will consist of, with respect to the Class A Notes only, the note insurance policy issued by MBIA Insurance Corporation, the note insurer, and the subordination provisions of the trust.

NOTE INSURANCE POLICY


MBIA Insurance Corporation will issue its note insurance policy on December __, 1998 for the benefit of the holders of the Class A Notes. Pursuant to this policy, MBIA Insurance Corporation will unconditionally and irrevocably guarantee the payments required to be made under the policy during the term of such policy.



In the event that, on any payment date, the holders of the Class A Notes do not receive interest then due to them, such shortfall is due and payable and will be funded from the proceeds of a drawing under the policy. In the event that, on any payment date that is a Class A Note maturity date, the holders of the Class A Notes do not receive principal then due to them or that the aggregate discounted contract principal balance is less than the amount of the Class A Notes outstanding, such shortfall is due and payable and will be funded from the proceeds of a drawing under the policy.


SUBORDINATION


The credit enhancement available for the benefit of any class of notes is provided by each class of notes having a lower priority of payment than such class of notes, as well as by the trust certificate. Losses caused by defaults on the underlying contracts will be absorbed first, by the residual holder, second, by the holders of the Class B-3 Notes, third, by the holders of the Class B-2 Notes, fourth, by the holders of the Class B-1 Notes and fifth, by the holders of the Class A Notes. Thus, any losses on the underlying contracts will be absorbed first by the trust certificate, and then the next successive junior subordinate class of notes.



In addition, during a restricting event, amounts otherwise payable to the subordinate noteholders and the residual holder will be suspended and shall be disbursed to the most senior class of notes then outstanding, as a further reduction of the outstanding note principal balance of such class.


THE TRUST ASSETS

GENERAL

The assets of the trust will consist of:

- a segregated pool of direct finance lease and commercial loan contracts relating to a wide range of equipment, including computers and peripherals, computer software, medical and dental related equipment including dental operatories, medical, dental and veterinary diagnostic equipment including x-ray machines, blood analyzers, and other diagnostic equipment, telecommunications, general office, automotive servicing, hospitality and food services related equipment, heavy mobile construction equipment, copiers, and specialty vehicles including bucket trucks, lifts, delivery vans and trucks, together with all monies received relating thereto on or after December 2, 1998;

- the security interest of the originator or its affiliate, in the equipment or other property securing such contracts;
- all funds on deposit in certain accounts relating to the contracts and the equipment;
- certain of the originator's rights under insurance policies relating to the contracts and the equipment; and
- the note insurance policy to be issued by MBIA Insurance Corporation.

Any security deposits received by the servicer with respect to the contracts will be retained by the servicer, and such amounts will not be available to the trust in the event of the liquidation of the related contracts.

ORIGINATION AND ACQUISITION

Each contract was previously originated by either:
- a third-party unaffiliated with First Sierra, each, a "source," and acquired by First Sierra through its "private label program"; or
- First Sierra directly through its "vendor or broker program."
All of the contracts:
- which are in the form of leases are characterized as finance leases;
- require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual, or annual basis, in arrears or in advance. Such periodic payments are referred to herein as "scheduled payments";
- require that the obligor under such contract assumes all responsibility with respect to the related equipment, including the obligation to pay all costs relating to its operation, maintenance, repair and, with certain exceptions described herein, insurance or self insurance; and
- contain "hell or high water" provisions, which unconditionally obligate the obligor to make all scheduled payments without setoff.

STATISTICAL INFORMATION


The statistical information of the contracts presented in this prospectus supplement is based on the pool of contracts that existed on December 1, 1998, the "statistic calculation date," and was calculated using an assumed discount
rate of 6.4578%. The actual discount rate of      % will be used to calculate
the actual note principal balance for each class of notes and the actual initial aggregate discounted contract principal balance of the contracts. The initial aggregate discounted contract principal balance as of the cut-off date
calculated using the discount rate equals      %. The statistical distribution
of the characteristics of the contracts as of the closing date for the final contract pool may vary somewhat from the statistical distribution of such characteristics as of the statistic calculation date. However, such characteristics will not vary by more than 5% (measured by the aggregate discounted contract principal balance) on the date investors make their investment decision.


The "discounted contract principal balance" with respect to any contract, on any date of determination, is the sum of the present value of all of the remaining scheduled payments becoming due under such contract after the end of the prior collection period, discounted monthly at the actual discount rate. The discounted contract principal balance of any defaulted contract, early termination contract, or expired contract or contract assigned back to First Sierra pursuant to the servicing agreement shall be equal to zero.

The "aggregate discounted contract principal balance" as determined from time to time is the sum of the discounted contract principal balances of all contracts.

- As of the statistic calculation date, all of the contracts had the following characteristics:


     - a statistical aggregate discounted contract principal balance of approximately $268,586,139;


     - discounted contract principal balances ranging from $95 to $990,154;


     - an average discounted contract principal balance of approximately
       $15,272;


     - an original term to maturity of 2 months to 87 months, with a weighted average original term to maturity of approximately 53 months;


     - a remaining term to maturity of not less than 3 months and not more than 84 months, with a weighted average remaining term to maturity of approximately 45 months; and


     - no more than 0.50% of the statistical discounted contract principal balance attributable to any one obligor, with the exception of one obligor that makes up 0.98% of the statistical discounted contract principal balance.



- On December __ , 1998, the statistical characteristics of the contracts pool will meet the following guidelines (percentages are measured as of December 1, 1998, and are measured by the initial aggregate discounted contract principal balance):


     - the average original equipment cost of the equipment is less than or equal to $15,252;


     - the final scheduled payment date on the contract with the latest maturity is December, 2005;


     - the contracts relating to the top ten obligors will comprise a percentage less than or equal to 3.49%;


     - the maximum concentration of contracts relating to a single source will be a percentage less than or equal to 12.99%;


     - the maximum concentration of contracts in a single state will be less than or equal to 10.0%, except that with respect to the State of California, the concentration shall be limited to 17.96% and with respect to the State of Florida, the concentration shall be limited to 10.05%; and


     - not more than 1% will be comprised of contracts which are leases to a government or a municipality.


For a further description of the Equipment and the Contracts, see "The Receivables."

SERVICING

The servicer is responsible for servicing, managing and administering the contracts and the equipment and enforcing and making collections on the contracts. The servicer is required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the servicer.

For a further description of the servicer and the servicer's delinquency and loss experience, see "The Servicer."

SUBSTITUTIONS AND MODIFICATIONS


First Sierra is allowed to transfer to the trust substitute contracts in exchange for defaulted contracts, prepayment or early termination contracts, delinquent contracts, or contracts as to which a warranty event or casualty loss has occurred. Such substitutions are subject to the following conditions:



- on a cumulative basis the sum of the discounted contract principal balance of all substitute contracts (excluding contracts substituted for prepayment or early termination contracts) cannot exceed 10% of the aggregate discounted contract principal balance of all contracts as of December 1, 1998;


- the substitute contracts being transferred must have a discounted contract principal balance that is greater than or equal to the discounted contract principal balance of the contracts being replaced; and


- no substitution shall be permitted if, as a result thereof, (x) the sum of the scheduled payments on all contracts due in any collection period thereafter would be less than (y) the sum of the scheduled payments which would otherwise be due in such collection period.



The servicer may waive, modify or vary any term of a contract if the servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the noteholders or the note insurer.


However, the servicer will covenant in the servicing agreement that:
- it will not forgive any payment of rent, principal or interest;
- unless an obligor is in default, it will not permit any modification with respect to a contract which would defer the payment of any principal or interest or any scheduled payment or change the final maturity date on any contract except as necessary to effect recovery under defaulted contracts; in no circumstances will a change in the final maturity date of any contract be allowed if such new maturity date is later than the latest maturity date of any other contract then held by the trust; and
- the servicer may accept prepayment in part or in full subject to certain limitations as more fully described in this prospectus supplement.

ADVANCES


In the event that any obligor fails to remit its full scheduled payment due in a collection period by the determination date related to such collection period, the servicer may make an advance from its own funds of an amount equal to such unpaid scheduled payment, if the servicer, in its sole discretion, determines that eventual repayment of such advance is likely from collections from or on behalf of the related obligor and that such amount has not been deposited in the collection account by three business days prior to the Payment Date.


The indenture provides for the reimbursement of the servicer for such advances.


For a further description of the servicer's option to make advances, see "Description of the Notes--Servicer Advances."


REPURCHASES FOR BREACHES OF REPRESENTATIONS AND WARRANTIES

If the interest of the trust in any of the equipment, the related contract, or the related contract file is materially adversely affected by a breach of a representation or warranty made by First Sierra with respect to such contract and if such breach has not been cured within thirty days of discovery of such breach, First Sierra, as originator or as servicer, as the case may be, will be obligated to accept the reconveyance of a contract and the related equipment from the indenture trustee and to deposit the repurchase amount in the collection account.

For a further description of First Sierra's repurchase obligations, see "Description of the Notes--Representations and Warranties of First Sierra."

CERTAIN LEGAL ASPECTS OF THE CONTRACTS

The sellers will warrant that:
- the transfer by the sellers to the trust of the contracts and the security interest in the related equipment is a valid transfer and assignment of the contracts and the security interest in the related equipment; and
- if the transfer by the sellers to the trust is deemed to be a grant to the trust of a security interest in the contracts and the related equipment, then the trust will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof.

The servicer will be required to take such action as is required to perfect the trust's interest in the contracts and the equipment except as discussed below with respect to the equipment. If the sellers, the servicer or the indenture trustee, while in possession of an item of the contracts, sells or pledges and delivers such contracts to another party, in violation of the indenture and the servicing agreement, there is a risk that the purchaser could acquire an interest in such contracts having priority over the trust's interest.

The sellers and the trust will file financing statements in accordance with the Uniform Commercial Code as in effect in the applicable jurisdiction (the "UCC") evidencing the pledge of the trust assets to the indenture trustee as follows:
- a UCC-1 financing statement with respect to the assignment of all contracts by the sellers to the trust pursuant to the receivables transfer agreement; and

- a UCC-1 financing statement with respect to the pledge of all contracts by the trust to the indenture trustee.

First Sierra has filed UCC-3 financing statements with respect to contracts originated by a source as to which the related equipment had an original cost of $75,000 or more and UCC-1 financing statements with respect to contracts originated by First Sierra as to which the related equipment had an original cost of $35,000 or more.


Accordingly, with respect to contracts originated by a source as to which the related equipment had an original cost less than $75,000 and contracts originated by First Sierra as to which the related equipment had an original cost less than $35,000 none of the sellers nor the servicer will be required to file UCC financing statements in favor of the indenture trustee identifying the equipment as collateral pledged to the indenture trustee on behalf of the trust. In the absence of such filings, any security interest in the related equipment will not be perfected in favor of the indenture trustee and the indenture trustee shall have no liability with respect to such lack of perfection.


OPTIONAL REDEMPTION


The notes may be redeemed in whole, but not in part, on any distribution date on which the residual holder exercises its option to cause the early retirement of the notes. This can only occur after the aggregate note principal balance of each class of notes declines to less than 10% of its original level. The redemption price is equal to the unpaid principal amount of the notes of each class, plus accrued and unpaid interest thereon plus all amounts due to the note insurer. See "Description of the Notes -- Optional Redemption."



VOLUNTARY TERMINATION



At the option of the servicer, the obligations and responsibilities of the servicer with respect to contracts in pool A shall terminate on any payment date on which the pool A aggregate discounted contract principal balance is less than 10% of the pool A aggregate discounted contract principal balance as of the closing date so long as the servicer deposits or causes to be deposited in the collection account the repurchase amount for such contracts in pool A. The repurchase amount is equal to the unpaid principal balance of each contract, plus any accrued and unpaid interest thereon plus all amounts due to the note insurer. Contracts in pool A shall be those contracts identified as such in an exhibit to the servicing agreement.



At the option of the servicer, the obligations and responsibilities of the servicer with respect to contracts in pool B shall terminate on any payment date on which the pool B aggregate discounted contract principal balance is less than 15% of the pool B aggregate discounted contract principal balance as of the closing date so long as the servicer deposits or causes to be deposited into the collection account the repurchase amount for such contracts in pool B. Contracts in pool B shall be those contracts identified as such in an exhibit to the servicing agreement. See "Description of the Notes -- Voluntary Termination."


MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Dewey Ballantine LLP, tax counsel, has opined that, under existing law, the offered notes will be characterized as indebtedness for federal income tax purposes, and the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. Under the transaction documents, the depositor, the servicer and other parties will agree to treat the offered notes as debt for all federal, state and local income and franchise tax purposes. By accepting an offered note, each noteholder will agree to treat the notes as debt for all federal, state and local income tax purposes. See "Material Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to the considerations described herein, the notes offered by this prospectus supplement may be purchased by pension, profit sharing and other employee benefit plans and retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. A fiduciary of any such plan or arrangement should consult with counsel regarding the potential application of such laws to an investment in the offered notes. See "ERISA Considerations."

RATING OF THE OFFERED NOTES


The offered notes must receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Fitch IBCA, Inc. ("Fitch") and Duff & Phelps Credit Rating Co. ("DCR") in order to be issued:



  Class                 Rating
---------   -------------------------------
             S&P     Moody's   Fitch   DCR
            ------   -------   -----   ----
   A-1        A-1+     P-1      F-1+   D-1+
   A-2         AAA     Aaa       AAA    AAA
   A-3         AAA     Aaa       AAA    AAA
   A-4         AAA     Aaa       AAA    AAA



See "Ratings."

                                  RISK FACTORS

              In addition to the risk factors discussed in the prospectus, prospective offered noteholders should consider, among other things, the following additional factors in connection with the purchase of the offered notes:

              RISK OF DOWNGRADE OF INITIAL RATINGS ASSIGNED TO NOTES. It is a condition to the issuance of the offered notes that they receive the ratings from the rating agencies set forth in the summary under the heading "Rating of the Offered Notes." A rating is not a recommendation to purchase, hold or sell the offered notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the offered notes address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the offered notes pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the offered notes are based primarily on the rating agencies' analysis of the contracts and the equipment, and, with respect to the Class A Notes, the subordination provided by the subordinate notes and the trust certificate and the note insurance policy.

              TRANSFER OF SERVICING MAY DELAY PAYMENTS. If First Sierra were to cease acting as servicer, delays in processing payments on the contracts and information in respect thereof could occur and result in delays in payments to the noteholders.

              RISKS ASSOCIATED WITH INABILITY OF FIRST SIERRA TO REACQUIRE CONTRACTS AND THE RELATED EQUIPMENT. First Sierra, as originator or as servicer, as the case may be, will make representations and warranties with respect to certain matters relating to the contracts and the equipment. In certain circumstances, First Sierra will be required to reacquire from the trust contracts and the related equipment with respect to which such representations and warranties have been breached. In the event that First Sierra is incapable of complying with its obligations to reacquire the contracts and the related equipment and no other party is obligated to perform or satisfy such obligations, the noteholders may be subject to delays in receiving payments and suffer loss of their investment in the notes.


              GEOGRAPHIC CONCENTRATIONS OF CONTRACTS AND THE RELATED
EQUIPMENT. As of the statistic calculation date, obligors with respect to approximately 17.96%, 10.05% and 8.29% of the contracts and the related equipment (based on the aggregate discounted contract principal balance as of the statistic calculation date and mailing addresses) were located in the States of California, Florida and Texas, respectively. To the extent adverse events or economic conditions were particularly severe in such geographic regions or in the event an obligor or group of obligors under the contracts in such geographic regions were to experience financial difficulties due to the economic conditions specific to such obligor's region, the delinquency and loss experience of the contracts could be adversely impacted with a potential for negative implications to the timing or ultimate payment of the amounts due to the noteholders. First Sierra is unable to determine and has no basis to predict, with respect to any state or region, whether any such events have occurred or may occur, or to what extent any such events may affect the contracts or the repayment of amounts due under the notes. See the "Receivables" herein. Accordingly, adverse economic conditions or other factors particularly affecting these states could adversely affect the delinquency, loss or repossession experience of the trust with respect to the contracts and the equipment.


              YEAR 2000 ISSUE. The "Year 2000" issue involves computer programs and applications that were written using two digits (instead of four) to describe the applicable year.

Failure to successfully modify such programs and applications to be Year 2000 compliant may have a material adverse impact on First Sierra. Exposure arises not only from potential consequences (for example, business interruption) of certain of First Sierra's own applications not being Year 2000 compliant, but also from non-compliance by significant counterparties with which First Sierra does business. Management has made inquiries of its major software vendors and has received assertions that the software programs from such vendors are Year 2000 compliant. First Sierra expects to complete testing of the software vendors' assertions by the first quarter of 1999.


              RISKS ASSOCIATED WITH DTC AND THE YEAR 2000. With respect to Year 2000 issues, DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.



              However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations (through which noteholders will hold their offered notes), as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has stated that it is in the process of developing such contingency plans as it deems appropriate.



              If problems associated with the Year 2000 issue were to occur with respect to DTC and the services described above, distributions to noteholders could be delayed or otherwise adversely affected.


                                THE RECEIVABLES

              The Receivables consist of the Contracts and a security interest in the Equipment.

THE EQUIPMENT

              The Equipment subject to the Contracts consists of small to medium sized equipment used in a wide variety of businesses consistent with small ticket equipment leasing. The equipment and other property underlying the Contracts may include, but is not limited to, the following: (i) computers and peripherals; (ii) computer software; (iii) medical and dental related equipment including dental operatories; (iv) medical, dental and veterinary diagnostic equipment including x-ray machines, blood analyzers, and other diagnostic equipment, (v) telecommunications, (vi) general office, (vii) automotive servicing, (viii) hospitality and food services related equipment; (ix) equipment utilized in the arbor industry; (x) machines tools; (xi) manufacturing process equipment; (xii) heavy mobile construction equipment; (xiii) copiers; and (xiv) specialty vehicles including bucket trucks, lifts, delivery vans and trucks.

THE CONTRACTS

              The Contracts consist of small ticket leases, and commercial loans and security interests in the related equipment or other property (i) acquired by First Sierra from small independent leasing companies on an on-going basis through the Private Label Program or (ii) originated directly by First Sierra through the Broker Program or the Vendor Program. See "First Sierra" herein.


              The Receivables consist of the Contracts and a security interest in the Equipment. As of the Statistic Calculation Date, the Contracts had an Aggregate Discounted Contract Principal Balance (calculated using an assumed discount rate of 6.4578% (the "Statistical Discount Rate")) of approximately $268,586,139 (the "Statistical Discounted Contract Principal Balance"). The statistical information concerning the pool of Receivables set forth herein is based upon information as of the Statistic Calculation Date and using the Statistical Discount Rate. The actual discount rate is __% (the "Discount Rate"). The Discount Rate is equal to the sum of (i) the weighted average of the Class A-1 Note Rate, the Class A-2 Note Rate, the Class A-3 Note Rate, the Class A-4 Note Rate, the Class B-1 Note Rate, the Class B-2 Note Rate and the Class B-3 Note Rate, weighted by (x) the Initial Class A-1 Note Principal Balance, the Initial Class A-2 Note Principal Balance, the Initial Class A-3 Note Principal Balance, the Initial Class A-4 Note Principal Balance, the Initial Class B-1 Note Principal Balance, the Initial Class B-2 Note Principal Balance and the Initial Class B-3 Note Principal Balance, as applicable, and (y) the expected weighted average life of each Class of Notes, as applicable, assuming a constant prepayment rate of 6%, (ii) the Servicing Fee Rate, (iii) the fees payable by the Trust and (iv) the Premium Rate. The Initial Aggregate Discounted Contract Principal Balance of the Contracts as of the Cut-Off Date calculated using the Discount Rate is $________. Between the Statistic Calculation Date and December __, 1998 (the "Closing Date") some amortization of the pool is expected to occur. In addition, certain Contracts included in the pool as of the Statistic Calculation Date may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. Moreover, certain Contracts that are not included in the pool as of the Statistic Calculation Date may be included in the final pool. While the statistical distribution of the characteristics as of the Closing Date for the final Receivables pool and calculated at the Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the Statistic Calculation Date and calculated at the assumed Discount Rate as presented in this prospectus supplement, such characteristics will not vary by more than 5% (measured by the Aggregate Discounted Contract Principal Balance).



              The "Discounted Contract Principal Balance" with respect to any Contract, on any Determination Date, is the sum of the present value of all of the remaining Scheduled Payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below; provided, however, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract repurchased by First Sierra or the Servicer pursuant to the Servicing Agreement shall be equal to zero.


              In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, on any Determination Date the Discounted Contract Principal Balance for each Contract shall be calculated assuming:

                         (i) Scheduled Payments are due on the last day of each
                             Collection Period;

                         (ii) Scheduled Payments are discounted on a monthly
                              basis using a 30-day month and a 360-day year; and

                         (iii) Scheduled Payments are discounted to the last day
                               of the Collection Period prior to the
                               Determination Date.

              The "Aggregate Discounted Contract Principal Balance" as determined from time to time is the sum of the Discounted Contract Principal Balances of all Contracts.

              All of the Contracts require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual or annual basis, in arrears or in advance. Such periodic payments are referred to herein as "Scheduled Payments."

              The Contracts have the characteristics specified in the Servicing Agreement and described herein, and the Contracts eligible to be designated as Substitute Contracts will conform to the characteristics specified in the Servicing Agreement and herein.


              The terms of the Contracts generally range from 2 to 87 months. The final scheduled payment date on the Contract with the latest maturity is December, 2005. As of the Statistic Calculation Date, all of the Contracts had
(i) original terms to maturity of the Contracts generally range from 2 months to 87 months, with a weighted average original term to maturity of approximately 53 months; and (ii) a remaining term to maturity of not less than 3 months and not more than 84 months, with a weighted average remaining term to maturity of approximately 45 months.


              References herein to percentages of Obligors refer in each case to the percentage of the Statistical Discounted Contract Principal Balance of the Contracts as of the Statistic Calculation Date.


              As of the Statistic Calculation Date, the Discounted Contract Principal Balances of the Contracts ranged from $95 to $990,154. No more than 0.50% of the Statistical Discounted Contract Principal Balance is attributable to any one Obligor, with the exception of one Obligor that makes up 0.98% of the Statistical Discounted Contract Principal Balance, and the average Discounted Contract Principal Balance is approximately $15,272.



              The Servicer is permitted to allow an Obligor to prepay a Contract in an amount not less than the related Prepayment Amount. In addition, in the event that an Obligor requests an upgrade or trade-in of Equipment, the Servicer may remove such Equipment and related Contract from the Trust Assets, but only upon payment of an amount equal to the sum of (i) the Discounted Contract Principal Balance as of the first day of the Collection Period preceding such removal, (ii) one month's interest thereon at the Discount Rate, (iii) any Scheduled Payments due and outstanding under such Contract that have not been paid by the Obligor and (iv) any Final Contract Payment due or to become due under the Contract (collectively, the "Repurchase Amount").


SUBSTITUTIONS AND MODIFICATIONS


              First Sierra may, with the consent of the Note Insurer, substitute one or more Contracts and transfer a security interest in the related Equipment for and replace one or more Contracts and terminate the security interest in the related Equipment that (i) becomes a Defaulted Contract, a delinquent contract, a Prepayment or an Early Termination Contract or (ii) Contracts as to which a Warranty Event or Casualty Loss has occurred.


              Each Substitute Contract shall be a Contract which satisfies certain representations and warranties set forth in the Servicing Agreement (a "Substitute Contract") as of the related Substitute Contract Cut-Off Date. In addition, the following conditions must be satisfied:


                        (i) on a cumulative basis from the Cut-Off Date, the sum of the Discounted Contract Principal Balance (as of the related Substitute Contract Cut-Off Date) of such Substitute Contracts (excluding Substitute Contracts substituted for Prepayment or for Early

Termination Contracts) does not exceed 10% of the Initial Aggregate Discounted Contract Principal Balance of all Contracts as of the Cut-Off Date;


                        (ii) as of the related Substitute Contract Cut-Off Date, the Substitute Contracts then being transferred have a Discounted Contract Principal Balance that is not less than the Discounted Contract Principal Balance of the Contracts being replaced; and

                        (iii) no substitution shall be permitted if, as a result thereof, (X) the sum of the Scheduled Payments on all Contracts due in any Collection Period thereafter would be less than or increase the amount by which it is less than (Y) the sum of the Scheduled Payments which would otherwise be due in such Collection Period.

              The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders or the Note Insurer. However, the Servicer will covenant in the Servicing Agreement that (i) it will not forgive any payment of rent, principal or interest, (ii) unless an Obligor is in default, it will not permit any modification with respect to a Contract which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Contract except as necessary to effect recovery under Defaulted Contracts; provided, however, that no change in the final maturity date of any Contract shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Contract then held by the Trust, and (iii) the Servicer may accept Prepayment in part or in full; provided, further, that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Obligor and (y) such partial Prepayment will not reduce the Discounted Contract Principal Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate, accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Contract Principal Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to accurately recalculate the Discounted Contract Principal Balance, and the allocation of Scheduled Payments to principal and interest.

              Pursuant to the Servicing Agreement, the Servicer will manage, administer, service and make collections on the Contracts, in accordance with the terms of the Servicing Agreement, the Contracts, the Servicer's current credit and collection policies and applicable law and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers leases of similar credit quality for itself or others, if any, giving due consideration to customary and usual standards of practice of prudent institutional small ticket equipment finance lease servicers and, in each case, taking into account its other obligations under the Servicing Agreement (collectively, the "Servicing Standard"). The Servicer shall use commercially reasonable best efforts consistent with the Servicing Standard and its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any Equipment that it has reasonably determined should be repossessed or otherwise converted following a default under the Contract, remarket, either through sale or re-lease, the Equipment upon the expiration of the term of the related Contract and act as sales and processing agent for Equipment which it repossesses. The Servicer shall follow such practices and procedures as are consistent with the Servicing Standard and as it shall deem necessary or advisable and as shall be customary and usual in its servicing of equipment leases and other actions by the Servicer in order to realize upon such a Contract, which may include reasonable efforts to enforce any recourse obligations of Obligors and repossessing and selling the Equipment at public or private sale. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not be required to expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the proceeds and recoveries on such Equipment by an amount greater than the amount of such expenses.


              Following is certain statistical information relating to the Receivables pool, calculated as of the Statistic Calculation Date and assuming a Statistical Discount Rate of 6.4578%. Certain columns may not total 100% due to rounding.


     DISTRIBUTION OF THE CONTRACTS BY DISCOUNTED CONTRACT PRINCIPAL BALANCE


                                                                Percentage of
                                           Statistical           Statistical
  Discounted Contract     Number of    Discounted Contract   Discounted Contract
   Principal Balance      Contracts     Principal Balance     Principal Balance
-----------------------   ---------     -----------------     -----------------
Greater    Less Than or
  Than       Equal to
  ----       --------
$      1    $    5,000       9,779        $ 14,615,828               5.44%
   5,000        10,000       1,562          11,489,729               4.27
  10,000        15,000       1,320          16,515,637               6.14
  15,000        20,000       1,078          18,640,255               6.93
  20,000        25,000         773          17,200,805               6.40
  25,000        30,000         553          15,154,383               5.64
  30,000        35,000         479          15,581,008               5.80
  35,000        40,000         319          11,962,447               4.45
  40,000        45,000         272          11,528,448               4.29
  45,000        50,000         218          10,345,202               3.85
  50,000        55,000         195          10,207,718               3.80
  55,000        60,000         157           9,017,656               3.35
  60,000        65,000         111           6,938,545               2.58
  65,000        70,000          96           6,457,901               2.40
  70,000        75,000          87           6,306,550               2.35
  75,000        80,000          68           5,254,783               1.95
  80,000        85,000          69           5,700,862               2.12
  85,000        90,000          38           3,339,655               1.24
  90,000        95,000          35           3,236,404               1.20
  95,000       100,000          35           3,413,820               1.27
 100,000       150,000         178          21,591,809               8.03
 150,000       200,000         101          17,557,286               6.53
 200,000       250,000          36           7,846,883               2.92
 250,000       300,000          15           4,055,732               1.51
 300,000       350,000          12           3,888,065               1.45
 350,000       400,000           5           1,894,368               0.70
 400,000       450,000           2             851,154               0.32
 450,000       500,000           1             472,743               0.18
 500,000       600,000           5           2,655,392               0.99
 600,000       750,000           1             607,065               0.23
 800,000       900,000           3           2,632,334               0.98
 900,000     1,000,000           2           1,895,673               0.71
--------------------------------------------------------------------------------
Total..................     17,605        $268,856,139             100.00%
================================================================================

       DISTRIBUTION OF THE CONTRACTS BY DEFINED OBLIGOR INDUSTRY (TOP 20)



                                                               Statistical         Percentage of
                                                 Number        Discounted           Statistical
                                                   of           Contract        Discounted Contract
                Industry Type                   Contracts   Principal Balance    Principal Balance
                -------------                   ---------   -----------------   -------------------
Health Services                                     849       $ 44,793,145             16.66%
Auto Dealers and Gasoline Service Stations        1,205         22,644,809              8.42
Business Services                                 1,189         20,264,888              7.54
Agricultural Services                               510         20,123,596              7.48
Miscellaneous Retail                              4,936         16,146,540              6.01
Eating and Drinking Places                          628         13,506,577              5.02
Auto Repair, Services and Parking                   799          9,840,993              3.66
Special Trade Contractors                           294          7,390,676              2.75
Trucking and Warehousing                            244          7,312,810              2.72
Amusement and Recreation Services                   226          6,607,858              2.46
Food Stores                                         597          6,599,457              2.45
Industrial Machinery and Equipment                  241          5,757,760              2.14
Hotels and Lodging Places                           213          4,672,357              1.74
Durable Goods                                       202          4,333,809              1.61
Personal Services                                   317          4,159,975              1.55
Printing and Publishing                             160          4,137,387              1.54
General Building Contractors                        111          3,515,963              1.31
Miscellaneous Manufacturing Industries              133          3,342,854              1.24
Engineering and Management Services                 131          3,145,669              1.17
Heavy Construction except Building                   78          3,022,555              1.12
---------------------------------------------------------------------------------------------------
Total (Top 20 Defined Industries)                13,063       $211,319,678             78.60%
---------------------------------------------------------------------------------------------------
All Others (including not defined)                4,542       $ 57,536,461             21.40%
---------------------------------------------------------------------------------------------------
Total                                            17,605       $268,856,139            100.00%
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

            DISTRIBUTION OF THE CONTRACTS BY OBLIGOR BILLING ADDRESS


                                                 Statistical             Percentage of
                                 Number of   Discounted Contract     Statistical Discounted
             State               Contracts    Principal Balance    Contract Principal Balance
             -----               ---------   -------------------   --------------------------
Alabama                              303         $ 3,757,955                   1.40%
Alaska                                25             454,079                   0.17
Arizona                              324           4,675,841                   1.74
Arkansas                             174           1,905,152                   0.71
California                         2,303          48,279,666                  17.96
Colorado                             186           3,555,656                   1.32
Connecticut                          294           2,631,087                   0.98
Delaware                              45           1,003,639                   0.37
District of Columbia                  81           1,066,144                   0.40
Florida                            1,617          27,012,602                  10.05
Georgia                              743          10,925,365                   4.06
Hawaii                                90             715,413                   0.27
Idaho                                 99           1,504,667                   0.56
Illinois                             336           6,560,264                   2.44
Indiana                              181           3,738,136                   1.39
Iowa                                  55           1,243,440                   0.46
Kansas                               118           1,661,308                   0.62
Kentucky                              97           2,512,213                   0.93
Louisiana                            333           2,520,926                   0.94
Maine                                 43             817,632                   0.30
Maryland                             462           5,094,879                   1.90
Massachusetts                        364           5,748,809                   2.14
Michigan                             705           6,654,841                   2.48
Minnesota                             85           2,035,082                   0.76
Mississippi                          176           1,550,026                   0.58
Missouri                             378           4,599,039                   1.71
Montana                               50             895,853                   0.33
Nebraska                              53           1,045,600                   0.39
Nevada                               140           3,428,656                   1.28
New Hampshire                         69             973,568                   0.36
New Jersey                           647          11,267,125                   4.19
New Mexico                            78             944,267                   0.35
New York                           1,242          15,149,377                   5.63
North Carolina                       444           6,021,134                   2.24
North Dakota                          12             366,714                   0.14
Ohio                                 310           5,753,458                   2.14
Oklahoma                             134           1,825,005                   0.68
Oregon                               180           4,619,265                   1.72
Pennsylvania                         562          10,066,564                   3.74
Rhode Island                          99             478,666                   0.18
South Carolina                       245           3,406,871                   1.27
South Dakota                          13             209,563                   0.08
Tennessee                            579           4,222,723                   1.57
Texas                              1,678          22,283,573                   8.29
Utah                                  77           2,026,596                   0.75
Vermont                               35             916,552                   0.34
Virginia                             677           6,079,793                   2.26


                                                        (Continued on next page)

(Continued from previous page)


                                                        Statistical             Percentage of
                                        Number of   Discounted Contract     Statistical Discounted
                State                   Contracts    Principal Balance    Contract Principal Balance
                -----                   ---------   -------------------   --------------------------
Washington                                  490          10,905,864                   4.06
West Virginia                                67           1,046,096                   0.39
Wisconsin                                    88           2,285,015                   0.85
Wyoming                                      19             414,380                   0.15
----------------------------------------------------------------------------------------------------
  Total...............................   17,605        $268,856,139                 100.00%
====================================================================================================


          DISTRIBUTION OF THE CONTRACTS BY REMAINING TERM TO MATURITY
--------------------------------------------------------------------------------


Remaining Term
in Months
---------------------------------------------------------------------------      Percentage of
                                                            Statistical           Statistical
    Greater       Less Than              Number         Discounted Contract   Discounted Contract
     Than        or Equal to          of Contracts       Principal Balance     Principal Balance
    -------      -----------          ------------      -------------------   -------------------
       1              12                    528            $  3,812,553               1.42%
      12              24                  1,735              20,910,858               7.78
      24              36                  9,793              65,165,620              24.24
      36              48                  3,116              56,229,545              20.91
      48              60                  2,163              85,942,414              31.97
      60              72                    179              19,614,959               7.30
      72              84                     89              17,160,942               6.38
      84              96                      2                  19,248               0.01
-------------------------------------------------------------------------------------------------
  Total.........................         17,605            $268,856,139             100.00%
=================================================================================================


           DISTRIBUTION OF THE CONTRACTS BY ORIGINAL TERM TO MATURITY
--------------------------------------------------------------------------------


    Original Term in Months
--------------------------------------------------------------------------------      Percentage of
                                                                Statistical            Statistical
    Greater        Less Than                Number          Discounted Contract    Discounted Contract
     Than         or Equal to            of Contracts        Principal Balance      Principal Balance
    -------       -----------            ------------       -------------------    -------------------
       1               12                      138              $  2,942,106                1.09%
      12               24                      852                 7,870,460                2.93
      24               36                    3,511                57,808,676               21.50
      36               48                    9,651                47,881,633               17.81
      48               60                    3,016               103,029,166               38.32
      60               72                      328                29,322,360               10.91
      72               84                      103                18,549,788                6.90
      84               96                        6                 1,451,949                0.54
-------------------------------------------------------------------------------------------------------
  Total...........................          17,605              $268,856,139              100.00%
=======================================================================================================

                                  THE SELLERS


              Certain affiliates and certain trusts sponsored by the Originator or its affiliates, including investors related thereto (the "Sellers") will transfer the Receivables to the Trust pursuant to the Receivables Transfer Agreement, dated as of December 1, 1998, among First Sierra, First Sierra Receivables III, Inc., Prudential Securities Credit Corporation, First Union National Bank, Variable Funding Capital Corporation, Bankers Trust Company and the Trust.


              The Sellers will warrant to the Trust in the Receivables Transfer Agreement that the transfer of the related Receivables to the Trust is a valid transfer of the Receivables to the Trust. In addition, the Sellers and the Trust will treat the transactions described herein as an absolute conveyance of the Receivables to the Trust, and the Trust will take all actions that are required to perfect the Trust's ownership interest in the Receivables. Notwithstanding the foregoing, if First Sierra were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of the Receivables to the Trust should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Trust could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Trust is recharacterized as a pledge, then a tax or government lien on the property of First Sierra arising before the transfer of Receivables to the Trust may have priority over the Trust's interest in such Receivables. If the transfer of Receivables to the Trust is treated as a sale, the Receivables would not be part of First Sierra's bankruptcy estate and would not be available to First Sierra's creditors.

                                  FIRST SIERRA

              For a discussion regarding First Sierra Financial Inc. ("First Sierra") and its origination programs and underwriting guidelines, see "FIRST SIERRA" in the Prospectus.

                                  THE SERVICER


              First Sierra Financial, Inc., a Delaware corporation (in its separate capacity as Servicer, the "Servicer"), was founded in June 1994. Its principal office is located at 600 Travis Street, Suite 7050, Houston, Texas 77002. Since its incorporation through June 30, 1998, First Sierra has acquired over $1 billion of contracts for equipment and other property. First Sierra, is a publicly traded company and its common stock is listed on the Nasdaq National Market System under the symbol "FSFH."


              As of June 30, 1998, First Sierra had 376 full time employees, of which 75 were engaged in credit and collection activities, 150 were engaged in servicing and general administration activities and 151 were engaged in marketing activities.

DELINQUENCY AND LOSS EXPERIENCE

              The tables set forth below present certain information regarding the delinquency and loss experience of the Servicer's portfolio of contracts for equipment and other property for the periods indicated. There can be no assurance that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the Contracts. Through June 30, 1998, the Servicer had incurred net charge-offs of $________.

                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                FOR THE
                               YEAR ENDED          FOR THE YEAR ENDED               FOR THE YEAR ENDED
                              DECEMBER 31,         DECEMBER 31, 1996                DECEMBER 31, 1997
                                  1995       ------------------------------   ------------------------------
                              ------------   PRIVATE    BROKER/               PRIVATE    BROKER/
                                TOTAL(1)      LABEL      VENDOR     TOTAL      LABEL      VENDOR     TOTAL
                              ------------------------------------------------------------------------------
Gross Remaining Contract
 Receivable                     $83,687      $244,049   $ 13,185   $257,234   $422,290   $189,068   $611,358
31-60 days past due               2.53%         2.46%      1.25%      2.40%      1.86%      1.90%      1.87%
61-90 days past due               0.45%         0.81%      0.21%      0.78%      0.60%      0.50%      0.57%
Over 90 days past due             0.08%         0.35%      0.00%      0.33%      0.38%      0.36%      0.37%
Total                             3.06%         3.62%      1.46%      3.51%      2.84%      2.76%      2.81%
------------------------------------------------------------------------------------------------------------


                                   FOR THE NINE MONTHS
                                 ENDED SEPTEMBER 30, 1998
                              ------------------------------
                              PRIVATE    BROKER/
                               LABEL      VENDOR     TOTAL
                              ------------------------------
Gross Remaining Contract
 Receivable                   $538,278   $398,039   $936,317
31-60 days past due              1.50%      1.26%      1.40%
61-90 days past due              0.39%      0.57%      0.47%
Over 90 days past due            0.37%      1.00%      0.63%
Total                            2.26%      2.83%      2.50%
----------------------------


                                LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)


                                                     FOR THE             FOR THE
                               FOR THE             YEAR ENDED           YEAR ENDED
                              YEAR ENDED          DECEMBER 31,         DECEMBER 31,        FOR THE NINE MONTHS
                         DECEMBER 31, 1995(1)        1996(1)               1997          ENDED SEPTEMBER 30, 1998
                         --------------------   -----------------   ------------------   ------------------------
  Average servicing
    portfolio                  $30,561              $124,592             $260,011                $612,271
  Net losses
    Private Label
    Programs                   $     0              $     25             $    222                $    296
    Broker/Vendor
    Programs...                $     0              $      0             $    362                $  1,925
  Percentage of
    average servicing
    portfolio                    0.00%                 0.02%                0.18%                   0.36%


   ------------------------------------


   (1) First Sierra did not establish its Broker/Vendor Programs until July, 1996.



              The tables above include delinquency and loss experiences for the Servicer's overall contract portfolio. Delinquency statistics have declined over the reported periods due to continued generally favorable economic conditions and consistent application of credit underwriting standards. The overall net loss performance has increased in total dollar amount due to the increase in the total number of leases acquired and the maturation of earlier acquired leases.

              While the above delinquency and loss experiences are typical of the Servicer's experiences at the date for the periods indicated, there can be no assurance that the delinquency and loss experiences on the Contracts will be similar. Accordingly, the information should not be considered to reflect the credit quality of the Contracts included in the Trust, or as a basis of assessing the likelihood, amount or severity of losses on the Contracts. The Contracts, in general, are likely to have characteristics which distinguish them from the majority of the contracts in the Servicer's servicing portfolio.

COLLECTION POLICIES

              For a discussion of the Servicer's collection policies, see "THE SERVICER -- Collection Policies" in the Prospectus.

                               LEGAL PROCEEDINGS


              As of the date of this prospectus supplement, First Sierra is involved in various lawsuits arising in the ordinary course of its business. In the opinion of management of First Sierra, the outcome of these matters will not have a material adverse effect on the financial condition or results of operations of First Sierra.


                             FORMATION OF THE TRUST

GENERAL


              First Sierra Equipment Contract Trust 1998-1 (the "Trust") is a common law trust formed in accordance with the laws of the State of Delaware, pursuant to the Trust Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. Upon formation, the Trust will not engage in any business activity other than (i) acquiring, holding and pledging the Receivables, (ii) issuing the Notes and the Trust Certificate and
(iii) distributing payments thereon. As described under "Description of the Notes -- Servicing Compensation and Payment of Expenses," a portion of the monthly collections with respect to the Contracts will be paid to the Servicer as servicing compensation and to the Note Insurer and the Indenture Trustee as fees. All other expenses of the Trust will be paid as provided in the Trust Agreement.


THE OWNER TRUSTEE


              First Union Trust Company, National Association, (the "Owner Trustee") under the Trust Agreement, is a national banking association, the principal offices of which are located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's duties in connection with the issuance and sale of the Trust Certificate and the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement.


THE INDENTURE TRUSTEE


              Bankers Trust Company (the "Indenture Trustee") is the Indenture Trustee under the Indenture. Bankers Trust Company is a New York banking corporation, the principal offices of which are located at Four Albany Street, New York, New York 10006. The Indenture Trustee's duties in connection with the Notes is limited solely to its express obligations under the Indenture and the Servicing Agreement.

THE TRUST ASSETS


              The Trust Assets will consist of a security interest in the Equipment, the Contracts and any Scheduled Payments, Final Scheduled Payments and Defaulted Contract Recoveries to be made by Obligors (but not including any payments due on or prior to the Cut-Off Date); any guaranties of an Obligor's obligations under a Contract; with respect to any Contract, copies of the Contract, any UCC financing statement and other original documents related to the Contract, the application of the related Obligor, documentation evidencing the information with respect to such Contract input into the computerized electronic contract management system maintained by the Servicer for all Contracts and other agreements similar to the Contracts, and any other information required by the Note Insurer or the Servicer pursuant to its customary policies and procedures (the "Contract Files"); the insurance policies maintained by the Obligors with respect to the Equipment (the "Insurance Policies") and the proceeds of such Insurance Policies; any rights of the Trust under the Receivables Transfer Agreement (including the right to instruct First Sierra to exercise any unassignable rights of enforcement under the Contracts and any guaranties thereof); funds from time to time deposited in the Collection Account; and any and all income and proceeds of the foregoing. The Trust Assets will not include any security deposits received by the Servicer with respect to the Contracts. Because the Trust does not have any operating history and will not engage in any business activity other than owning the Trust Assets, issuing the Notes and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

              As of the date of this prospectus supplement, the Trust has not had an operating history. The net proceeds of the sale of the Offered Notes will be employed to purchase the Contracts. The Trust was formed for the limited purposes of (i) the purchase of equipment contracts from First Sierra and its affiliates, (ii) the issuance of notes collateralized by its assets and (iii) engaging in acts incidental, necessary or convenient to the foregoing.

                            DESCRIPTION OF THE NOTES

              The Notes will be issued pursuant to the Indenture to be entered into by the Servicer, the Trust and the Indenture Trustee. The Servicer will provide a copy of the Indenture to subsequent Noteholders without charge on written request addressed to it at 600 Travis Street, Suite 7050, Houston, Texas 77002.

              The following summary describes material terms of the Receivables Transfer Agreement and the Indenture. The summary does not purport to be complete. Wherever provisions of the Receivables Transfer Agreement and the Indenture are referred to, such provisions are hereby incorporated herein by reference.

GENERAL

              The obligations evidenced by the Notes are recourse to the assets of the Trust only and are not recourse to the Depositor, First Sierra, the Servicer, the Indenture Trustee or any other Person.


              The Trust will agree in the Indenture and in the respective Offered Notes to pay to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders (i) an amount of principal equal to the Initial Note Principal Balance thereof and (ii) Note Interest thereof, in each case, at the times, from the sources and on the terms and conditions set forth in the Indenture and in the respective Offered Notes.



              The ____% Class A-1 Equipment Contract Backed Notes (the "Class A-1 Notes") in the initial principal amount of $________, the ____% Class A-2 Equipment Contract Backed Notes (the "Class A-2 Notes") in the initial principal amount of $________, the ____% Class A-3 Equipment Contract Backed Notes (the "Class A-3 Notes") in the initial principal amount of $________, the ____% Class A-4 Equipment Contract Backed Notes (the "Class A-4 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "Class A Notes" or the "Offered Notes")in the initial principal amount of $________, which Offered Notes aggregate $________ in initial principal amount (the "Initial Class A Note Principal Balance"), will each be issued pursuant to the Indenture. The Initial Class A Note Principal Balance to be issued hereunder is equal to approximately ____% (the "Class A Percentage") of the Initial Aggregate Discounted Contract Principal Balance of the Contracts. Each Class of Offered Notes will initially be issued in book-entry form only through The Depository Trust Company in minimum denominations of $1,000 and integral multiples thereof. Payments on the Offered Notes are required to be made by the Indenture Trustee on each Payment Date.



              The first Payment Date for distributions to the Offered Noteholders will be January 12, 1998. Payments are required to be made by the Indenture Trustee, by check mailed or, if requested by the Noteholder, by wire transfer of immediately available funds, to Noteholders entitled thereto at the address appearing on the certificate register on the Record Date, which, for so long as the Offered Notes are in book-entry form through The Depository Trust Company, will be Cede & Co.

              In addition to the Offered Notes, the Trust will also issue four classes of subordinate securities, the ____% Class B-1 Equipment Contract Backed Notes (the "Class B-1 Notes"), the ____% Class B-2 Equipment Contract Backed Notes (the "Class B-2 Notes"), the ____% Class B-3 Equipment Contract Backed Notes (the "Class B-3 Notes" and, collectively with the Class B-1 Notes and the Class B-2 Notes, the "Subordinate Notes" and the Subordinate Notes, collectively with the Offered Notes, the "Notes") and the Trust Certificate (the "Trust Certificate," together with the Subordinate Notes, the "Subordinate Securities," and collectively with the Subordinate Notes and the Class A Notes, the "Securities").

              The Subordinate Notes and the Trust Certificate are not offered hereby, and will be issued initially to the Residual Holder. The Residual Holder expects that some of the Subordinate Notes will be privately placed with one or more qualified institutional investors. The Residual Holder will be required to retain the Trust Certificate.

              One hundred percent of the Class A Insured Distribution Amount due to the Class A Noteholders on each Payment Date is insured by the Note Insurer under the Note Insurance Policy. See "The Note Insurance Policy and the Note Insurer."

CONVEYANCE OF RECEIVABLES


              On the Closing Date, the Trust will acquire from the Sellers all the right, title, and interest of the Sellers in and to (a) any security interest of the Sellers in any of the Equipment that is not owned by the Sellers; (b) the Contracts, including, without limitation, all Scheduled Payments, Defaulted Contract Recoveries and any other payments due or made with respect to the Contracts after the Cut-Off Date relating to such Contracts; (c) any guarantees of an Obligor's obligations under a Contract; (d) all other documents in the Contract Files relating to the Contracts, including, without limitation, any UCC financing statements related to the Contracts or the Equipment; (e) any Insurance Policies and Insurance Proceeds with respect to the Contracts; (f) all amounts on deposit in the Collection Account; and (g) any and all income and proceeds of any of the foregoing; provided, however, that the transfer shall not include the Initial Unpaid Amounts relating thereto (collectively, the "Receivables").



              The Indenture Trustee will have possession of the Contracts and the Contract Files, and the Servicer will retain copies of any other documents which relate to the Receivables, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Receivable. Prior to transfer of the Receivables to the Trust, the Servicer will cause its electronic ledger to be marked to show that such Contracts have been transferred from the Sellers to the Trust, and the Sellers and the Trust will each file UCC financing statements reflecting the transfer and assignment of the Receivables in certain jurisdictions, as required by the Receivables Transfer Agreement and the Servicing Agreement. See "Certain Legal Aspects of the Receivables" in the prospectus.

REPRESENTATIONS AND WARRANTIES OF FIRST SIERRA

              First Sierra, as Originator or as Servicer, as the case may be, will make certain warranties in the Servicing Agreement (as of the Closing Date with respect to the Contracts and, with respect to a Substitute Contract, as of the date on which the Trust acquires such Substitute Contract (each, a "Transfer Date"), the benefits of which will be assigned to the Trust and then to the Indenture Trustee, including that:

-> no provision of any Contract has been waived, altered or modified in any respect, except by instrument or documents contained in its Contract File and identified by First Sierra and no modification or amendment of any Contract would individually or in the aggregate materially and adversely affect the Indenture Trustee's rights thereunder or has reduced the amount of any Scheduled Payment (or the aggregate Scheduled Payments) owing thereunder or extended the expiration date thereof;

-> each Contract is a valid and binding payment obligation of the related
   Obligor and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies) and is in full force and effect;

-> each Contract contains a "hell or high water" clause under which the Obligor's obligations are non-cancelable and unconditional and not subject to any right of set-off, defense, abatement, counterclaim, reduction or recoupment;

-> no Contract is or will be subject to rights of rescission, set-off, counterclaim or defense, and each Contract provides for acceleration of the Scheduled Payments upon default by the Obligor;

-> the Contracts, at the time they were made, did not violate the laws of any applicable state or of the United States, including, without limitation, usury, truth-in-lending and equal credit opportunities laws applicable to such Contract;

-> no Contract permits the prepayment or early termination thereof at the option of the Obligor for an amount that is less than the Prepayment Amount related to such Contract;

-> no Contract provides for the substitution, addition or exchange of any item of Equipment which would result in any reduction of payments due under such Contract;

-> all of the Contracts require the Obligor to maintain the Equipment in good working order, to bear all the costs of operating the Equipment, including taxes and insurance relating thereto;

-> the Contract provides for periodic Scheduled Payments, which are principally due and payable on a monthly, quarterly, semi-annual, or annual basis;

-> in an event of a Casualty Loss, such Contract requires the Obligor, at the Obligor's expense, to (a) replace the Equipment with like equipment in good repair, or (b) pay the sum of all unpaid rent and other payments due under the Contract, all accelerated future payments due under the Contract (discounted to present value payoff amount) and the booked residual value of the Equipment;

-> under the terms of the Contract the Obligor may not elect to utilize its security deposit to offset any Scheduled Payment;

-> if obtained during the original approval, the Contracts provide a personal guarantee of the Obligor;

-> all of the Contracts originated by a Source permit the Source to accelerate
   Scheduled Payments if an Obligor is in default under the Contract;

-> all the Contracts meet the Originator's credit and collections policies and procedures;

-> each Source has entered into valid sale and assignment of each Contract originated by such Source;

-> each Contract conveyed includes only the remaining, in the event the Contract does not include all original Scheduled Payments under the Contract, non-cancelable Scheduled Payments (provided that such remaining Scheduled Payments do not exceed an amount greater than 84);


-> the right, title and interest of the Originator or its affiliates in and to each Contract and the security interest of the Originator or its affiliates in the related Equipment have not been sold, transferred, assigned or pledged by such entities to any other Person (or any such pledge has been released as evidenced by releases of collateral) and at the time of the conveyance of such Contract to the Trust, the Trust will be the sole owner of such Contract and the rights thereunder in and to the related Equipment and will have good and marketable title to each Contract and will have the power to convey such Contract and assign its security interest in the related Equipment free and clear of any liens;


-> as of the Closing Date, all action required by the Receivables Transfer
   Agreement and the Servicing Agreement shall have been taken by the Originator or its affiliates to convey all of its right, title and interest in and to the Contracts and the related Equipment to the Trust;

-> all filings (including UCC filings) necessary to evidence the conveyance of the Contracts to the Trust and to perfect the first perfected priority security interest of the Indenture Trustee in the Contracts and the Originator's interest in related Equipment in accordance with the filing requirements of the Receivables Transfer Agreement and the Servicing Agreement have been made in all appropriate jurisdictions and are in full force and effect;

-> as of the Cut-Off Date, no Obligor will have been released, in whole or in part, from any of its obligations in respect of any such Contract; no such Contract will have been satisfied, canceled, extended or subordinated, in whole or in part, or rescinded, and no Equipment covered by any such Contract will have been released from such Contract, in whole or in part, nor will any instrument have been executed that would effect any such satisfaction, release, cancellation, subordination or rescission; and


-> as of the initial Cut-Off Date (in each case calculated using the statistical discount rate of 6.4578%), no one Obligor is the Obligor under Contracts for which the sum of the Statistical Discounted Contract Principal Balances exceeds $2,632,334, no more than $9,381,022 of the Statistical Discounted Contract Principal Balance is attributable to any 10 Obligors and the average original cost (based on GAAP) of the Equipment subject to the Contracts shall not exceed $100,000.


              First Sierra will make similar representations and warranties with respect to Substitute Contracts as of the date of the related transfer of such Substitute Contracts. Such representations and warranties will survive the transfer of the Substitute Contracts to the Trust.

              Under the terms of the Servicing Agreement, First Sierra will be obligated to accept the reconveyance of any Receivables and deposit the Repurchase Amount on or before the end of the calendar month following the month of its discovery or receipt of notice of a breach of a representation or warranty that materially adversely affects such item of Receivables, which breach has not been cured or waived in all material respects. This obligation to accept the reconveyance of the Receivables and remit the Repurchase Amount will constitute the sole remedy against First Sierra available to the Depositor, the Trust, the Indenture Trustee and the Noteholders for a breach of a representation or warranty made by First Sierra with respect to the required characteristics of the Receivables.

INDEMNIFICATION


              The Servicing Agreement will provide that the Servicer will defend and indemnify the Depositor, First Sierra, the Indenture Trustee, the Owner Trustee, the Trust, the Note Insurer and the Noteholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from (i) the use, repossession or operation by the Servicer or any affiliate thereof of any Equipment and (ii) (A) the failure of the Servicer to perform its duties under the Servicing Agreement or (B) in the case of the Indenture Trustee or the Owner Trustee, the performance of their respective duties, except to the extent that such cost, expense, loss, damage, claim or liability resulted from the Indenture Trustee's or the Owner Trustee's respective gross negligence or willful misconduct. First Sierra's obligations, as Servicer, to indemnify the Depositor, the Note Insurer, the Indenture Trustee, the Trust and the Noteholders for acts or omissions of First Sierra as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer. Such indemnification does not extend to indirect, incidental, special or consequential damages.


THE ACCOUNTS

              The Servicer is required to establish and maintain in accordance with the Servicing Agreement two accounts: the Lockbox Account and the Collection Account. The Collection Account is to be held by the Indenture Trustee in the name of the Trust and for the benefit of Noteholders and the Note Insurer. The Collection Account will be one or more segregated trust accounts. The Lockbox Account will be a demand deposit account maintained at Chase Bank of Texas, N.A. (the "Lockbox Bank").

              "Advance Payments" are amounts paid by an Obligor during a Collection Period with respect to amounts due from such Obligor in subsequent Collection Periods. Advance Payments will be retained in the Lockbox Account until the Determination Date relating to the Collection Period in which such Advance Payment (or portion thereof) is due in accordance with the provisions of the related Contract.

              The Servicing Agreement permits the Servicer to direct the investment of amounts in the Collection Account in certain eligible investments that mature not later than the Business Day prior to the next succeeding Payment Date. Generally, the Residual Holder shall be entitled to any income from such investments.

SERVICER ADVANCES


              In the event that any Obligor fails to remit the full Scheduled Payment due from it with respect to a Collection Period by the Determination Date related to such Collection Period, the Servicer may make an advance from its own funds of an amount equal to such unpaid Scheduled Payment (a "Servicer Advance") if the Servicer, in its sole discretion, determines that eventual repayment of such Servicer Advance is likely from collections from or on behalf of the related Obligor. The Servicing Agreement provides for the reimbursement of the Servicer for such Servicer Advances from first, Excluded Amounts and second, to the extent not reimbursed from

Excluded Amounts, funds available for distribution in the Collection Account on each subsequent Payment Date before the required payments to Noteholders have been paid as set forth below in "Flow of Funds." If at any time First Sierra or an affiliate is no longer the Servicer, no Servicer Advances will be required. The Servicing Agreement shall provide that, in the event that the Servicer determines that any Servicer Advances previously made are not recoverable from the related Obligor, or any Delinquent Contracts for which the Servicer has made a Servicer Advance in respect thereof become Defaulted Contracts, the Indenture Trustee shall draw on the Collection Account to repay such Servicer Advances in accordance with the provisions of the Indenture.

FLOW OF FUNDS


              On each Determination Date, the Servicer is required to deliver to the Indenture Trustee, the Note Insurer and each Rating Agency a certificate (the "Monthly Statement") setting forth the information needed to make payments on the upcoming Payment Date.


              See "Subordination Provisions" in the Summary of Terms to this prospectus supplement for a description of the operation and effect of the "Flow of Funds" mechanics with respect to the various classes of Notes.

              On each Payment Date, the Indenture Trustee will be required to make the following payments from the Available Funds then on deposit in the Collection Account, in the following order of priority (to the extent funds are available therefor):

                        (i) to the Servicer, any unreimbursed Servicer Advances (other than Servicer Advances for the related Collection Period);

                        (ii) to the Servicer, the Servicer Fee then due, together with any accrued and unpaid Servicer Fees from prior Collection Periods;

                        (iii) to the Servicer, Servicing Charges, if any, deposited in the Collection Account;


                        (iv) to the Note Insurer, the Premium Amount then due, together with any accrued and unpaid Premium Amounts from prior Collection Periods;


                        (v) to the Indenture Trustee, the Indenture Trustee Fees then due, together with any Indenture Trustee Fees from prior Collection Periods;

                        (vi) to the Indenture Trustee, the Indenture Trustee Expenses then due, together with any Indenture Trustee Expenses from prior Collection Periods;


                        (vii) to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders and the Class A-4 Noteholders, the related Note Interest thereon, pari passu based on the interest due on each class of Notes;



                        (viii) to the Class B-1 Noteholders, the related Note Interest thereon for the related Collection Period (to the extent the disbursement of such Note Interest will not result in an Available Funds Shortfall);



                        (ix) to the Class B-2 Noteholders, the related Note Interest thereon for the related Collection Period (to the extent the disbursement of such Note Interest will not result in an Available Funds Shortfall);



                        (x) to the Class B-3 Noteholders, the related Note Interest thereon for the related Collection Period (to the extent the disbursement of such Note Interest will not result in an Available Funds Shortfall);


                        (xi) until the Class A Note Principal Balance has been reduced to zero, to the Class A Noteholders, the sum of (a) the Base Principal Distribution Amount for Class A for such Payment Date, and (b) any Overdue Principal for Class A, such amount to be applied sequentially, with 100% of such amount being applied to reduce the applicable Note Principal Balance of the Class A Notes then outstanding and having the lowest numerical designation (e.g., first to the Class A-1 Notes) to zero before any principal payment is made to the next Class;


                        (xii) to the Note Insurer, the unpaid Reimbursement Amount, if any;



                        (xiii) until the Note Principal Balance of the Class B-1 Notes has been reduced to zero, to the Class B-1 Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Base Principal Distribution Amount for Class B-1 for such Payment Date, and (b) any Overdue Principal for Class B-1; provided, however, that if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Class B-1 Noteholders under this clause (xiii), shall instead be paid to the Class A Noteholders during such time as a Restricting Event is continuing as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce the Class A Note Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xi) above);


                        (xiv) until the Note Principal Balance thereof has been reduced to zero, to the Class B-2 Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Base Principal Distribution Amount for Class B-2 for such Payment Date, and (b) any Overdue Principal for Class B-2; provided, however, that if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Class B-2 Noteholders under this clause (xiv), shall instead be paid
     (x) to Class A Noteholders as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce the Class A Note Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xi) above), and (y) then to the Class B-1 Noteholders as an additional reduction of the Note Principal Balance of the Class B-1 Notes up to the amount necessary to reduce such balance to zero;

                        (xv) until the Note Principal Balance thereof has been reduced to zero, to the Class B-3 Noteholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Base Principal Distribution Amount for Class B-3 for such Payment Date, and (b) any Overdue Principal for Class B-3; provided, however, that if a Restricting Event exists on such Payment Date; the amount otherwise required to be paid to the Class B-3 Noteholders under this clause (xv), shall instead be paid
     (x) to the Class A Noteholders as an additional reduction of the Class A Note Principal Balance up to the amount necessary to reduce the Class A Note Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xi) above), (y) then to the Class B-1 Noteholders as an additional reduction of the Note Principal Balance of the Class B-1 Notes up to the amount necessary to reduce such balance to zero, and (z) then to the Class B-2 Noteholders as an additional reduction of the Note Principal Balance of the Class B-2 Notes up to the amount necessary to reduce such balance to zero;

                        (xvi) to the Servicer, any other amounts due the Servicer as expressly provided in the Servicing Agreement; and


                        (xvii) to the Residual Holder, any remaining amounts; provided, however, that during the continuance of a Restricting Event, no distribution will be made to the Residual Holder. Rather, such amount will be paid to the most senior class of Notes then outstanding.

              As used in this prospectus supplement, the following terms have the following meanings:

              Advance Payment: With respect to a Contract and a Collection Period, any Scheduled Payment, Final Scheduled Payment or portion of either made by or on behalf of an Obligor and received by the Servicer during such Collection Period, which Scheduled Payment, Final Scheduled Payment or portion thereof does not become due until a subsequent Collection Period.

              Aggregate Initial Note Principal Balance: The aggregate of the Initial Note Principal Balances of each Class of Notes.

              Available Distribution Amount: With respect to a Collection Period, the total of (a) the Available Funds with respect to the related Collection Period, minus (B) the Trust Operating Expenses.

              Available Funds: With respect to a Payment Date, all amounts held in the Collection Account on the related Determination Date, after taking into account all deposits required to be made on such Determination Date, plus proceeds of any Servicer Advances made on the Business Day immediately prior to the Payment Date, other than any such amounts which relate to any subsequent Collection Period.


              Available Funds Shortfall: An event which occurs on a Payment Date if the Class A Insured Distribution Amount for such Payment Date exceeds the Available Distribution Amount for such Payment Date.


              Base Principal Amount: With respect to any Collection Period, an amount equal to the excess of (x) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the second preceding Collection Period over (y) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the immediately preceding Collection Period.


              Base Principal Distribution Amount: With respect to the Class A Notes and any Payment Date, the product of (a) the Class A Percentage and (b) the Base Principal Amount for the related Collection Period. With respect to the Class B-1 Notes, the Class B-2 Notes or the Class B-3 Notes and any Payment Date, the product of (a) the Class Percentage for such Class and (b) the Base Principal Amount for the related Collection Period.



              Class A Initial Note Principal Balance: The sum of the Initial Note Principal Balances of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.



              Class A Insured Distribution Amount: (a) With respect to any Payment Date (other than the Payment Date which is a Class A Maturity Date), the sum of (i) the Class A Note Interest and (ii) the excess, if any, of (A) the Class A Note Principal Balance over (B) the Aggregate Discounted Contract Principal Balance as of the end of the immediately preceding Collection Period and (b) with respect to the Payment Date which is a Class A Maturity Date, the sum of (i) the Class A Note Interest and (ii) the greater of (x) the amount due under clause (a)(ii) above and (y) with respect to the Class A Notes relating to such Class A Maturity Date, the applicable Class A Note Principal Balance.



              Class A Percentage:  94.845%

              Class Percentage: With respect to the following Classes of Notes and the Trust Certificate,



Class A Notes:                                 94.845%
Class B-1 Notes:                                2.062%
Class B-2 Notes:                                1.031%
Class B-3 Notes:                                2.062%



              Defaulted Contract. A Contract becomes a "Defaulted Contract" at the earlier of the date on which (i) the Servicer has determined in its sole discretion, in accordance with the Servicing Standard and its customary servicing procedures, that such Contract is not collectible, (ii) all or part of a Scheduled Payment thereunder is more than 180 days delinquent or (iii) that was repurchased by a Source pursuant to a Source Agreement.


              Defaulted Contract Recoveries: All proceeds of the sale of Equipment related to Defaulted Contracts and any amounts collected as judgments against an Obligor or others related to the failure of such Obligor to pay any required amounts under the related Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Contract or such Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment.


              Delinquency Trigger Event: Exists on any Payment Date on which the average of the Delinquency Trigger Ratios for such Payment Date and the two immediately preceding Payment Dates exceeds 7.5%.


              Delinquency Trigger Ratio: With respect to any Payment Date, the quotient, expressed as a percentage of (a) the Aggregate Discounted Contract Principal Balance of all Contracts as to which all or a portion of a Scheduled Payment remained unpaid for more than 30 days from its due date, determined as of the end of the immediately preceding calendar month, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the last day of the immediately preceding calendar month (including any Contracts which were repossessed or substituted).

              Delinquent Contract: As of any Determination Date, any Contract (other than a Contract which became a Defaulted Contract prior to such Determination Date) with respect to which all or a portion of any Scheduled Payment was not received when due by the Servicer as of the close of business on the last day of the month in which such payment was due.

              Determination Date: With respect to a Payment Date, a date which is the tenth day of the calendar month in the month in which such Payment Date occurs, or if such day is not a Business Day, the immediately preceding Business Day; provided, however, that in no event shall such Determination Date be later than two Business Days prior to such Payment Date.

              Discounted Contract Principal Balance: With respect to any Contract, on any Determination Date, the sum of the present value of all of the remaining Scheduled Payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below; provided, however, that except to the extent expressly provided in the Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract, purchased by First Sierra pursuant to the Servicing Agreement, shall be equal to zero.

          In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, for any date of determination the "Discounted Contract Principal Balance" for each Contract shall be calculated assuming:

                         (i) Scheduled Payments are due on the last day of each Collection Period;

                         (ii) Scheduled Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

                        (iii) Scheduled Payments are discounted to the last day of the Collection Period prior to the Determination Date.

              Early Termination Contract: Any Contract that has terminated pursuant to the terms of such Contract prior to its scheduled expiration date, other than a Defaulted Contract.


              Excluded Amounts: Any payments received from an Obligor or a Source in connection with any application fees, tax processing fees, wire transfer fees, express mail fees, insurance premiums, late charges and other penalty amounts, taxes, fees or other charges imposed by any governmental authority, any indemnity payments made by an Obligor for the benefit of the obligee under the related Contract or any payments collected from an Obligor or received from a Source relating to servicing and/or maintenance payments pursuant to the related Contract or maintenance agreement, as applicable, Expired Contract Proceeds or any other non-rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures plus any collections received following the end of the immediately preceding Collection Period up to the amount of the Servicer Advance for the immediately preceding Collection Period.


              Expired Contract: Any Contract that has terminated on its scheduled expiration date.


              Expired Contract Proceeds: Any and all cash proceeds or rents realized from the sale or re-lease of Equipment under an Expired Contract.



              Final Scheduled Payment: With respect to any Contract, any payment set forth in such Contract other than the regular Scheduled Payment which is required to be paid by the related Obligor at the maturity of such Contract to the extent included in the Discounted Contract Principal Balance.



              Gross Charge-Off Event: Exists on any Payment Date on which the average of the Gross Charge-Off Ratio for such Payment Date and the two immediately preceding Payment Dates exceeds 2.0%.


              Gross Charge-Off Ratio: With respect to any Payment Date, 12 times the quotient, expressed as a percentage, of (a) the Aggregate Discounted Contract Principal Balance of all Contracts that become Defaulted Contracts during the immediately preceding calendar month less all recoveries received during the immediately preceding calendar month, including, but not limited to, Source buybacks, Source reserve fund payments, liquidation proceeds and residual proceeds, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the end of the immediately preceding calendar month. For the purposes of the calculation of the Gross Charge-Off Ratio, the Discounted Contract Principal Balance of any Contract which is a Defaulted Contract shall not be zero, but shall instead be calculated as provided in the definition of Discounted Contract Principal Balance without reference to the last proviso in such definition.

              Indenture Trustee Expenses: Reasonable expenses of the Indenture Trustee, including but not limited to, postage, duplication expenses and similar administrative expenses.


              Initial Note Principal Balance: With respect to the following Classes of Notes,


                 Class A-1                        $ __________.
                 Class A-2                        $ __________.
                 Class A-3                        $ __________.
                 Class A-4                        $ __________.
                 Class B-1                        $ __________.
                 Class B-2                        $ __________.
                 Class B-3                        $ __________.



              Initial Unpaid Amount:  With respect to a Contract, the excess of
(x) the aggregate amount of all Scheduled Payments due prior to the Cut-Off Date over (y) the aggregate of all Scheduled Payments made prior to the Cut-Off Date with respect to such Contract.



              Interest Accrual Period: With respect to any Payment Date, the period from and including the prior Payment Date to but excluding such Payment Date and with respect to the initial Payment Date, the period from and including December __, 1998 to but excluding such Payment Date.


              Majority Holders: The applicable Noteholders that together own Notes with an aggregate Percentage Interest in excess of 50%.

              Maturity Date: With respect to each Class of Notes, the following dates:


                 Class A-1 Notes                  ________,____
                 Class A-2 Notes                  ________,____
                 Class A-3 Notes                  ________,____
                 Class A-4 Notes                  ________,____
                 Class B-1 Notes                  ________,____
                 Class B-2 Notes                  ________,____
                 Class B-3 Notes                  ________,____


              Note Current Interest: With respect to a Class of Notes and any Collection Period, the interest accrued during the related Interest Accrual Period, equal to, for the Class A-1 Notes, the product of (x) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 360, (y) the Note Rate for the Class A-1 Notes and (z) the aggregate Note Principal Balance of the Class A-1 Notes outstanding immediately prior to such Payment Date, and for all other Classes of Notes, the product of (x) one-twelfth of the Note Rate for such Class of Notes and (y) the aggregate Note Principal Balance of such Class of Notes outstanding immediately prior to such Payment Date.

              Note Interest: With respect to a Class of Notes and any Collection Period, the sum of the Note Current Interest and the Overdue Interest for such Class.


              Note Principal Balance: At any time, with respect to a Class of Notes, the Initial Note Principal Balance of such Class minus all payments theretofore received by the Noteholders of such Class on account of principal. The "Note Principal Balance" with respect to the Class A Notes is, at any time, the sum of the Note Principal Balances of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

              Note Rate: With respect to each Class of Notes, the following rates of interest:


                 Class A-1                   _______  %
                 Class A-2                   _______  %
                 Class A-3                   _______  %
                 Class A-4                   _______  %
                 Class B-1                   _______  %
                 Class B-2                   _______  %
                 Class B-3                   _______  %



              Overdue Interest: With respect to a Class of Notes and any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Note Current Interest due on the immediately preceding Payment Date for such Class over the Note Current Interest paid on such Class on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Overdue Interest for such Class due and unpaid as of the immediately preceding Payment Date and (iii) for the Class A-1 Notes only, the product of (x) the sum of clauses (i) and (ii), (y) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 360, and (z) the sum of the Class A-1 Note Rate plus 1%, and (b) any Overdue Interest for Class A-1 paid on such Payment Date, and for each other Class of Notes, the product of (x) the sum of clauses (i) and (ii) and (y) one-twelfth of the sum of the Note Rate for such Class plus 1%, and (b) any Overdue Interest for such Class paid on such Payment Date.



              Overdue Principal: With respect to any Class of Notes and any Payment Date, the difference, if any, equal to (a) the aggregate of the Base Principal Distribution Amounts with respect to such Class due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Noteholders of such Class on all prior Payment Dates. The "Overdue Principal" with respect to the Class A Notes is equal to the sum of the Overdue Principal for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.


              Percentage Interest: With respect to a Noteholder and a Class of Notes on any date of determination, the percentage obtained by dividing the Note Principal Balance of the Note held by such Noteholder as of the Closing Date by the related Note Principal Balance of the related Class of Notes as of the Closing Date.


              Premium Amount:  With respect to any Payment Date, the product of
(a) one-twelfth, (b) the Premium Rate and (c) the Class A Note Principal Balance as of the end of the immediately preceding Collection Period.



              Premium Rate: The insurance premium charged by the Note Insurer to issue the Policy on the Class A Notes.


              Prepayment: With respect to a Collection Period and a Contract (except a Defaulted Contract), the amount received by the Servicer during such Collection Period from or on behalf of an Obligor with respect to such Contract in excess of the sum of (x) the Scheduled Payment and any Final Scheduled Payment due during such Collection Period, plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for such Contract, so long as such amount is designated by the Obligor as a prepayment and the Servicer has consented to such prepayment. Defaulted Contract Recoveries are not Prepayments.

              Prepayment Amount: With respect to a Payment Date and a Contract, an amount, without duplication, equal to the sum of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Indenture); (ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the immediately preceding Payment Date and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by an Obligor; and (iv) any Final Scheduled Payment due or to become due under the Contract.

              Reimbursement Amount: As of any Payment Date, the sum of (x)(i) all Insured Payments previously received by the Indenture Trustee from the Note Insurer and not previously repaid to the Note Insurer pursuant to the Indenture plus (ii) interest accrued on each such Insured Payment not previously repaid to the Note Insurer from the date the Indenture Trustee received the related Insured Payment to, but not including, such Payment Date and (y)(i) any amounts then due and owing to the Note Insurer under the Insurance Agreement plus (ii) interest on such amounts.

              Repurchase Amount: With respect to a Payment Date and a Contract, the sum, without duplication, of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Indenture);
(ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the beginning of the immediately preceding Collection Period and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by an Obligor; and (iv) any Final Scheduled Payment due or to become due under the Contract.

              Restricting Event: An event which shall occur on a Payment Date on which (a) an Event of Servicing Termination has occurred under the Servicing Agreement and is not cured within the grace period set forth in the Servicing Agreement, (b) a Gross Charge-Off Event exists, or (c) a Delinquency Trigger Event exists or (d) the Note Insurer makes an Insured Payment.


              Scheduled Payments: With respect to a Payment Date and a Contract, the periodic payment (exclusive of any amounts in respect of insurance, warranty extensions, service contracts or taxes, and reflecting any adjustment for partial Prepayments, and further reflecting the effect of any permitted modification to such Contract) set forth in such Contract due from the Obligor in the related Collection Period.


              Substitute Contract Cut-Off Date: With respect to a Substitute Contract, the close of business on the first day of the calendar month in which the related Transfer Date occurs.


              Trust Certificate Principal Balance: As of any Payment Date, the difference, if any, between (i) the sum of (x) the Aggregate Discounted Contract Principal Balances of all Contracts as of the end of the immediately preceding Collection Period and (y) the Aggregate Discounted Contract Principal Balances as of the day prior to such Payment Date of all Substitute Contracts to be conveyed to the Trust on such Payment Date and (ii) the sum of (w) the outstanding Class A Note Principal Balance, (x) the outstanding Class B-1 Note Principal Balance; (y) the outstanding Class B-2 Note Principal Balance and (z) the outstanding Class B-3 Note Principal Balance, each after taking into account any distributions on such Payment Date.

              Trust Operating Expenses: With respect to any Payment Date, an amount equal to the amounts owing to the Servicer, the Note Insurer and the Indenture Trustee pursuant to the Indenture and payable out of Available Funds in priority to amounts owing the Noteholders.

WITHHOLDING

              The Indenture Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to Noteholders of interest with respect to the Notes. The consent of Noteholders is not required for such withholding. In the event the Noteholder is other than The Depository Trust Company, then in the event that the Indenture Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Noteholders pursuant to federal income tax withholding requirements, the Indenture Trustee shall indicate the amount withheld annually to such Noteholders.

REPORTS TO NOTEHOLDERS

              On each Payment Date, the Indenture Trustee will furnish or cause to be furnished with each payment to Noteholders, a statement prepared by the Servicer setting forth the following information (per $1,000 of Initial Note Principal Balance as to (a) and (b) below):

                        a. With respect to a statement to a Class A Noteholder or a Subordinate Noteholder, the amount of such payment allocable to such Noteholder's required payment of the Base Principal Amount and Overdue Principal;


                        b. With respect to a statement to a Class A Noteholder or a Subordinate Noteholder, the amount of such payment allocable to Note Current Interest and Overdue Interest;


                        c. The aggregate amount of fees and compensation received by the Servicer pursuant to the Servicing Agreement for the Collection Period;

                        d. The aggregate Note Principal Balance for each Class of Notes, the Note Factor for each Class of Notes, the Pool Factor and the Aggregate Discounted Contract Principal Balance, after taking into account all distributions made on such Payment Date;

                        e. The total unreimbursed Servicer Advances with respect to the related Collection Period;

                        f. The amount of Defaulted Contract Recoveries for the related Collection Period and the Aggregate Discounted Contract Principal Balances for all Contracts that became Defaulted Contracts during the related Collection Period, calculated immediately prior to the time such Contracts became Defaulted Contracts; and

                        g. The total number of Contracts and the Aggregate Discounted Contract Principal Balances thereof, together with the number and aggregate Discounted Contract Principal Balances of all Contracts as to which the Obligors, as of the related Calculation Date, were one, two, three or four Scheduled Payments delinquent, and Delinquent Contracts reconveyed.

              Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor will cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

              The "Note Factor" of a Class of Notes is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the Note Principal Balance for such Class of Notes which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Note Principal Balance of such Class of Notes.

              The "Pool Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of
(x) the Aggregate Discounted Contract Principal Balance as of the end of the immediately preceding Collection Period to (y) the Aggregate Discounted Contract Principal Balance as of the Cut-Off Date.

              In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, commencing January 31, 1999, the Indenture Trustee will furnish to each Noteholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Noteholders to prepare their federal income tax returns.

OPTIONAL REDEMPTION


              Subject to the consent of the Note Insurer, following the Record Date on which the Aggregate Outstanding Principal Balance of the Notes is less than 10% of the Aggregate Initial Note Principal Balance, the Residual Holder will have the option to cause the early retirement of the Notes. In the event of such a redemption, the entire outstanding Class A-1 Note Principal Balance, Class A-2 Note Principal Balance, Class A-3 Note Principal Balance, Class A-4 Note Principal Balance, Class B-1 Note Principal Balance, Class B-2 Note Principal Balance, Class B-3 Note Principal Balance, together with accrued interest thereon at the related Note Rate, will be required to be paid to the Class A-1 Noteholders, the Class A-2 Noteholders, the Class A-3 Noteholders, the Class A-4 Noteholders, the Class B-1 Noteholders, the Class B-2 Noteholders and the Class B-3 Noteholders and all amounts owed to the Note Insurer will be paid to the Note Insurer, respectively, on such Payment Date.



VOLUNTARY TERMINATION



              At the option of the Servicer, the obligations and responsibilities of the Servicer with respect to contracts in Pool A shall terminate on any Payment Date on which the Pool A Aggregate Discounted Contract Principal Balance is less than 10% of the Pool A Aggregate Discounted Contract Principal Balance as of the Closing Date so long as the Servicer deposits or causes to be deposited in the Collection Account the Repurchase Amount for such Contracts in Pool A. Contracts in Pool A shall be those Contracts identified as such in an exhibit to the Servicing Agreement.



              At the option of the Servicer, the obligations and responsibilities of the Servicer with respect to contracts in Pool B shall terminate on any Payment Date on which the Pool B Aggregate Discounted Contract Principal Balance is less than 15% of the Pool B Aggregate Discounted Contract Principal Balance as of the Closing Date so long as the Servicer deposits or causes to be deposited into the Collection Account the Repurchase Amount for such Contracts in

Pool B. Contracts in Pool B shall be those Contracts identified as such in an exhibit to the Servicing Agreement.


REMITTANCE AND OTHER SERVICING PROCEDURES

              The Servicer has agreed to manage, administer and service the Receivables and to enforce and make collections on the Receivables and any Insurance Policies, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned, managed or serviced by it.

              The Servicer may grant to an Obligor any rebate, refund or adjustment that the Servicer in good faith believes is required, because of Prepayment in full of a Contract. The Servicer may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account; provided, however, that the Servicer will not permit any rescission or cancellation of any Contract which would materially impair the rights of the Trust, the Note Insurer or the Noteholders in the Contracts or the proceeds thereof, nor will the prepayment price after giving effect to any such rebate, refund or adjustment (and without any adjustment for any security deposit previously paid by the Obligor) be less than the Prepayment Amount. The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Noteholders or the Note Insurer. However, the Servicer will covenant in the Servicing Agreement that (i) it will not forgive any payment of rent, principal or interest, (ii) unless an Obligor is in default, it will not permit any modification with respect to a Contract which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Contract; provided, however, that no change in the final maturity date of any Contract shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Contract then held by the Trust, and (iii) the Servicer may accept Prepayment in part or in full; provided, further, that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Obligor and (y) such partial Prepayment will not reduce the Discounted Contract Principal Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate, accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Contract Principal Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to accurately recalculate the Discounted Contract Principal Balance, and the allocation of Scheduled Payments to principal and interest.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

              For its servicing of the Contracts, the Servicer will receive servicing compensation including the monthly Servicer Fee for each Collection Period (payable on the next succeeding Payment Date) and Servicing Charges.

              The servicing compensation will compensate the Servicer for customary equipment contract servicing activities to be performed by the Servicer for the Trust, additional administrative services performed by the Servicer on behalf of the Trust and expenses paid by the Servicer on behalf of the Trust.

              The Servicer, as an independent contractor on behalf of the Trust and for the benefit of the Noteholders and the Note Insurer, will be responsible for managing, servicing and administering the Receivables and enforcing and making collections on the Contracts and any Insurance Policies and for enforcing any security interest in any item of Equipment, all as set forth in the Servicing Agreement. The Servicer's responsibilities will include collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Indenture Trustee and the Note Insurer with respect to distributions, making Servicer Advances (at its sole discretion), providing appropriate federal income tax information for use in providing information to Noteholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Trust in the Equipment and the Contracts.

EVIDENCE AS TO COMPLIANCE


              The Servicing Agreement requires that the Servicer cause an independent accountant (who may also render other services to the Servicer) to prepare a statement to the Indenture Trustee, the Note Insurer and each Rating Agency dated not later than April 30, 1999, and annually as of the same month thereafter, to the effect that the independent accountant has examined the servicing procedures, manuals, guides and records of the Servicer and the accounts and records of the Servicer relating to the Receivables and the Contract Files (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Monthly Statements delivered in the relevant period with information contained in the accounts and records for such period and that, on the basis of such examination and comparison, nothing has come to the independent accountant's attention to indicate that the Servicer has not, during the relevant period, serviced the Receivables in compliance with such servicing procedures, manuals and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned by it, that such accounts and records have not been maintained in accordance with the Servicing Agreement, that the information contained in the Monthly Statements does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as the independent accountant shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. On or before April 30 of each year, commencing on April 30, 1999, the Servicer shall deliver to the Indenture Trustee, the Note Insurer and each Rating Agency a copy of such statement.


              The Servicing Agreement will also provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Indenture Trustee and the Note Insurer not later than 120 days after the end of each fiscal year, signed by an authorized officer of the Servicer (a "Servicing Officer") on behalf of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Servicing Agreement for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that an Event of Servicing Termination has occurred, or, if such Event of Servicing Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

              The Servicing Agreement will provide that the Servicer, upon request of the Indenture Trustee, will furnish to the Indenture Trustee such underlying data necessary for administration of the Trust or enforcement actions as can be generated by the Servicer's existing data processing system.

CERTAIN MATTERS RELATING TO THE SERVICER


              The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon the consent of the Note Insurer or a determination that the Servicer's performance of such duties is no longer permissible under applicable law. The Servicer can only be removed pursuant to an Event of Servicing Termination as discussed below.


EVENTS OF SERVICING TERMINATION


              An "Event of Servicing Termination" under the Servicing Agreement will occur (a) if the Servicer fails to make any payment or deposit required under the Servicing Agreement within three Business Days but not more than once in any Collection Period; (b) if the Servicer fails to submit a Monthly Statement, within three Business Days following knowledge or notice of non-receipt; (c) (i) if the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement or the Notes or (ii) if any representation or warranty of the Servicer in the Servicing Agreement is incorrect, and such failure or breach materially and adversely affects the rights of the Indenture Trustee, the Note Insurer or the Noteholders and continues unremedied for 30 days after the earlier to occur of (x) written notice to the Servicer by the Indenture Trustee or to the Indenture Trustee or the Servicer by the Note Insurer or any Noteholders or (y) the date on which any Servicing Officer or authorized officer of the Indenture Trustee knows, or reasonably should have known, of any such failure or breach; (d) upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the Servicer for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of 60 consecutive days; (e) upon the voluntary filing of such petition or assignment for the benefit of creditors, the consent by the Servicer to any such appointment, the admission in writing by the Servicer of its inability to pay its debts as they become due or the determination by a court that the Servicer is generally not paying its debts as they come due; (f) in the event that the Servicer assigns or attempts to assign its rights and duties under the Servicing Agreement except as specifically permitted therein; (g) a final judgment or order shall be rendered against the Servicer for payment in excess of $1,000,000 and continues for 90 days without a stay; (h) if there occurs a change of "control" of the Servicer ("control" having the meaning ascribed to it in the Rules and Regulations under the Securities Exchange Act of 1934, as amended), unless the Note Insurer has determined that such change in control does not have a material adverse effect on the interests of the Note Insurer; or (i) upon the occurrence of any other event specified in the Insurance Agreement.


RIGHTS UPON AN EVENT OF SERVICING TERMINATION

              If an Event of Servicing Termination has occurred and is continuing, either the Indenture Trustee shall at the direction of the Note Insurer or the Majority Holders may with the consent of the Note Insurer terminate all (but not less than all) of the Servicer's rights and obligations under the Servicing Agreement. Upon such termination, the Indenture Trustee or such successor Servicer as may be appointed in accordance with the procedures set forth in the Servicing Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the

Servicing Agreement; provided, however, that the Indenture Trustee or the successor Servicer, as the case may be, shall not (i) assume any obligation to reacquire Receivables by reason of misrepresentations or breaches of warranties or (ii) be liable for acts, omissions or breaches of representations or warranties by the Servicer occurring prior to transfer of the servicing functions. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination.

EVENTS OF DEFAULT

              Upon the occurrence of an Event of Default, the Indenture Trustee, upon the direction of the Controlling Parties, shall declare the unpaid principal amount of all the Notes to be due and payable, together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the Trust. "Events of Default" wherever used herein means any one of the following events:


                        (i) failure to distribute or cause to be distributed to the Indenture Trustee, for the benefit of the Noteholders, all or part of any payment of interest due and payable monthly at the applicable Note Rate, as required under the terms of such Notes or the Indenture; or


                        (ii) failure to distribute or cause to be distributed
     (x) to the Indenture Trustee, for the benefit of the Noteholders, on any Payment Date an amount equal to the principal due on the outstanding Notes as of such Payment Date to the extent that sufficient Available Funds are on deposit in the Collection Account or (y) on the Maturity Date of a Class of Notes, any remaining principal owed on such Class of Notes.


              "Controlling Parties" means: (i) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B-3 Notes, (a) the Majority Holders of the Class B-1 Notes, the Class B-2 Notes and the Class B-3 Notes and (b) the Note Insurer, but if the Note Insurer has defaulted on its obligations under the Note Insurance Policy and such default is continuing, the Majority Holders of the Class A Notes; (ii) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B-2 Notes and the Class B-3 Notes, (a) the Majority Holders of the Class B-1 Notes and the Class B-2 Notes and (b) the Note Insurer, but if the
Note Insurer has defaulted on its obligations under the Note Insurance Policy and such default is continuing, the Majority Holders of the Class A Notes; (iii) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B-1 Notes, the Class B-2 Notes and the Class B-3 Notes, (a) the Majority Holders of the Class B-1 Notes and (b) the Note Insurer, but if the Note Insurer has defaulted on its obligations under the Note Insurance Policy and such default is continuing, the Majority Holders of the Class A Notes; and (iv) with respect to an Event of Default resulting from the failure to make a required payment on the Class A Notes, the Note Insurer, but if the Note Insurer has defaulted on its obligations under the Note Insurance Policy and such default is continuing, the Majority Holders of the Class A Notes.



              Notwithstanding the foregoing, in the event that an Event of Default is declared by the Controlling Parties without the consent of the Note Insurer, during the occurrence and continuation of a default by the Note Insurer under the Note Insurance Policy, and payments on the Class A Notes are accelerated, such accelerated payments will not be covered by the Note Insurer under the Note Insurance Policy and Insured Payments on the Class A Notes shall remain due and payable by the Note Insurer in accordance with the original terms of the Note Insurance Policy regardless of any such acceleration of the Class A Notes.

TERMINATION OF THE TRUST


              The Trust and the Indenture will terminate, (i) at the option of the Residual Holder, at any time which is 123 days after the payment to the Class A Noteholders, the Class B-1 Noteholders, the Class B-2 Noteholders and the Class B-3 Noteholders of all amounts required to be paid to them pursuant to the Indenture, reducing the Class A Note Principal Balance, the Class B-1 Note Principal Balance, the Class B-2 Note Principal Balance and the Class B-3 Note Principal Balance to zero; or (ii) after the 120th day following the Maturity Date of the Class A-4 Notes. Upon termination of the Trust and the reduction of the Class A Note Principal Balance, the Class B-1 Note Principal Balance, the Class B-2 Note Principal Balance and the Class B-3 Note Principal Balance to zero and payment of any amounts then owing to the Note Insurer and the Indenture Trustee, any remaining property then held by the Trust shall be distributed to the Residual Holder.


              The respective representations, warranties and indemnities of First Sierra, the Servicer and the Depositor will survive any termination of the Trust and the Indenture.

AMENDMENT

              The Transaction Documents may be amended by agreement of the Indenture Trustee, the Depositor and the Servicer at any time, without consent of the Noteholders but with the consent of the Note Insurer, to cure any ambiguity, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any respect the interests of any Noteholder.


              The Transaction Documents may also be amended from time to time by the Indenture Trustee, the Depositor, the Servicer, the Note Insurer and the Majority Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transaction Documents or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Note without the consent of the holder of such Note or (b) reduce the aforesaid percentage of Noteholders required to consent to any amendment, without unanimous consent of the Noteholders.


              The Indenture Trustee is required under the Indenture to furnish Noteholders and the Rating Agencies with written notice of the substance of any such amendment to the Indenture promptly upon execution of such amendment.

                             THE INDENTURE TRUSTEE

GENERAL

              The Indenture Trustee, Bankers Trust Company, has an office at Four Albany Street, New York, New York 10006.

              The Indenture Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Servicer and the Note Insurer, in which event the Servicer will be obligated to appoint a successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition a court of competent jurisdiction for the appointment of a successor Indenture Trustee. Any successor Indenture Trustee shall be acceptable to the Note Insurer and shall meet the financial and other standards for qualifying as a successor Indenture Trustee under the Indenture. The Servicer may with the consent of the
Note Insurer and shall at the direction of the Note Insurer or the Noteholders of any Class evidencing more than 25% of the Percentage Interests of such Class may, subject to the consent of the Note Insurer, also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture and fails to resign after written request therefor, or is legally unable to act, or if the Indenture Trustee is adjudicated to be insolvent. In such circumstances, the Servicer or such Noteholders will also be obligated to appoint a successor Indenture Trustee (acceptable to the Note Insurer). The Note Insurer shall also have the right to remove the Indenture Trustee for "cause" under the Indenture. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

DUTIES AND IMMUNITIES OF THE INDENTURE TRUSTEE

              The Indenture Trustee will make no representations as to the validity or sufficiency of the Servicing Agreement, the Notes (other than the authentication thereof) or of any Receivable or related document and will not be accountable for the use or application by First Sierra of any funds paid to the Sellers in consideration of the sale of any Notes. If no Event of Servicing Termination has occurred, then the Indenture Trustee will be required to perform only those duties specifically required of it under the Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Indenture Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Servicing Agreement.

              No recourse is available based on any provision of the Servicing Agreement, the Notes or any Receivable or assignment thereof against Bankers Trust Company, in its individual capacity, and Bankers Trust Company shall not have any personal obligation, liability or duty whatsoever to any Noteholder or any other person with respect to any such claim and such claim shall be asserted solely against the Trust Assets or any indemnitor, except for such liability as is determined to have resulted from the Indenture Trustee's own negligence or willful misconduct.

              The Indenture Trustee will be entitled to receive, pursuant to the priority set forth in the Indenture, (a) reasonable compensation for its services (the "Indenture Trustee Fee"), (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder ((b) and (c) collectively, the "Indenture Trustee Expenses").

                               THE OWNER TRUSTEE

              First Union Trust Company, National Association, will act as the Owner Trustee under the Trust Agreement. First Union Trust Company, National Association, is a national banking corporation, and its principal offices are located at One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801.

                      PREPAYMENT AND YIELD CONSIDERATIONS

              The rate of principal payments on, and the weighted average life of, the Offered Notes will be directly related to the rate of principal payments on the underlying Contracts. If purchased at a price other than par, the yield to maturity will also be affected by the rate of such principal payments. The principal payments on such Contracts may be in the form of scheduled principal payments or liquidations due to default, casualty, repurchases for breach and the like. Any such payments will result in distributions to Offered Noteholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Contracts from the pool and the deposit of the related Prepayment Amount or Repurchase Amount into the Collection Account.

              The Contracts generally do not provide for the right of the Obligor to prepay. Under the Servicing Agreement, the Servicer will be permitted to allow such Prepayments in full or in part, provided that no Prepayment of a Contract will be allowed in an amount less than the Prepayment Amount.


              The Expected Final Payment Date for the Class A-1 Notes is December, 1999, for the Class A-2 Notes is July, 2000, for the Class A-3 Notes is May, 2001, for the Class A-4 Notes is October, 2003, for the Class B-1 Notes is October, 2003, for the Class B-2 Notes is October, 2003 and for the Class B-3 Notes is October, 2003. Such dates are the dates on which the related Note Principal Balance would be reduced to zero, assuming, among other things, (i) Prepayments with respect to the Contracts are received at a rate of 6% CPR and
(ii) the Modeling Assumptions (as defined below) apply. The weighted average life of the Offered Notes is likely to be shorter than would be the case if payments actually made on the Contracts conformed to the foregoing assumptions, and the final Payment Dates with respect to the Offered Notes could occur significantly earlier than such final scheduled Payment Dates due to defaults and because First Sierra is obligated to repurchase Contracts in the event of breaches of representations and warranties.


              "Weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security is repaid to the investor. The weighted average lives of the Offered Notes will be influenced by the rate at which principal payments (including scheduled payments and prepayments) on the Contracts are made. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Contracts). The weighted average lives of the Offered Notes will also be influenced by delays associated with realizing on Defaulted Contracts. The prepayment model used in this prospectus supplement, the "Conditional Prepayment Rate" or "CPR", represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of contracts. The CPR assumes that a fraction of the outstanding Contract Pool is prepaid on each

Payment Date, which implies that each Contract in the Contract Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Contract Pool. The CPR measures prepayments based on the outstanding principal on the previous Payment Date. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full.

WEIGHTED AVERAGE LIVES OF THE OFFERED NOTES


              For the purpose of the tables below, it is assumed, among other
things, that: (i) the Closing Date for the Notes occurs on December   , 1998,
(ii) distributions on the Notes are made on the 12th day of each month regardless of the day on which the Payment Date actually occurs, commencing in January 1999 in accordance with the priorities described herein, (iii) no delinquencies or defaults in the payment of principal and interest on the Contracts are experienced, (iv) no Contract is repurchased for breach of a representation and warranty or otherwise, (v) the Statistical Discount Rate is 6.4578% per annum, (vi) Prepayments with respect to the Contracts are received on the last day of each Collection Period, commencing on December 1, 1998 (vii) no Restricting Event occurs, (viii) the Class A-1 Note Rate is ________% per annum, the Class A-2 Note Rate is ________% per annum, the Class A-3 Note Rate is ________% per annum, the Class A-4 Note Rate is ________% per annum, the Class B-1 Note Rate is ________% per annum, the Class B-2 Note Rate is ________% per annum and the Class B-3 Note Rate is ________% per annum, (ix) the Servicing Fee is 0.50% per annum, (x) the Contract pool consists of a single contract with a Discounted Contract Principal Balance equal to $990,154 and (xi) Scheduled Payments on such contract are timely received (collectively, the "Modeling Assumptions").


              Since the tables were prepared on the basis of the Modeling Assumptions, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the tables. Any such discrepancies may have an effect upon the percentages of the Initial Note Principal Balance for the Offered Notes outstanding and the weighted average lives of the Offered Notes set forth in the tables. In addition, since the actual Contracts in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the related weighted average life may be longer or shorter than as indicated in the tables.

              The following tables set forth the percentages of the initial principal amount of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes that would be outstanding after each of the dates shown, assuming a CPR of 0%, 3%, 6% and 9%, respectively.


                           PERCENTAGE OF INITIAL NOTE
                         PRINCIPAL BALANCE OUTSTANDING


                                CLASS A-1 NOTES



                   Prepayment Speed (CPR)
                   ----------------------
        Payment
          Date          0%       3%       6%       9%
------------------------------------------------------------
    January 12, 1999  100.00%  100.00%  100.00%  100.00%
    January 12, 2000    0.00%    0.00%    0.00%    0.00%
    January 12, 2001    0.00%    0.00%    0.00%    0.00%
    January 12, 2002    0.00%    0.00%    0.00%    0.00%
    January 12, 2003    0.00%    0.00%    0.00%    0.00%
    January 12, 2004    0.00%    0.00%    0.00%    0.00%
    January 12, 2004    0.00%    0.00%    0.00%    0.00%
------------------------------------------------------------
    Weighted Average
    Life (years)
    to Call             0.54     0.50     0.47     0.44
    Weighted Average
    Life (years)
    to Maturity         0.54     0.50     0.47     0.44


                           PERCENTAGE OF INITIAL NOTE
                         PRINCIPAL BALANCE OUTSTANDING

                                CLASS A-2 NOTES


                   Prepayment Speed (CPR)
                   ----------------------
        Payment
          Date          0%       3%       6%       9%
------------------------------------------------------------
    January 12, 1999  100.00%  100.00%  100.00%  100.00%
    January 12, 2000   98.99%   88.73%   78.47%   68.21%
    January 12, 2001    0.00%    0.00%    0.00%    0.00%
    January 12, 2002    0.00%    0.00%    0.00%    0.00%
    January 12, 2003    0.00%    0.00%    0.00%    0.00%
    January 12, 2004    0.00%    0.00%    0.00%    0.00%
    January 12, 2004    0.00%    0.00%    0.00%    0.00%
------------------------------------------------------------
    Weighted Average
    Life (years)
    to Call             1.42     1.33     1.25     1.17
    Weighted Average
    Life (years)
    to Maturity         1.42     1.33     1.25     1.17

                           PERCENTAGE OF INITIAL NOTE


                         PRINCIPAL BALANCE OUTSTANDING



                                CLASS A-3 NOTES



                   Prepayment Speed (CPR)
                   ----------------------
        Payment
          Date          0%       3%       6%       9%
------------------------------------------------------------
    January 12, 1999  100.00%  100.00%  100.00%  100.00%
    January 12, 2000  100.00%  100.00%  100.00%  100.00%
    January 12, 2001   68.98%   56.08%   43.58%   31.47%
    January 12, 2002    0.00%    0.00%    0.00%    0.00%
    January 12, 2003    0.00%    0.00%    0.00%    0.00%
    January 12, 2004    0.00%    0.00%    0.00%    0.00%
    January 12, 2004    0.00%    0.00%    0.00%    0.00%
                      ------   ------   ------   ------
------------------------------------------------------------
    Weighted Average
     Life (years) to
     Call               2.22     2.11     2.00     1.90
    Weighted Average
     Life (years) to
     Maturity           2.22     2.11     2.00     1.90



                           PERCENTAGE OF INITIAL NOTE


                         PRINCIPAL BALANCE OUTSTANDING



                                CLASS A-4 NOTES



                   Prepayment Speed (CPR)
                   ----------------------
        Payment
          Date          0%       3%       6%       9%
------------------------------------------------------------
    January 12, 1999  100.00%  100.00%  100.00%  100.00%
    January 12, 2000  100.00%  100.00%  100.00%  100.00%
    January 12, 2001  100.00%  100.00%  100.00%  100.00%
    January 12, 2002   77.40%   69.69%   62.45%   55.65%
    January 12, 2003   26.51%    0.00%    0.00%    0.00%
    January 12, 2004    0.00%    0.00%    0.00%    0.00%
    January 12, 2004    0.00%    0.00%    0.00%    0.00%
                      ------   ------   ------   ------
------------------------------------------------------------
    Weighted Average
     Life (years) to
     Call               3.52     3.40     3.27     3.15
    Weighted Average
     Life (years) to
     Maturity           3.62     3.49     3.37     3.25


              The Contracts will not have the characteristics assumed above, and there can be no assurance that (i) the Contracts will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or (ii) the weighted average lives of the Offered Notes will be as calculated above. Because the rate of distributions of principal of the Offered

Notes will be a result of the actual amortization (including prepayments) of the Contracts, which will include Contracts that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the Offered Notes will differ from those set forth above, even if all of the Contracts prepay at the indicated constant prepayment rates.

              The effective yield to the Offered Noteholders will depend upon, among other things, the price at which such Offered Notes are purchased, and the amount of and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to the Offered Noteholders. See "Risk Factors" in the prospectus.

              Due to the subordination provisions applicable to the Notes, it is likely that the Note Principal Balance of the Class A Notes will amortize more rapidly than will the Initial Aggregate Discounted Contract Principal Balance. See "Summary of Terms -- Subordination Provisions" and "Description of
Notes -- Flow of Funds" in this prospectus supplement.

                           THE NOTE INSURANCE POLICY
                              AND THE NOTE INSURER


              The following information has been supplied by MBIA Insurance Corporation (the "Note Insurer") for inclusion in this Prospectus Supplement.



              The Note Insurer, in consideration of the payment of the premium and subject to the terms of the Note Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Indenture Trustee, or its successor, as trustee for the Owners, on behalf of the Owners from the Note Insurer for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of such Insured Payment. The Note Insurer's obligations under the Note Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Note Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Notes, unless such acceleration is at the sole option of the Note Insurer.


              Notwithstanding the foregoing paragraph, the Note Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

              The Note Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Note Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Owner relating to or arising under the Class A Notes against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Note Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Note Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

              The Note Insurer will pay any other amount payable under the Note Insurance Policy no later than 12:00 noon New York City time on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A. as Fiscal Agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Note Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Note Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

              Insured Payments due under the Note Insurance Policy unless otherwise stated in the Note Insurance Policy will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

              The Fiscal Agent is the agent of the Note Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Note Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Note Insurance Policy.

              Subject to the terms of the Indenture, the Note Insurer shall be subrogated to the rights of each Owner to receive payments under the Class A Notes to the extent of any payment by the Note Insurer under the Note Insurance Policy.

              As used in the Note Insurance Policy, the following terms shall have the following meanings:

                        "Business Day" means any day other than a Saturday, a Sunday or a day on which the Note Insurer and banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee is located are authorized or obligated by law or executive order to close.

                        "Deficiency Amount" means, as of any Payment Date, the Available Funds Shortfall.

                        "Insured Payment" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.


                        "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of the exhibit attached to the Note Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the related Insured Payment which shall be due and owing on the applicable Payment Date.


                        "Owner" means each holder of a Class A Note (other than the Depositor, the Servicer or any subservicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A Note, to payment thereunder.

                        "Preference Amount" means any amount previously distributed to an Owner on the Class A Notes that is recoverable and sought to be recovered as a avoidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C. sec. 101 et seq.), as amended from time to time (the "Bankruptcy Code"), in accordance with a final nonappealable order of a court having competent jurisdiction.

              Capitalized terms used in the Note Insurance Policy and not otherwise defined therein will have the respective meanings set forth in the Indenture as of the date of execution of the Note Insurance Policy, without giving effect to any subsequent amendment or modification to the Indenture unless such amendment or modification has been approved in writing by the Note Insurer.

              Any notice under the Note Insurance Policy or service of process on the Fiscal Agent of the Note Insurer may be made at the address listed below for the Fiscal Agent of the Note Insurer or such other address as the Note Insurer shall specify in writing to the Indenture Trustee.

              The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York, 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

              The Note Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

              The insurance provided by the Note Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

              The Note Insurance Policy is not cancelable for any reason. The premium on the Note Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Notes.


              The Note Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company ("MBIA Inc."). MBIA Inc. is not obligated to pay the debts of or claims against the Note Insurer. The Note Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Note Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Note Insurer, changes in control and transactions among affiliates. Additionally, the Note Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.



              Effective February 17, 1998, MBIA Inc. acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to the Note Insurer. MBIA Inc. is not obligated to pay the debts of or claims against CMAC.



              The consolidated financial statements of the Note Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1997, and the consolidated financial statements of the Note Insurer and its subsidiaries as of September 30, 1998 and for the nine-month period ended September 30, 1998 and September 30, 1997 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30,1998 are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.


              All financial statements of the Note Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

              The tables below present selected financial information of the
Note Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):


                                                  SAP
                                     ------------------------------
                                     December 31,    September 30,
                                         1997             1998
                                     -------------   --------------
                                       (Audited)      (Unaudited)
                                             (In millions)
Admitted Assets                         $5,256           $6,318
Liabilities                              3,496            4,114
Capital and Surplus                      1,760            2,204



                                                  GAAP
                                     ------------------------------
                                     December 31,    September 30,
                                         1997             1998
                                     -------------   --------------
                                       (Audited)      (Unaudited)
                                             (In millions)
Assets                                  $5,988           $7,439
Liabilities                              2,624            3,268
Shareholder's Equity                     3,364            4,171


              Copies of the financial statements of the Note Insurer incorporated by reference herein and copies of the Note Insurer's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Note Insurer. The address of the Note Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Note Insurer is (914) 273-4545.


              The Note Insurer does not accept any responsibility for the accuracy or completeness of the prospectus or this prospectus supplement or any information or disclosure contained therein or herein, or omitted therefrom or heretofrom, other than with respect to the accuracy of the information herein regarding the Note Insurance Policy and Note Insurer set forth under the heading "The Note Insurance Policy and the Note Insurer." Additionally, the Note Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.



              Moody's Investors Service, Inc. rates the financial strength of the Note Insurer "Aaa."



              Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the financial strength of the Note Insurer "AAA."

              Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) ("Fitch") rates the claims paying ability of the Note Insurer "AAA."


              Each rating of the Note Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Note Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

              The above ratings are not recommendations to buy, sell or hold the Class A Notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class A Notes. The Note Insurer does not guaranty the market price of the Class A Notes nor does it guaranty that the ratings on the Class A Notes will not be revised or withdrawn.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


              In the opinion of Dewey Ballantine LLP, tax counsel to the Trust ("Tax Counsel"), the material federal income tax considerations to investors of the purchase, ownership and disposition of the securities offered hereby are described below. Tax Counsel's opinion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Tax Counsel's opinion does not purport to deal with all federal tax considerations applicable to all categories of investors. This discussion does not address all aspects of federal income taxation that may be important to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as holders who are not citizens or residents of the United States, financial institutions, tax-exempt organizations, insurance companies, dealers or brokers in securities, holders who held their stock as part of a hedge, appreciated financial position, straddle or conversion transaction. Moreover, the discussion assumes that the holders will hold their Securities as capital assets. It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.


TAX CHARACTERIZATION OF THE TRUST

              Tax Counsel is of the opinion that, assuming compliance with the terms of the Trust Agreement and related documents, the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

              Treatment of the Notes as Indebtedness. The parties to the transaction agree, and the Noteholders will agree by their purchase of Offered Notes, to treat the Offered Notes as debt for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the Offered Notes. Whether instruments such as the Offered Notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The Internal Revenue Service (the "IRS") and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Tax Counsel is of the opinion that, for federal income tax purposes, the Offered Notes will be treated as indebtedness of the Trust, and not as an ownership interest in the Receivables, or an equity interest in the Trust or in a separate association taxable as a corporation or other taxable entity.


              If the Offered Notes are characterized as indebtedness, interest paid or accrued on an Offered Note will be treated as ordinary income to the Noteholders and principal payments on an Offered Note will be treated as a return of capital to the extent of the Noteholder's basis in the Offered Note allocable thereto. An accrual method taxpayer will be required to include in income interest on the Offered Notes when earned, even if not paid, unless it is determined to be uncollectible. The Trust will report to Noteholders of record and the IRS in respect of the interest paid and original discount, if any, accrued on the Offered Notes to the extent required by law.

              Although, as described above, it is the opinion of Tax Counsel that, for federal income tax purposes, the Offered Notes will be characterized as debt, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the Offered Notes did not represent debt for federal income tax purposes, holders of the Offered Notes would likely be treated as owning an interest in a partnership and not an interest in an association (or publicly traded partnership) taxable as a corporation. If the Noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Noteholder would differ if the Notes were held to constitute partnership interests, rather than indebtedness. Since the Trust will treat the Offered Notes as indebtedness for federal income tax purposes, the Servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the Offered Notes. It is recommended that investors that are foreign persons consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the Offered Notes.

              Original Issue Discount. The Offered Notes will not have any original issue discount ("OID") other than possibly OID of a de minimis amount and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986, as amended (the "Code"), will not apply to the Offered Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of a Note multiplied by its expected weighted average life. The prepayment assumption that will be used for purposes of computing OID, if any, for federal income tax purposes is 100% of the CPR.

              Market Discount. A subsequent purchaser who buys an Offered Note for less than its principal amount may be subject to the "market discount" rules of Section 1276 through 1278 of the Code. If a subsequent purchaser of an Offered Note disposes of such Class A Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Offered Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Offered Notes and thereafter. Market discount will equal the excess, if any, of the then current unpaid principal balance of the Note over the purchaser's basis in the Offered
Note immediately after such purchaser acquired the Note. Market discount on an Offered Note will be treated as accruing over the term of such Offered Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method (taking into account the CPR). At the request of a holder of an Offered Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

              The market discount rules also provide that a holder who incurs or continues indebtedness to acquire an Offered Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

              Notwithstanding the above rules, market discount on an Offered Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Offered Notes and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

              Market Premium. A subsequent purchaser who buys an Offered Note for more than its principal amount will be considered to have purchased the Offered Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Offered Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest reportable with respect to such Offered Note over the period from the purchase date to the date of maturity of the Offered Note. Legislative history to the Tax Reform Act of 1986 indicates that the amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). Proposed regulations implementing the provisions of the Tax Reform Act of 1986 provide for the use of the constant yield method to determine the amortization of premiums. Such proposed regulations will apply to bonds acquired on or after 60 days after the final regulations are published. A holder that elects to amortize premium must reduce his tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

              Sale or Redemption of Notes. If an Offered Note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such Holder's adjusted basis in the Offered Note. Such adjusted basis will equal the cost of the Offered Note to the seller, increased by any original issue discount included in the seller's gross income in respect of the Offered Note (and by any market discount which the taxpayer elected to include in income or was required to include in income), and reduced by payments other than payments of qualified stated interest in respect of the Offered Note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of an Offered Note, either on the date on which such payment is scheduled to be made or as a prepayment, will recognize gain equal to the excess, if any, of the amount of the payment over his adjusted basis in the Note allocable thereto. A Noteholder who receives a final payment which is less than his adjusted basis in the Offered Note will recognize a loss in the amount of the shortfall on the last day of his taxable year. Any such gain or loss realized by an investor who holds a Note as a "capital asset" within the meaning of Code Section 1221 should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

              Information Reporting and Backup Withholding. The Trust will be required to report annually to the IRS, and to each related Noteholder of record, the amount of interest paid on the Notes, the amount of any OID on the Notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt Noteholders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, and individual retirement accounts). Each Noteholder (other than Noteholders who are not subject to the reporting requirements, or foreign persons who provide certification as to their status as described below) will be required to provide to the Trust, under penalties of perjury, a certificate on IRS Form W-9 or its equivalent containing the Noteholder's name, address, correct federal taxpayer identification number and a statement that the Noteholder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold amounts otherwise payable to the Noteholder equal to 31% of such interest and OID (if any) and remit the withheld amounts to the IRS as a credit against such Noteholder's federal income tax liability.

              The IRS recently issued final regulations (the "Withholding Regulations"), which change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999 remain valid until the due date or expiration of the certificate under the rules as currently in effect.

              Foreign Investors. Interest, including OID (if any), distributable to a Noteholder who or which is not a United States person (other than a foreign bank and certain other persons) will not be subject to United States withholding tax (possibly reduced by treaty) imposed with respect to such payments, provided that such Noteholder fulfills certain certification requirements. For these purposes, "United States person" means a person who or which is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax, regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. Under the certification requirements, a foreign Noteholder must certify, under penalties of perjury, that it is not a United States person and provide its name and address. The Withholding Regulations, which will be effective for payments made after December 31, 1999, provide alternative certification requirements and means for claiming the exemption from federal income and withholding tax. If income or gain with respect to a Note is effectively connected with a United States trade or business carried on by a Noteholder who or which is not a United States person, the withholding tax will not apply, but such Noteholder will be subject to United States federal income tax at graduated rates applicable to United States persons. It is recommended that potential investors who are non-United States persons consult their own tax advisors regarding certification requirements and the specific tax consequences to them of owning the Notes.

                       STATE AND LOCAL TAX CONSIDERATIONS

              Potential Noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the Offered Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, it is recommended that potential Noteholders consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Notes.

                              ERISA CONSIDERATIONS

              Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.


              In addition to the matters described below, purchasers of the Offered Notes that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Offered Notes.


              Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be "plan assets" of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of the Offered Notes that the Offered Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Offered Notes for ERISA purposes could change if the Trust incurred losses. However, without regard to whether the Offered Notes are treated as an equity interest for such purposes, the acquisition or holding of the Offered Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire an Offered Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 96-23, regarding transactions by "in-house asset managers"; and PTCE 84-14, regarding transactions by "qualified professional assets managers." Each investor using the assets of a Benefit Plan which acquires the Offered Notes, or to whom the Offered Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Offered Notes will be covered by a Prohibited Transaction Class Exemption issued by the United States Department of Labor.

              Employee plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA; however, such plans may be subject to comparable restrictions under federal, state or local law.

              Any Benefit Plan fiduciary considering the purchase of an Offered Note should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio. The sale of Offered Notes to a Benefit Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Benefit Plans generally or any particular Benefit Plan, or that this investment is appropriate for Benefit Plans generally or any particular Benefit Plan.

                                LEGAL INVESTMENT

              The Class A-1 Notes will be eligible securities for purchase by money market funds under the Investment Company Act of 1940, as amended.

                                    RATINGS


              As a condition to the issuance of the Class A-1 Notes, the Class A-1 Notes must be rated "P-1" by Moody's and "A-1+" by S&P and as a condition to the issuance of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes must be rated "Aaa" by Moody's and "AAA" by S&P. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the Offered Notes address the likelihood of the receipt by the Offered Noteholders of all distributions to which such Offered Noteholders are entitled. The ratings assigned to the Offered Notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Offered Noteholders might suffer a lower than anticipated yield.


                             METHOD OF DISTRIBUTION


              Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") for the sale of the Offered Notes dated December __, 1998, the Depositor has agreed to sell and Wheat First Securities, Inc., doing business as First Union Capital Markets, a division of Wheat First Securities, Inc. ("First Union"), and Prudential Securities Incorporated, Inc. ("Prudential" and, together with First Sierra, the "Underwriters"), have agreed to purchase, the Offered Notes.

              First Union Corporation, the parent corporation of First Union, owns approximately [3.3%] of the outstanding common stock of First Sierra.

              In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions therein, to purchase all the Offered Notes offered hereby if any of such Offered Notes are purchased.

              The Underwriters have advised the Depositor that they propose to offer the Offered Notes purchased by the Underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Offered Notes to or through a dealer, and such dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Offered Notes for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Offered Notes purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters, and any profit on the resale of the Offered Notes by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

              In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the offered notes at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

              For further information regarding any offer or sale of the Offered Notes pursuant to this prospectus supplement and the prospectus , see "Methods of Distribution" in the prospectus.

              The Transaction Documents and the Underwriting Agreement provide that First Sierra will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                               REPORT OF EXPERTS


              The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and December 31, 1996 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1997 incorporated by reference into this prospectus supplement have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                 LEGAL MATTERS

              Certain legal matters relating to the Notes will be passed upon by Dewey Ballantine LLP, New York, New York. Certain federal income tax matters will be passed upon for the Trust by Dewey Ballantine LLP, New York, New York. Certain legal matters relating to the Note Insurer will be passed upon for the
Note Insurer by Kutak Rock, Omaha, Nebraska.

                        INDEX OF PRINCIPAL DEFINED TERMS



                                                                 PAGE
                                                              ----------
Advance Payment.............................................        S-34
Advance Payments............................................        S-31
Aggregate Discounted Contract Principal Balance.............        S-17
Aggregate Initial Note Principal Balance....................        S-34
Available Distribution Amount...............................        S-34
Available Funds.............................................        S-34
Available Funds Shortfall...................................        S-34
Bankruptcy Code.............................................        S-54
Base Principal Amount.......................................        S-34
Base Principal Distribution Amount..........................        S-34
Benefit Plan................................................        S-61
Business Day................................................        S-54
Class A Initial Note Principal Balance......................        S-34
Class A Insured Distribution Amount.........................        S-34
Class A Notes...............................................        S-27
Class A Percentage..........................................  S-27, S-34
Class A-1 Notes.............................................   S-3, S-27
Class A-2 Notes.............................................   S-3, S-27
Class A-3 Notes.............................................   S-3, S-27
Class A-4 Notes.............................................   S-3, S-27
Class B-1 Notes.............................................   S-3, S-28
Class B-2 Notes.............................................   S-3, S-28
Class B-3 Notes.............................................   S-3, S-28
Class Percentage............................................        S-35
Closing Date................................................        S-16
Code........................................................        S-58
Conditional Prepayment Rate.................................        S-48
Contract Files..............................................        S-26
Controlling Parties.........................................        S-45
CPR.........................................................        S-48
DCR.........................................................        S-13
Defaulted Contract..........................................        S-35
Defaulted Contract Recoveries...............................        S-35
Deficiency Amount...........................................        S-54
Delinquency Trigger Event...................................        S-35
Delinquency Trigger Ratio...................................        S-35
Delinquent Contract.........................................        S-35
Depositor...................................................         S-2
Determination Date..........................................        S-35
Discount Rate...............................................        S-16
Discounted Contract Principal Balance.......................  S-16, S-35
Early Termination Contract..................................        S-36
ERISA.......................................................        S-61
Event of Servicing Termination..............................        S-44

                                                                 PAGE
                                                              ----------
Events of Default...........................................        S-45
Excluded Amounts............................................        S-36
Expired Contract............................................        S-36
Expired Contract Proceeds...................................        S-36
Final Scheduled Payment.....................................        S-36
First Union.................................................        S-62
Fiscal Agent................................................        S-53
Fitch.......................................................  S-13, S-57
GAAP........................................................        S-56
Gross Charge-Off Event......................................        S-36
Gross Charge-Off Ratio......................................        S-36
Indenture Trustee...........................................        S-25
Indenture Trustee Expenses..................................  S-37, S-47
Indenture Trustee Fee.......................................        S-47
Initial Class A Note Principal Balance......................        S-27
Initial Note Principal Balance..............................        S-37
Initial Unpaid Amount.......................................        S-37
Insurance Policies..........................................        S-26
Insured Payment.............................................        S-54
Interest Accrual Period.....................................        S-37
IRS.........................................................        S-57
Lockbox Bank................................................        S-31
Majority Holders............................................        S-37
Maturity Date...............................................        S-37
Modeling Assumptions........................................        S-49
Monthly Statement...........................................        S-32
Moody's.....................................................        S-13
Notes.......................................................        S-28
Note Current Interest.......................................        S-37
Note Factor.................................................        S-41
Note Insurer................................................        S-53
Note Interest...............................................        S-37
Note Principal Balance......................................        S-37
Note Rate...................................................        S-38
Notice......................................................        S-54
Offered Notes...............................................        S-27
OID.........................................................        S-58
Overdue Interest............................................        S-38
Overdue Principal...........................................        S-38
Owner.......................................................        S-54
Owner Trustee...............................................   S-2, S-25
Percentage Interest.........................................        S-38
Plan Assets Regulation......................................        S-61
Pool Factor.................................................        S-41
Preference Amount...........................................        S-54
Premium Amount..............................................        S-38
Premium Rate................................................        S-38

                                                                 PAGE
                                                              ----------
Prepayment..................................................        S-38
Prepayment Amount...........................................        S-39
Prudential..................................................        S-62
PTCE........................................................        S-61
Receivables.................................................        S-28
Reimbursement Amount........................................        S-39
Repurchase Amount...........................................        S-39
Restricting Event...........................................        S-39
S&P.........................................................        S-13
SAP.........................................................        S-55
Scheduled Payments..........................................  S-17, S-39
Securities..................................................        S-28
Securities Act..............................................        S-63
Sellers.....................................................   S-2, S-23
Servicer....................................................        S-23
Servicer Advance............................................        S-31
Servicing Officer...........................................        S-43
Servicing Standard..........................................        S-18
Statistical Discount Rate...................................        S-16
Statistical Discounted Contract Principal Balance...........        S-16
Subordinate Notes...........................................        S-28
Subordinate Securities......................................        S-28
Substitute Contract.........................................        S-17
Substitute Contract Cut-Off Date............................        S-39
Supplementary Report........................................        S-43
Tax Counsel.................................................        S-57
Transfer Date...............................................        S-29
Trust.......................................................   S-2, S-25
Trust Certificate...........................................        S-28
Trust Certificate Principal Balance.........................        S-39
Trust Operating Expenses....................................        S-40
UCC.........................................................        S-10
Underwriters................................................        S-62
Underwriting Agreement......................................        S-62
Weighted Average Life.......................................        S-48
Withholding Regulations.....................................        S-60

Subject to completion, dated November 24, 1998


The Information in this Prospectus Supplement is not complete and may be changed. We may not sell these certificates until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus Supplement is not an offer to sell these certificates and it is not soliciting an offer to buy these certificates in any state where the offer or sale is not permitted.

Prospectus supplement to prospectus dated _______, 1998

-------------------
FIRST SIERRA EQUIPMENT CONTRACT TRUST 1998-1
Issuer                                              $______________
FIRST SIERRA FINANCIAL, INC.             Equipment Contract Backed Certificates,
Originator and Servicer                             Series 1998-1
FIRST SIERRA RECEIVABLES III, INC.
Depositor

-------------------

The First Sierra Equipment Contract Trust 1998-1 will issue five classes of certificates representing fractional undivided interests in the assets of the trust. The assets of the trust will consist primarily of a pool of finance leases and commercial loans and a security interest in the related underlying equipment or other property.

--------------------------------------------------------------------------------
YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-_ OF THIS PROSPECTUS SUPPLEMENT AND PAGE __ OF THE PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES.

The certificates represent interests in the trust only and are not interests in or obligations of any other person.

Neither the certificates nor the underlying leases and loans will be insured or guaranteed by any governmental agency or instrumentality or by any other person.
--------------------------------------------------------------------------------
THE CERTIFICATES--

- Of the five classes of certificates issued by the trust, only the two classes of certificates set forth in the table below are offered by this prospectus supplement.

- Interest and principal on the certificates is scheduled to be paid monthly, on the 12th day of the month, or the business day immediately following such 12th day. The first scheduled payment date is December 14, 1998.

CREDIT ENHANCEMENT--

- The Class A Certificates will be unconditionally and irrevocably guaranteed as to the payment of scheduled interest and ultimate principal thereon pursuant to the terms of a certificate insurance policy to be issued by [MBIA Logo].

- The trust is also issuing the Class B Certificates or the subordinate certificates, which are not being offered by this prospectus supplement. Payments on the Class B Certificates are subordinated to payments due on the Class A Certificates. The subordination of the Class B Certificates provides additional credit enhancement for the Class A Certificates.

- The trust is also issuing a trust certificate representing the entire beneficial ownership interest in the trust. Payments on the trust certificate are subordinated to the payments due on the certificates. Subordination of the trust certificate provides credit enhancement for all of the certificates.


          Initial Aggregate      Pass-Through                            Underwriting    Proceeds to the
Class    Certificate Balance         Rate          Price to Public(1)       Discount       Depositor(2)
-----    -------------------     ------------      ------------------    ------------    ---------------

 A-1             $                   %                     %                    %              $
 A-2             $                   %                     %                    %              $
Total            $                                         $                    $              $

------------------------

(1)  Plus accrued interest, if any, from _____, 1998.
(2)  Before deducting expenses, estimated to be $________.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

FIRST UNION CAPITAL MARKETS                   PRUDENTIAL SECURITIES INCORPORATED

              The date of this prospectus supplement is November __, 1998

                IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED
               IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
                                   PROSPECTUS

        We provide information to you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

        This prospectus supplement does not contain complete information about the offering of the offered certificates. Additional information is contained in the prospectus. You are urged to read both this prospectus supplement and the prospectus in full. We can not sell the offered certificates to you unless you have received both this prospectus supplement and the prospectus.

        To the extent the prospectus contemplates different or multiple options, you should rely on the information in this prospectus supplement as to the application option.

        The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission. You may inspect and copy the registration statement at the Public Reference Room at the Commission at 450 Fifth Street, N.W., Washington, D.C. and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such materials at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

        We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS
IMPORTANT NOTICE ABOUT THE INFORMATION
PRESENTED IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS.....................................     S-3
TABLE OF CONTENTS...................................................     S-4
SUMMARY.............................................................     S-5
    Parties.........................................................     S-5
        The Trust...................................................     S-5
        The Depositor...............................................     S-5
        First Sierra................................................     S-5
        The Sellers.................................................     S-5
        The Certificate Insurer.....................................     S-5
        The Trustee.................................................     S-5
    Description of the Certificates.................................     S-6
        The Offered Certificates....................................     S-6
        The Subordinate Certificates................................     S-7
        The Trust Certificate.......................................     S-7
    Payments on the Certificates....................................     S-7
        Payment Date................................................     S-7
        Record Date.................................................     S-7
        Collection Period...........................................     S-7
        Interest....................................................     S-7
        Principal...................................................     S-7
    Flow of Funds...................................................     S-8
    Credit Enhancement..............................................     S-10
        Certificate Insurance Policy................................     S-10
        Subordination...............................................     S-10
    The Trust Assets................................................     S-10
        General.....................................................     S-10
        Origination and Acquisition.................................     S-10
        Statistical Information.....................................     S-11
    Servicing.......................................................     S-12
    Substitutions and Modifications.................................     S-13
    Advances........................................................     S-13
    Repurchases for Breaches of Representations and Warranties......     S-14
    Certain Legal Aspects of the Contracts..........................     S-14
    Optional Redemption.............................................     S-15
    Material Federal Income Tax Consequences........................     S-15
    ERISA Considerations............................................     S-15
    Rating of the Offered Certificates..............................     S-15
RISK FACTORS........................................................     S-16
THE RECEIVABLES.....................................................     S-17
    The Equipment...................................................     S-17
    The Contracts...................................................     S-17
    Substitutions and Modifications.................................     S-19
THE SELLERS.........................................................     S-25
FIRST SIERRA........................................................     S-25
THE SERVICER........................................................     S-26
    Delinquency and Loss Experience.................................     S-27
    Collection Policies.............................................     S-28
LEGAL PROCEEDINGS...................................................     S-29
FORMATION OF THE TRUST..............................................     S-29
    General.........................................................     S-29
    The Trustee.....................................................     S-29
    The Trust Assets................................................     S-30
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION.........     S-30
DESCRIPTION OF THE CERTIFICATES.....................................     S-30
    General.........................................................     S-30
    Conveyance of Receivables.......................................     S-31
    Representations and Warranties of First Sierra..................     S-32
    Indemnification.................................................     S-34
    The Accounts....................................................     S-34
    Servicer Advances...............................................     S-34
    Flow of Funds...................................................     S-35
    Withholding.....................................................     S-45
    Reports to Certificateholders...................................     S-45
    Optional Redemption.............................................     S-47
    Remittance and Other Servicing Procedures.......................     S-47
    Servicing Compensation and Payment of Expenses..................     S-48
    Evidence as to Compliance.......................................     S-48
    Certain Matters Relating to the Servicer........................     S-49
    Events of Servicing Termination.................................     S-49
    Rights Upon an Event of Servicing Termination...................     S-50
    Events of Default...............................................     S-50
    Termination of the Trust........................................     S-51
    Amendment.......................................................     S-51
THE TRUSTEE.........................................................     S-52
    General.........................................................     S-52
    Duties and Immunities of the Trustee............................     S-52
PREPAYMENT AND YIELD
CONSIDERATIONS......................................................     S-53
    Weighted Average Lives of the Offered Certificates..............     S-54
THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER........     S-57
MATERIAL FEDERAL INCOME TAX CONSEQUENCES............................     S-58
    Tax Characterization of the Trust...............................     S-58
    Taxation of Beneficial Owners...................................     S-58
    Discount and Premium............................................     S-58
    Sale of a Certificate...........................................     S-58
    Foreign Beneficial Owners.......................................     S-58
    Backup Withholding..............................................     S-58
STATE AND LOCAL TAX CONSIDERATIONS..................................     S-61
ERISA CONSIDERATIONS................................................     S-62
LEGAL INVESTMENT....................................................     S-63
RATINGS.............................................................     S-63
METHOD OF DISTRIBUTION..............................................     S-63
REPORT OF EXPERTS...................................................     S-64
LEGAL MATTERS.......................................................     S-64
REPORT OF PUBLIC INDEPENDENT ACCOUNTANTS............................     S-65
INDEX OF PRINCIPAL DEFINED TERMS....................................     S-68

                                     SUMMARY

- This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered notes, read carefully this entire prospectus supplement and the accompanying prospectus.

- This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

- You can find a listing of the pages where capitalized terms used in this prospectus supplement summary are defined under the caption "Index of Principal Defined Terms" beginning on page S-__ in this prospectus supplement and under the caption "Index of Terms" beginning on page __ in the accompanying prospectus.

                         -------------------------------


PARTIES

THE TRUST

First Sierra Equipment Contract Trust 1998-1 is a trust established under the laws of the State of New York.

THE DEPOSITOR
First Sierra Receivables III, Inc. is a Delaware corporation. The depositor is a wholly-owned special-purpose subsidiary of First Sierra. The principal office of the depositor is located at 600 Travis Street, Suite 7050, Houston, Texas 77002, and its telephone number is (___) ________.

FIRST SIERRA

First Sierra Financial, Inc. is a Texas corporation. The principal office of First Sierra is located at 600 Travis Street, Suite 7050, Houston, Texas 77002, and its telephone number is (713) 221-8822. First Sierra originated the contracts and will also service the contracts held by the trust.

For a description of First Sierra's business and underwriting procedures, see "First Sierra."

THE SELLERS

The Sellers are certain affiliates and certain trusts sponsored by First Sierra or its affiliates, including investors related thereto.

THE CERTIFICATE INSURER

MBIA Insurance Corporation is a New York financial guaranty insurance company.

For a description of the business and selected financial information of the note insurer, see "The Certificate Insurance Policy and the Certificate Insurer."



THE TRUSTEE

Bankers Trust Company is a New York banking corporation. The corporate trust offices of the trustee are located at Four Albany Street, New York, New York 10006, and its telephone number is (212) 250-4237.

For a description of the trustee, and its responsibilities with respect to the certificateholders, see "The Trustee."

DESCRIPTION OF THE CERTIFICATES


The trust will issue five classes of its equipment contract backed certificates. The certificates are designated as the "Class A-1 Certificates", the "Class A-2 Certificates", the "Class B-1 Certificates", the "Class B-2 Certificates" and the "Class B-3 Certificates". The Class A-1 Certificates and the Class A-2 Certificates are collectively referred to as the "Class A Certificates" or the offered certificates.


The offered certificates are offered pursuant to this prospectus supplement. The Class B-1, Class B-2 and Class B-3 Certificates, also referred to as the "Class B Certificates" or the subordinate certificates, are not offered pursuant to this prospectus supplement. We will sell the subordinate certificates to qualified institutional investors in private transactions.


The certificates will be backed solely by a pledge of the assets of the trust, which consist primarily of a segregated pool of finance lease and commercial loan contracts and a security interest in the related underlying equipment or other property.

The trust will also issue a trust certificate representing the entire beneficial ownership interest in the trust. The trust certificate is subordinate to the certificates.

THE OFFERED CERTIFICATES

Each class of offered certificates will have the initial principal amount and interest rate set forth in the following table. The dates on which the final payment of principal and interest on each class of offered certificates is expected to be made and must ultimately be made are also set forth in the following table.


                 Initial Certificate                          Expected Final       Legal Final       CUSIP
Class             Principal Balance      Pass-Through Rate     Payment Date       Maturity Date      Number
-----             -----------------      -----------------    --------------      -------------      ------
 A-1                     $                         %
 A-2                     $                         %

The aggregate initial certificate principal balance of the offered certificates is equal to $___________. The sum of the initial certificate principal balance for the Class A-1 and the Class A-2 Certificates is equal to $__________.

The offered certificates will initially be issued in book-entry form only, through the facilities of The Depository Trust Company. The offered certificates will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof.

THE SUBORDINATE CERTIFICATES

The following table sets forth the initial certificate principal balance and the pass-through rate with respect to each class of subordinate certificates.

                 Initial Certificate
Class             Principal Balance          Pass-Through Rate
-----             -----------------          -----------------
B-1                       $                         %
B-2                       $                         %
B-3                       $                         %

THE TRUST CERTIFICATE

The trust certificate represents the ownership interest in the trust. Payments in respect of the trust certificate are subordinate to payments in respect of the certificates.

The depositor must retain the trust certificate. The depositor, as holder of the trust certificate, is referred to herein as the "residual holder".

PAYMENTS ON THE CERTIFICATES

PAYMENT DATE

Principal and interest is scheduled to be paid to the certificateholders on the 12th day of each month, or, if such day is not a business day, on the next succeeding business day, commencing on December 14, 1998.

RECORD DATE

The trustee will make payments to the certificateholders of record as of the close of business on the first day of such month.

COLLECTION PERIOD

Payments made on each payment date will relate to the collections received in respect of the contracts and the equipment during the period beginning on the opening of business on the second day of the immediately preceding calendar month and ending on the close of business on the first day of the calendar month in which such payment date occurs.

INTEREST

Interest on the certificates of each class will accrue at the applicable pass-through rate from a payment date to the day before the next payment date. In the case of the first payment date, interest begins to accrue on the day of the closing.

For the Class A-1 Certificates, interest on the certificates will be calculated on an "actual/360" basis. For the certificates other than the Class A-1 Certificates, interest on the certificates will be calculated on a "30/360" basis.

Interest on a class of certificates which is not paid as scheduled is due on the following payment date and will accrue interest at a rate equal to the pass-through rate for such class plus 1%.

PRINCIPAL

On each payment date, the certificateholders are scheduled to receive an amount of principal generally equal to the sum of actual principal collections, payments by the originator for contracts repurchased by it and writedowns of any defaulted contracts, each during the related collection period. The certificateholders of each class of certificates are scheduled to receive a percentage of the above amount. Each class's percentage will equal such class's initial certificate principal balance divided by the initial aggregate discounted contract principal balance of the contracts.

However, certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. Principal amounts which are not paid as scheduled are due on the following payment date.

FLOW OF FUNDS

On each payment date, amounts received during the related collection period in respect of the contracts are to be paid, until such amounts are exhausted, in the following order of priority:

first    to the payment of certain fees and expenses of the servicer;

second   to the payment of the premium amounts to the certificate insurer;

third    to the payment of certain fees and expenses of the trustee;

fourth to the payment of interest due, including overdue interest, on the outstanding certificates on such payment date, in the following priority order: (i) the Class A Certificates, (ii) the Class B-1 Certificates, (iii) the Class B-2 Certificates, and (iv) the Class B-3 Certificates. Classes having a higher priority are paid in full before classes with a lower priority are paid any amount. Amounts distributed to the Class A certificateholders are shared by the Class A-1 and Class A-2 certificateholders in proportion to the outstanding certificate principal balance of each class;

- However, no payment of interest will be made on the Class B-1, Class B-2 or Class B-3 Certificates if such payment would result in insufficient funds to pay the principal due on the Class A Certificates on such payment date. In such an event, the amount necessary to pay the principal due on the Class A Certificates would be withheld from the interest distribution and distributed to the Class A certificateholders as principal.

fifth to the payment of principal due, including overdue principal, on the outstanding Class A Certificates on such payment date. Amounts distributed to the holders of the Class A Certificates are paid first to the holders of the Class A-1 Certificates until the note principal balance of the Class A-1 Certificates is reduced to zero, and then are paid to the holders of the Class A-2 Certificates;

sixth to the payment of any unpaid reimbursement amounts to the certificate insurer;

seventh to the payment of principal due, including overdue principal, on the outstanding Class B Certificates, beginning with the class having the lowest numerical designation. Classes with a lower numerical designation are paid in full before classes with a higher numerical designation are paid any amount;

- However, during the continuance of a "restricting event," principal will not be paid as set forth above, but will not be paid as set forth above, but will instead be paid to the most senior class of certificates then outstanding.

-        A "restricting event" means the occurrence of any of:

         - an event of servicing termination which is not cured within applicable grace periods;

         -         a "gross charge-off event"; or

         -         a "delinquency trigger event".

- A "gross charge-off event" occurs when, over any six-month period, the average discounted contract principal balance of all defaulted contracts exceeds 2.5% of the aggregate discounted contract principal balance of all contracts.

- A "delinquency trigger event" occurs when, over any six-month period, the average discounted contract principal balance of all of the contracts for which payments have not been made for more than 30 days exceeds 7.5% of the aggregate discounted contract principal balance of all contracts.

eighth   any other amounts required to be paid to the servicer; and

ninth    any remaining funds are paid to the residual holder.

- However, if any distribution to be made to the residual holder would cause the trust certificate principal balance to be less than 3% of the initial aggregate discounted contract principal balance, then such distribution will not be paid to the residual holder, but will instead be distributed to the certificateholders as an additional distribution of principal. Such distribution will be made to each class of certificates in proportion to such class's principal payment percentage.

- Further, during the continuance of a restricting event, no distribution will be made to the residual holders. Rather, such amount will be paid to the most senior class of certificates then outstanding.

The following chart diagrams the flow of funds described above. Both the information in the chart and described above is qualified in its entirety by the more detailed description of the flow of funds set forth herein under "Description of the Certificates--Flow of Funds."


                                    [GRAPH]


______The solid line indicates the flow of funds under normal circumstances. -..-..The dashed and dotted line indicates the flow of funds when there are not enough funds to pay the principal due on the Class A Certificates on a payment date. Starting with the most junior class of certificates, funds are diverted to the extent necessary to pay the base principal distribution amount with respect to Class A. ------The dashed line indicates the flow of funds during a restricting event. During a restricting event, only the most senior class of certificates outstanding receives principal. Principal payable to more subordinate classes of certificates or the amounts payable to the residual holder are diverted to the most senior class of certificates outstanding. The chart assumes the Class A Certificates are outstanding.

CREDIT ENHANCEMENT

The credit enhancement available to the certificateholders will consist of, with respect to the Class A Certificates only, the certificate insurance policy issued by MBIA Insurance Corporation, the certificate insurer, and the subordination provisions of the trust.

CERTIFICATE INSURANCE POLICY

MBIA Insurance Corporation will issue its certificate insurance policy on November , 1998 for the benefit of the holders of the Class A Certificates. Pursuant to this policy, MBIA Insurance Corporation will unconditionally and irrevocably guarantee the payments required to be made during the term of such policy.

In the event that, on any payment date, the holders of the Class A Certificates do not receive the full amount of the payment then due to them, such shortfall (together with interest thereon at the related pass-through rate) is due and payable and will be funded either from an account which holds money for this purpose or from the proceeds of a drawing under the policy.

SUBORDINATION

The credit enhancement available for the benefit of any class of certificates is provided by each class of certificates having a lower priority of payment than such class of certificates, as well as by the trust certificate. Losses caused by defaults on the underlying contracts will be absorbed first, by the residual holder, second, by the holders of the Class B-3 Certificates, third, by the holders of the Class B-2 Certificates, fourth, by the holders of the Class B-1 Certificates and fifth, by the holders of the Class A Certificates. Thus, before any losses are allocated to a class of certificates, the certificate principal balance of each class of certificates subordinate to such class, as well as the trust certificate principal balance, must be reduced to zero.

In addition, upon the occurrence of a restricting event, amounts otherwise payable to the subordinate certificateholders and the residual holder will be suspended and shall be disbursed to the most senior class of certificates then outstanding, as a further reduction of the outstanding certificate principal balance of such class.

THE TRUST ASSETS

GENERAL

The assets of the trust will consist of:

- a segregated pool of direct finance lease and commercial loan contracts relating to a wide range of equipment, including computers and peripherals, computer software, medical and dental related equipment including dental operatories, medical, dental and veterinary diagnostic equipment including x-ray machines, blood analyzers, and other diagnostic equipment, telecommunications, general office, automotive servicing, hospitality and food services related equipment, heavy mobile construction equipment, copiers, and specialty vehicles including bucket trucks, lifts, delivery vans and trucks together with all monies received relating thereto on or after October 1, 1998;

- the security interest of the originator or its affiliate, in the equipment or other property securing such contracts;

- all funds on deposit in certain accounts relating to the contracts and the equipment;

- certain of the originator's rights under insurance policies relating to the contracts and the equipment; and

-        the note insurance policy to be issued by MBIA Insurance Corporation.

Any security deposits received by the servicer with respect to the contracts will be retained by the servicer, and such amounts will not be available to the trust in the event of the liquidation of the related contracts.

ORIGINATION AND ACQUISITION

Each contract was previously originated by either:

- a third-party unaffiliated with First Sierra, each, a "source," and acquired by First Sierra through its "private label program"; or

-        First Sierra directly through its "vendor or broker program."

All of the contracts:

-        which are in the form of leases are characterized as "finance leases;"

- require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual, or annual basis, in arrears or in advance. Such periodic payments are referred to herein as "scheduled payments;"

- require that the obligor under such contract assumes all responsibility with respect to the related equipment, including the obligation to pay all costs relating to its operation, maintenance, repair and, with certain exceptions described herein, insurance or self insurance; and

- contain "hell or high water" provisions, which unconditionally obligate the obligor to make all scheduled payments without setoff.

STATISTICAL INFORMATION

The statistical information of the contracts presented in this prospectus supplement is based on the pool of contracts that existed on October 1, 1998, the "statistic calculation date" and was calculated using an assumed discount
rate of   %. The statistical distribution of the characteristics of the
contracts as of November   , 1998 for the final contract pool is calculated
using an actual discount rate of   %, and will vary somewhat from the
statistical distribution of such characteristics as of the statistic calculation date. However, such characteristics will not vary by more than 5% (measured by the aggregate discounted contract principal balance) on the date investors make their investment decision.

The "discounted contract principal balance" with respect to any contract, on any date of determination, is the sum of the present value of all of the remaining scheduled payments becoming due under such contract after the end of the prior collection period, discounted monthly at the actual discount rate. The discounted contract principal balance of any defaulted contract, early termination contract, or expired contract or contract assigned back to First Sierra pursuant to the pooling and servicing agreement shall be equal to zero.

The "aggregate discounted contract principal balance" as determined from time to time is the sum of the discounted contract principal balances of all contracts.

As of the statistic calculation date, all of the contracts had the following characteristics:

- a statistical aggregate discounted contract principal balance of approximately $________.

-      discounted contract principal balances ranging from $____ to $_____;

-      an average discounted contract principal balance of approximately $_____;

- an original term to maturity of __ months to __ months, with a weighted average original term to maturity of approximately __ months;

- a remaining term to maturity of not less than __ months and not more than __ months, with a weighted average remaining term to maturity of approximately __ months; and

- no more than ____% of the statistical discounted contract principal balance attributable to any one obligor.

On November __, 1998, the statistical characteristics of the contracts pool will meet the following guidelines (percentages are measured as of October 1, 1998, and are measured by:

-      the initial aggregate discounted contract principal balance):

- the average original equipment cost of the equipment is less than or equal to $______;

-      the terms of the contracts range from __ to ___ months;

- the final scheduled payment date on the contract with the latest maturity is __________, 20__;

- the maximum concentration of contracts relating to a single obligor will be a percentage less than or equal to ____%;

- the contracts relating to the top ten obligors will comprise a percentage less than or equal to ___%;

- the maximum concentration of contracts relating to a single source will be a percentage less than or equal to ___%;

- the maximum concentration of contracts in a single state will be less than or equal to ___%, except that with respect to the State of California, the concentration shall be limited to ___%; and

- not more than 1% will be comprised of contracts which are leases to a government or a municipality.

For a further description of the Equipment and the Contracts, see "The Receivables."

SERVICING

The servicer is responsible for servicing, managing and administering the contracts and the equipment and enforcing and making collections on the contracts. The servicer is required to exercise the degree of skill and care in performing these functions that it customarily exercises with respect to similar property owned or serviced by the servicer.

For a further description of the servicer and the servicer's delinquency and loss experience, see "The Servicer."

SUBSTITUTIONS AND MODIFICATIONS

First Sierra is allowed to transfer to the trust substitute contracts in exchange for defaulted contracts, early termination contracts, or contracts as to which a warranty event or casualty loss has occurred. Such substitutions are subject to the following conditions:

- on a cumulative basis the sum of the discounted contract principal balance of all substitute contracts cannot exceed 10% of the aggregate discounted contract principal balance of all contracts as of October 1, 1998;

- the substitute contracts being transferred must have a discounted contract principal balance that is greater than the discounted contract principal balance of the contracts being replaced; and

- no substitution shall be permitted if, as a result thereof, (X) the sum of the scheduled payments on all contracts due in any collection period thereafter would be less than or increase the amount by which it is less than (Y) the sum of the scheduled payments which would otherwise be due in such collection period.

The servicer may waive, modify or vary any term of a contract if the servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the certificateholders.

However, the servicer will covenant in the pooling and servicing agreement that:

-        it will not forgive any payment of rent, principal or interest;

- unless an obligor is in default, it will not permit any modification with respect to a contract which would defer the payment of any principal or interest or any scheduled payment or change the final maturity date on any contract except as necessary to effect recovery under defaulted contracts; in no circumstances will a change in the final maturity date of any contract be allowed if such new maturity date is later than the latest maturity date of any other contract then held by the trust; and

- the servicer may accept prepayment in part or in full subject to certain limitations as more fully described in this prospectus supplement.

ADVANCES

In the event that any obligor fails to remit its full scheduled payment due in a collection period by the determination date related to such collection period, the servicer may make an advance from its own funds of an amount equal to such unpaid scheduled payment, if the servicer, in its sole discretion, determines that eventual repayment of such advance is likely from collections from or on behalf of the related obligor.

The pooling and servicing agreement provides for the reimbursement of the servicer for such advances.

For a further description of the servicer's obligation to make advances, see "Description of the Certificates - Servicer Advances."

REPURCHASES FOR BREACHES OF REPRESENTATIONS AND WARRANTIES

If the interest of the trust in any of the equipment, the related contract, or the related contract file is materially adversely affected by a breach of a representation or warranty made by First Sierra with respect to such contract and if such breach has not been cured within thirty days of discovery of such breach, First Sierra, as originator or as servicer, as the case may be, will be obligated to accept the reconveyance of a contract and the related equipment from the trustee and to deposit the repurchase amount in the collection account.

For a further description of First Sierra's repurchase obligations, see "Description of the Certificates - Representations and Warranties of First Sierra."

CERTAIN LEGAL ASPECTS OF THE CONTRACTS

The sellers will warrant that:

- the transfer by the sellers to the trust of the contracts and the security interest in the related equipment is a valid transfer and assignment of the contracts and the security interest in the related equipment; and

- if the transfer by the sellers to the trust is deemed to be a grant to the trust of a security interest in the contracts and the related equipment, then the trust will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof.

The servicer will be required to take such action as is required to perfect the trust's interest in the contracts and the equipment except as discussed below with respect to the equipment. If the sellers, the servicer or the trustee, while in possession of an item of the contracts, sells or pledges and delivers such contracts to another party, in violation of the pooling and servicing agreement, there is a risk that the purchaser could acquire an interest in such contracts having priority over the trust's interest.

The sellers and the trust will file financing statements in accordance with the Uniform Commercial Code as in effect in the applicable jurisdiction (the "UCC") evidencing the security interest of the trustee in the trust assets as follows:

- a UCC-1 financing statement with respect to the assignment of all contracts by the sellers to the trust pursuant to the receivables transfer agreement; and

- a UCC-1 financing statement with respect to the assignment of all contracts by the trust to the trustee.

First Sierra has filed UCC-3 financing statements with respect to contracts originated by a source as to which the related equipment had an original cost of $75,000 or more and UCC-1 financing statements with respect to contracts originated by First Sierra as to which the related equipment had an original cost of $35,000 or more.


Accordingly, with respect to contracts originated by a Source as to which the related equipment had an original cost less than $75,000 and contracts originated by First Sierra as to which the related equipment had an original cost less than $35,000, none of the sellers nor the servicer has filed or will be required to file UCC financing statements in favor of the trustee identifying the equipment as collateral assigned to the trustee on behalf of the trust. In the absence of such filings, any security interest in the related equipment will not be perfected in favor of the trustee and the trustee shall have no liability with respect to such lack of perfection.

OPTIONAL REDEMPTION

The certificates may be redeemed in whole, but not in part, on any distribution date on which the residual holder exercises its option to cause the early retirement of the certificates. This can only occur after the aggregate note principal balance of each class of certificates declines to less than 10% of its original level. The redemption price is equal to the unpaid principal amount of the certificates of each class, plus accrued and unpaid interest thereon. See "Description of the Certificates - Optional Redemption."

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Dewey Ballantine LLP, tax counsel, has opined that, under existing law, the trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. The beneficial owners of the certificates must report their respective allocable shares of all income earned on the trust property and may deduct their respective allocable shares of reasonable servicing fees and other fees paid or incurred by the trust. See "Material Federal Income Tax Consequences" for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Certificates may be purchased by or with the assets of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the provisions of Section 4975 of the Internal Revenue Code of 1986. An acquisition of certificates by such an employee benefit plan is subject to the general fiduciary standards of ERISA and satisfaction of the conditions imposed under the terms of prohibited transaction exemptions granted to the underwriters. See "ERISA Considerations" herein.

RATING OF THE OFFERED CERTIFICATES

The offered certificates must receive at least the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") in order to be issued:

Class                       Rating
-----              ---------------------------
                   S&P                 Moody's
                   ----                -------
 A-1               A-1+                  P-1
 A-2               AAA                   Aaa

See "Ratings."

                                  RISK FACTORS

         In addition to the risk factors discussed in the prospectus, prospective offered certificateholders should consider, among other things, the following additional factors in connection with the purchase of the offered certificates:

         RISK OF DOWNGRADE OF INITIAL RATINGS ASSIGNED TO CERTIFICATES. It is a condition to the issuance of the offered certificates that they receive the ratings from the rating agencies set forth in the summary under the heading "Rating of the Offered Certificates." A rating is not a recommendation to purchase, hold or sell the offered certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the offered certificates address the likelihood of the timely payment of interest on and the ultimate repayment of principal of the offered certificates pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. The ratings of the offered certificates are based primarily on the rating agencies' analysis of the contracts, and the equipment, and, with respect to the Class A Certificates, the subordination provided by the subordinate certificates and the trust certificate and the certificate insurance policy.

         TRANSFER OF SERVICING MAY DELAY PAYMENTS. If First Sierra were to cease acting as servicer, delays in processing payments on the contracts and information in respect thereof could occur and result in delays in payments to the certificateholders.

         RISKS ASSOCIATED WITH INABILITY OF FIRST SIERRA TO REACQUIRE CONTRACTS AND THE RELATED EQUIPMENT. First Sierra, as originator or as servicer, as the case may be, will make representations and warranties with respect to certain matters relating to the contracts and the equipment. In certain circumstances, First Sierra will be required to reacquire from the trust contracts and the related equipment with respect to which such representations and warranties have been breached. In the event that First Sierra is incapable of complying with its obligations to reacquire the contracts and the related equipment and no other party is obligated to perform or satisfy such obligations, the certificateholders may be subject to delays in receiving payments and suffer loss of their investment in the certificates.

         GEOGRAPHIC CONCENTRATIONS OF CONTRACTS AND THE RELATED EQUIPMENT. As of the statistic calculation date, obligors with respect to approximately ____%, ____% and ____% of the contracts and the related equipment (based on the aggregate discounted contract principal balance as of the statistic calculation date and mailing addresses) were located in the States of [California, Florida and Texas,] respectively. See the "Receivables" herein. Accordingly, adverse economic conditions or other factors particularly affecting these states could adversely affect the delinquency, loss or repossession experience of the trust with respect to the contracts and the equipment.

         YEAR 2000 ISSUE. The "Year 2000" issue involves computer programs and applications that were written using two digits (instead of four) to describe the applicable year. Failure to successfully modify such programs and applications to the Year 2000 compliant may have a material adverse impact on First Sierra. Exposure arises not only from potential consequences (for example, business interruption) of certain of First Sierra's own applications not being Year 2000 compliant, but also from non-compliance by significant counterparties with which First Sierra does business. Management has made inquiries of its major software vendors and has received assertions that the software programs from such vendors are Year 2000 compliant. First Sierra expects to complete testing of the software vendors' assertions by the first quarter of 1999.

                                THE RECEIVABLES

         The Receivables consist of the Contracts and a security interest in the Equipment.

THE EQUIPMENT

         The Equipment subject to the Contracts consists of small to medium sized equipment used in a wide variety of businesses consistent with small ticket equipment leasing. The equipment and other property underlying the Contracts may include, but is not limited to, the following: (i) computers and peripherals; (ii) computer software; (iii) medical and dental related equipment including dental operatories; (iv) medical, dental and veterinary diagnostic equipment including x-ray machines, blood analyzers, and other diagnostic equipment, (v) telecommunications, (vi) general office, (vii) automotive servicing, (viii) hospitality and food services related equipment; (ix) equipment utilized in the arbor industry; (x) machines tools; (xi) manufacturing process equipment; (xii) heavy mobile construction equipment; (xiii) copiers; and (xiv) specialty vehicles including bucket trucks, lifts, delivery vans and trucks.

THE CONTRACTS

         The Contracts consist of small ticket leases, and commercial loans and security interests in the related equipment or other property (i) acquired by First Sierra from small independent leasing companies on an on-going basis through the Private Label Program or (ii) originated directly by First Sierra through the Broker Program or the Vendor Program. See "First Sierra" herein.

         The Receivables consist of the Contracts and a security interest in the Equipment. As of the Statistic Calculation Date, the Contracts had an Aggregate Discounted Contract Principal Balance (calculated using an assumed discount rate of _____% (the "Statistical Discount Rate")) of approximately $____________ (the "Statistical Discounted Contract Principal Balance"). The statistical information concerning the pool of Receivables set forth herein is based upon information as of the Statistic Calculation Date and using the Statistical Discount Rate. [The actual discount rate of _____% (the "Rate") has been calculated using the actual levels of fees payable by the Trust, the actual Pass-Through Rate with respect to each class of the Class A Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates and shall be used to calculate the actual Initial Class A Certificate Principal Balance and the actual Initial Aggregate Discounted Contract Principal Balance of the Contracts.] The Initial Aggregate Discounted Contract Principal Balance of the Contracts as of the Cut-Off Date calculated using the Discount Rate is $____________. Between the Statistic Calculation Date and the Closing Date some amortization of the pool is expected to occur. In addition, certain Contracts included in the pool as of the Statistic Calculation Date may be determined not to meet the eligibility requirements for the final pool, and may not be included in the final pool. Moreover, certain Contracts that are not included in the pool as of the Statistic Calculation Date may be included in the final pool. While the statistical distribution of the characteristics as of the Closing Date for the final Receivables pool and calculated at the Discount Rate will vary somewhat from the statistical distribution of such characteristics as of the Statistic Calculation Date and calculated at the assumed Discount Rate as presented in this prospectus supplement, such characteristics will not vary by more than 5% (measured by the Aggregate Discounted Contract Principal Balance).

         The "Discounted Contract Principal Balance" with respect to any Contract, on any Determination Date, is the sum of the present value of all of the remaining Scheduled Payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below; provided, however, that except to the extent expressly provided in the Pooling and Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract repurchased by First Sierra or the Servicer pursuant to the Pooling and Servicing Agreement shall be equal to zero.

         In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, on any Determination Date the Discounted Contract Principal Balance for each Contract shall be calculated assuming:

         (i) Scheduled Payments are due on the last day of each Collection
     Period;

         (ii) Scheduled Payments are discounted on a monthly basis using a 30-day month and a 360-day year; and

         (iii) Scheduled Payments are discounted to the last day of the Collection Period prior to the Determination Date.

         The "Aggregate Discounted Contract Principal Balance" as determined from time to time is the sum of the Discounted Contract Principal Balances of all Contracts.

         All of the Contracts require the periodic, scheduled payment of rent or other payments on a monthly, quarterly, semi-annual or annual basis, in arrears or in advance. Such periodic payments are referred to herein as "Scheduled Payments."

         The Contracts have the characteristics specified in the Pooling and Servicing Agreement and described herein, and the Contracts eligible to be designated as Substitute Contracts will conform to the characteristics specified in the Pooling and Servicing Agreement and herein.

         The terms of the Contracts generally range from _____ to _____ months. The final scheduled payment date on the Contract with the latest maturity is __________, _____. As of the Statistic Calculation Date, all of the Contracts had (i) original terms to maturity of _____ months to _____ months, with a weighted average original term to maturity of approximately _____ months; and
(ii) a remaining term to maturity of not less than _____ months and not more than _____ months, with a weighted average remaining term to maturity of approximately _____ months.

         References herein to percentages of Obligors refer in each case to the percentage of the Statistical Discounted Contract Principal Balance of the Contracts as of the Statistic Calculation Date.

         As of the Statistic Calculation Date, the Discounted Contract Principal Balances of the Contracts ranged from $_____ to $_____. No more than _____% of the Statistical Discounted Contract

Principal Balance is attributable to any one Obligor, and the average Discounted Contract Principal Balance is approximately $_____.

         The Servicer is permitted to allow an Obligor to prepay a Contract in an amount not less than the related Prepayment Amount. In addition, in the event that an Obligor requests an upgrade or trade-in of Equipment, the Servicer may remove such Equipment and related Contract from the Trust Assets, but only upon payment of an amount equal to the sum of (i) the Discounted Contract Principal Balance as of the first day of the Collection Period preceding such removal,
(ii) one month's interest thereon at the Discount Rate, and (iii) any Scheduled Payments due and outstanding under such Contract that have not been paid by the Obligor (collectively, the "Repurchase Amount").

SUBSTITUTIONS AND MODIFICATIONS

         First Sierra may, with the consent of the Certificate Insurer, substitute one or more Contracts and provide a security interest in the related Equipment for and replace one or more Contracts and terminate the security interest in the related Equipment that (i) becomes a Defaulted Contract, a Prepayment or an Early Termination Contract or (ii) is required to be repurchased by First Sierra pursuant to the Pooling and Servicing Agreement.

         Each Substitute Contract shall be a Contract which satisfies certain representations and warranties set forth in the Pooling and Servicing Agreement (a "Substitute Contract") as of the related Substitute Contract Cut-Off Date. In addition, the following conditions must be satisfied:

         (i) on a cumulative basis from the Cut-Off Date, the sum of the Discounted Contract Principal Balance (as of the related Substitute Contract Cut-Off Date) of such Substitute Contracts does not exceed 10% of the Initial Aggregate Discounted Contract Principal Balance of all Contracts as of the Cut-Off Date;

         (ii) as of the related Substitute Contract Cut-Off Date, the Substitute Contracts then being transferred have a Discounted Contract Principal Balance that is not less than the Discounted Contract Principal Balance of the Contracts being replaced; and

         (iii) no substitution shall be permitted if, as a result thereof, (X) the sum of the Scheduled Payments on all Contracts due in any Collection Period thereafter would be less than or increase the amount by which it is less than (Y) the sum of the Scheduled Payments which would otherwise be due in such Collection Period.

         The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Certificateholders or the Certificate Insurer. However, the Servicer will covenant in the Pooling and Servicing Agreement that
(i) it will not forgive any payment of rent, principal or interest, (ii) unless an Obligor is in default, it will not permit any modification with respect to a Contract which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Contract except as necessary to effect recovery under Defaulted Contracts; provided, however, that no change in the final maturity date of any Contract shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Contract then held by the Trust, and (iii) the Servicer may accept Prepayment in part or in full; provided, further, that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Obligor and (y) such partial Prepayment will not reduce the Discounted Contract Principal Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate, accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Contract Principal Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to accurately recalculate the Discounted Contract Principal Balance, and the allocation of Scheduled Payments to principal and interest.

         Pursuant to the Pooling and Servicing Agreement, the Servicer will manage, administer, service and make collections on the Contracts, in accordance with the terms of the Pooling and Servicing Agreement, the Contracts, the Servicer's current credit and collection policies and applicable law and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers leases of similar credit quality for itself or others, if any, giving due consideration to customary and usual standards of practice of prudent institutional small ticket equipment finance lease servicers and, in each case, taking into account its other obligations under the Pooling and Servicing Agreement (collectively, the "Servicing Standard"). The Servicer shall use commercially reasonable best efforts consistent with the Servicing Standard and its customary servicing procedures, to repossess or otherwise comparably convert the ownership of any Equipment that it has reasonably determined should be repossessed or otherwise converted following a default under the Contract, remarket, either through sale or re-lease, the Equipment upon the expiration of the term of the related Contract and act as sales and processing agent for Equipment which it repossesses. The Servicer shall follow such practices and procedures as are consistent with the Servicing Standard and as it shall deem necessary or advisable and as shall be customary and usual in its servicing of equipment leases and other actions by the Servicer in order to realize upon such a Contract, which may include reasonable efforts to enforce any recourse obligations of Obligors and repossessing and selling the Equipment at public or private sale. The foregoing is subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not be required to expend funds in connection with any repair or towards the repossession of such Equipment unless it shall determine in its discretion that such repair and/or repossession will increase the proceeds and recoveries on such Equipment by an amount greater than the amount of such expenses.

         Following is certain statistical information relating to the Receivables pool, calculated as of the Statistic Calculation Date and assuming a statistical Discount Rate of [6.544%.] Certain columns may not total 100% due to rounding.

         DISTRIBUTION OF THE CONTRACTS BY DISCOUNTED CONTRACT PRINCIPAL
                                     BALANCE


                                                                                                          Percentage of
                                                                       Statistical                     Statistical Discounted
          Discounted Contract                    Number of         Discounted Contract                        Contract
           Principal Balance                     Contracts          Principal Balance                    Principal Balance
          -------------------                    ---------         -------------------                 ----------------------
 Greater                    Less Than or
  Than                        Equal to
--------                    ------------
$      1                     $  5,000                              $                                                        %
   5,000                       10,000
  10,000                       15,000
  15,000                       20,000
  20,000                       25,000
  25,000                       30,000
  30,000                       35,000
  35,000                       40,000
  40,000                       45,000
  45,000                       50,000
  50,000                       55,000
  55,000                       60,000
  60,000                       65,000
  65,000                       70,000
  70,000                       75,000
  75,000                       80,000
  80,000                       85,000
  85,000                       90,000
  90,000                       95,000
  95,000                      100,000
 100,000                      150,000
 150,000                      200,000
 200,000                      250,000
 250,000                      300,000
 300,000                      350,000
 350,000                      400,000
 400,000                      450,000
 450,000                      500,000
 500,000                      600,000
 600,000                      750,000
=============================================================================================================================
Total............................................                  $                                                  100.00%
=============================================================================================================================

       DISTRIBUTION OF THE CONTRACTS BY DEFINED OBLIGOR INDUSTRY (TOP 25)


                                                                                      Statistical                  Percentage of
                                                                   Number              Discounted                   Statistical
                                                                     of                 Contract                Discounted Contract
             Industry Type                                        Contracts         Principal Balance            Principal Balance
             -------------                                        ---------         -----------------            -----------------
Offices and Clinics of Dentists                                                     $                                            %
Offices and Clinics of Medical Doctors
Veterinary Services
Eating Places
Automotive Dealers, NEC
Business Services, NEC
Offices and Clinics of Chiropractors
Eating and Drinking Places
Hotels and Motels
Gasoline Service Stations
Lawn and Garden Services
Local Trucking, Without Storage
Offices and Clinics of Optometrists
Veterinary Services for Livestock
Grocery Stores
Commercial Printing, Lithographic
Equipment Rental & Leasing
Miscellaneous Retail Stores
Miscellaneous Food Stores
Drug Stores and Proprietaries
Landscape and Horticulture
Home Health Care Services
Engineering Services
Computer Related Services
Top & Body Repair Painting
------------------------------------------------------------------------------------------------------------------------------------
Total (Top 25 Defined Industries)........................................           $                                            %
------------------------------------------------------------------------------------------------------------------------------------
All Others...............................................................           $                                            %
====================================================================================================================================
Total      ..............................................................           $                                      100.00%
====================================================================================================================================

            DISTRIBUTION OF THE CONTRACTS BY OBLIGOR BILLING ADDRESS



                                                                  Statistical                      Percentage of
                                          Number of           Discounted Contract             Statistical Discounted
                     State                Contracts            Principal Balance            Contract Principal Balance
                     -----                ---------           -------------------           --------------------------
Alabama                                                       $                                                      %
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Washington, D.C.
West Virginia
Wisconsin
Wyoming
====================================================================================================================================
Total.................................                        $                                                100.00%
====================================================================================================================================

           DISTRIBUTION OF THE CONTRACTS BY REMAINING TERM TO MATURITY

--------------------------------------------------------------------------------------------------------------------
  Remaining Term in
       Months
--------------------------------------------------------------------------------------------------------------------
                                                                                                    Percentage of
                                                                        Statistical                  Statistical
Greater              Less Than               Number                 Discounted Contract          Discounted Contract
 Than               or Equal to           of Contracts               Principal Balance            Principal Balance
-------             -----------           ------------              -------------------          -------------------
   1                     12                                         $                                              %
  12                     24
  24                     36
  36                     48
  48                     60
  60                     72
  72                     84
  84                     96
--------------------------------------------------------------------------------------------------------------------
Total.............................                                  $                                        100.00%
====================================================================================================================




           DISTRIBUTION OF THE CONTRACTS BY ORIGINAL TERM TO MATURITY

--------------------------------------------------------------------------------------------------------------------
   Original Term in Months
--------------------------------------------------------------------------------------------------------------------
                                                                                                    Percentage of
                                                                        Statistical                  Statistical
Greater              Less Than               Number                 Discounted Contract          Discounted Contract
 Than               or Equal to           of Contracts               Principal Balance            Principal Balance
-------             -----------           ------------              -------------------          -------------------
   1                     12                                         $                                              %
  12                     24
  24                     36
  36                     48
  48                     60
  60                     72
  72                     84
  84                     96
--------------------------------------------------------------------------------------------------------------------
Total.............................                                  $                                        100.00%
====================================================================================================================



                                   THE SELLERS

         Certain affiliates and certain trusts sponsored by the Originator or its affiliates, including investors related thereto (the "Sellers") will transfer the Receivables to the Trust pursuant to the Receivables Transfer Agreement, dated as of October 1, 1998, among First Sierra, First Sierra Receivables III, Inc., Prudential Securities Credit Corporation, First Union National Bank, Variable Funding Capital Corporation, Bankers Trust Company and the Trust.


         The Sellers will warrant to the Trust in the Receivables Transfer Agreement that the transfer of the related Receivables to the Trust is a valid transfer of the Receivables to the Trust. In addition, the Sellers and the Trust will treat the transactions described herein as an absolute conveyance of the Receivables to the Trust, and the Trust will take all actions that are required to perfect the Trust's ownership interest in the Receivables. Notwithstanding the foregoing, if First Sierra were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of the Receivables to the Trust should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Trust could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Trust is recharacterized as a pledge, then a tax or government lien on the property of First Sierra arising before the transfer of Receivables to the Trust may have priority over the Trust's interest in such Receivables. If the transfer of Receivables to the Trust is treated as a sale, the Receivables would not be part of First Sierra's bankruptcy estate and would not be available to First Sierra's creditors.

                                  FIRST SIERRA

         For a discussion regarding First Sierra Financial Inc. ("First Sierra") and its origination programs and underwriting guidelines, see "FIRST SIERRA" in the Prospectus.

                                  THE SERVICER

         First Sierra Financial, Inc., a Delaware corporation (in its separate capacity as Servicer, the "Servicer"), was founded in June 1994. Its principal office is located at 600 Travis Street, Suite 7050,

Houston, Texas 77002. Since its incorporation through March 31, 1998, First Sierra has acquired over $830 million of contracts for equipment and other property. First Sierra, is a publicly traded company and its common stock is listed on the Nasdaq National Market System under the symbol "FSFH."


         As of June 30, 1998, First Sierra had 376 full time employees, of which 75 were engaged in credit and collection activities, 150 were engaged in servicing and general administration activities and 151 were engaged in marketing activities.

DELINQUENCY AND LOSS EXPERIENCE

         The tables set forth below present certain information regarding the delinquency and loss experience of the Servicer's portfolio of contracts for equipment and other property for the periods indicated. There can be no assurance that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the Contracts. Through June 30, 1998, the Servicer had incurred net charge-offs of $______.


                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)


                         For the
                       Year Ended            For the
                       December 31,        Year Ended                  For the Year Ended                For the Quarter
                          1995          December 31, 1996               December 31, 1997              Ended June 30, 1998
                       -----------------------------------------------------------------------------------------------------------
                                   Private  Broker/             Private   Broker/                Private   Broker/
                       Total(1)    Label    Vender   Total      Label     Vender     Total       Label     Vendor    Total
                       -----------------------------------------------------------------------------------------------------------
Gross Remaining
Contract Receivable    $83,687    $244,049   $13,185  $257,234  $422,290  $189,068   $611,358    $498,128   $265,435  $837,940

31 - 60 days past due     2.53%     2.46%      1.25%     2.40%     1.86      1.90%      1.87%       1.91%      0.88%     1.07%

61 - 90 days past due     0.45%     0.81%      0.21%     0.78%     0.60      0.50%      0.57%       0.63%      0.49%     0.57%

Over 90 days past due     0.08%     0.35%      0.00%     0.33%     0.38      0.36%      0.37%       0.40%      0.76%     0.55%

Total                     3.06%     3.62%      1.46%     3.51      2.84      2.76%      2.81%       2.22%      2.13%     2.19%
----------------------------------------------------------------------------------------------------------------------------------


                                 LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                For The          For The                   For The
                                Year Ended       Year Ended                Year Ended
                                December 31,   December 31,             December 31,                   For The Quarter
                                   1995            1996                     1997                      Ended June 30, 1998
                                -----------    --------------   -----------------------------   ----------------------------
                                Private         Private             Private       Broker/           Private      Broker/
                                Label(2)        Label(2)            Label         Vender            Label       Vendor
                                --------------------------------------------------------------------------------------------
Average servicing portfolio     $30,561         $124,592            $260,011      $61,954           $373,776    $187,449

Net losses                           $0              $25                $222         $362               $250        $741

Percentage of average
servicing portfolio               0.00%            0.02%               0.09%        0.58%              0.07%       0.40%

------------------------

(1) All contracts outstanding as of December 31, 1995 were acquired under First Sierra's Private Label Program.

(2) Because First Sierra did not establish its Broker/Vendor Programs until July, 1996, the figures provided for the years ended December 31, 1995 and December 31, 1996 only relate to the Private Label Program.

     The tables above include delinquency and loss experiences for the Servicer's overall contract portfolio. Delinquency statistics have declined over the reported periods due to continued generally favorable economic conditions and consistent application of credit underwriting standards. The overall net loss performance has remained consistent within a few basis points of historical performance. The increases in the total dollar amount of the net losses is due to the increase in the total number of leases acquired.

         While the above delinquency and loss experiences are typical of the Servicer's experiences at the date for the periods indicated, there can be no assurance that the delinquency and loss experiences on the Contracts will be similar. Accordingly, the information should not be considered to reflect the credit quality of the Contracts included in the Trust, or as a basis of assessing the likelihood, amount or severity of losses on the Contracts. The Contracts, in general, are likely to have characteristics which distinguish them from the majority of the contracts in the Servicer's servicing portfolio.

COLLECTION POLICIES


For a discussion of the Servicer's collection policies, see "THE SERVICER -- Collection Policies" in the Prospectus.

                               LEGAL PROCEEDINGS


         As of the date of this prospectus supplement, First Sierra is involved in various lawsuits arising in the ordinary course of its business. In the opinion of management of First Sierra, the outcome of these matters will not have a material adverse effect on the financial condition or results of operations of First Sierra. As of the date of this prospectus supplement is not involved in any legal proceedings.


                             FORMATION OF THE TRUST


GENERAL

     The Trust, First Sierra Equipment Contract Trust 1998-1, is a grantor trust formed in accordance with the laws of the State of New York, pursuant to the Pooling and Servicing Agreement, solely for the purpose of effectuating the transactions described herein. Prior to formation, the Trust will have had no assets or obligations and no operating history. Upon formation, the Trust will not engage in any business activity other than (i) acquiring, holding and managing the Receivables, (ii) issuing the Certificates and the Trust Certificate and (iii) distributing payments thereon. As described under "Description of the Certificates - Servicing Compensation and Payment of Expenses," a portion of the monthly collections with respect to the Contracts will be paid to the Servicer as servicing compensation and to the Certificate Insurer and the Trustee as fees. All other expenses of the Trust will be paid as provided in the Pooling and Servicing Agreement.



THE TRUSTEE

         Bankers Trust Company is the Trustee under the Pooling and Servicing Agreement. Bankers Trust Company is a New York banking corporation, the principal offices of which are located at Four Albany Street, New York, New York 10006. The Trustee's duties in connection with the Notes is limited solely to its express obligations under the Pooling and Servicing Agreement.

THE TRUST ASSETS

         The Trust Assets will consist of the Equipment, the Contracts and any Scheduled Payments, Final Scheduled Payments and Defaulted Contract Recoveries to be made by Obligors (but not including any payments due on or prior to the Cut-Off Date); any guaranties of an Obligor's obligations under a Contract; with respect to any Contract, copies of the Contract, any UCC financing statement and other original documents related to the Contract, the application of the related Obligor, documentation evidencing the information with respect to such Contract input into the computerized electronic contract management system maintained by the Servicer for all Contracts and other agreements similar to the Contracts, and any other information required by the Certificate Insurer or the Servicer pursuant to its customary policies and procedures (the "Contract Files"); the insurance policies maintained by the Obligors with respect to the Equipment (the "Insurance Policies") and the proceeds of such Insurance Policies; any rights of the Trust under the Receivables Transfer Agreement (including the right to instruct First Sierra to exercise any unassignable rights of enforcement under the Contracts and any guaranties thereof); funds from time to time deposited in the Collection Account; and any and all income and proceeds of the foregoing. The Trust Assets will not include any security deposits received by the Servicer with respect to the Contracts. Because the Trust does not have any operating history and will not engage in any business activity other than owning the Trust Assets, issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.


          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

         As of the date of this prospectus supplement, the Trust has not had an operating history. The net proceeds of the sale of the Offered Certificates will be employed to purchase the Contracts. The Trust was formed for the limited purposes of (i) the purchase of equipment contracts from First Sierra and its affiliates, (ii) the issuance of certificates collateralized by its assets and
(iii) engaging in acts incidental, necessary or convenient to the foregoing.

                      DESCRIPTION OF THE CERTIFICATES

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement to be entered into by the Servicer, the Trust and the Trustee. The Servicer will provide a copy of the Pooling and Servicing Agreement to subsequent Certificateholders without charge on written request addressed to it at 600 Travis Street, Suite 7050, Houston, Texas 77002.

         The following summary describes material terms of the Receivables Transfer Agreement and the Pooling and Servicing Agreement. The summary does not purport to be complete. Wherever provisions of the Receivables Transfer Agreement and the Pooling and Servicing Agreement are referred to, such provisions are hereby incorporated herein by reference.

GENERAL

         The obligations evidenced by the Certificates are recourse to the assets of the Trust only and are not recourse to the Depositor, First Sierra, the Servicer, the Trustee or any other Person.

         The Trust will agree in the Pooling and Servicing Agreement and in the respective Offered Certificates to pay to the Class A-1 Certificateholders and the Class A-2 Certificateholders (i) an amount of principal equal to the Initial Certificate Principal Balance thereof and (ii) Certificate Interest thereof, in each case, at the times, from the sources and on the terms and conditions set forth in the Pooling and Servicing Agreement and in the respective Offered Certificates.

         The _____% Class A-1 Equipment Contract Backed Certificates (the
"Class A-1 Certificates") in the initial principal amount of $_____________, the _____% Class A-2 Equipment Contract Backed Certificates (the "Class A-2 Certificates" and, together with the Class A-1 Certificates, the "Class A Certificates" or the "Offered Certificates") in the initial principal amount of $____________, which Offered Certificates aggregate $_____ in initial principal amount (the "Initial Class A Certificate Principal Balance"), will each be issued pursuant to the Pooling and Servicing Agreement. The Initial Class A Certificate Principal Balance to be issued hereunder is equal to approximately _____% (the "Class A Percentage") of the Initial Aggregate Discounted Contract Principal Balance of the Contracts. Each Class of Offered Certificates will initially be issued in book-entry form only through The Depository Trust Company in minimum denominations of $1,000 and integral multiples thereof. Payments on the Offered Certificates are required to be made by the Trustee on each Payment Date.

         The first Payment Date for distributions to the Offered Certificateholders will be ________. Payments are required to be made by the Trustee, by check mailed or, if requested by the Certificateholder, by wire transfer of immediately available funds, to Certificateholders entitled thereto at the address appearing on the certificate register on the Record Date, which, for so long as the Offered Certificates are in book-entry form through The Depository Trust Company, will be Cede & Co.

         In addition to the Offered Certificates, the Trust will also issue four classes of subordinate securities, the _____% Class B-1 Equipment Contract Backed Certificates (the "Class B-1 Certificates"), the _____% Class B-2 Equipment Contract Backed Certificates (the "Class B-2 Certificates"), the _____% Class B-3 Equipment Contract Backed Certificates (the "Class B-3 Certificates" and, collectively with the Class B-1 Certificates and the Class B-2 Certificates, the "Subordinate Certificates" and the Subordinate Certificates, collectively with the Offered Certificates, the "Certificates") and the Trust Certificate (the "Trust Certificate," together with the Subordinate Certificates, the "Subordinate Securities," and collectively with the Subordinate Certificates and the Class A Certificates, the "Securities").

         The Subordinate Certificates and the Trust Certificate are not offered hereby, and will be issued initially to the Residual Holder. The Residual Holder expects that some of the Subordinate Certificates will be privately placed with one or more qualified institutional investors. The Residual Holder will be required to retain the Trust Certificate.


         One hundred percent of the Class A Insured Distribution Amount due to the Class A Certificateholders on each Payment Date is insured by the Certificate Insurer under the Certificate Insurance Policy. See "The Certificate Insurance Policy and the Certificate Insurer."

CONVEYANCE OF RECEIVABLES

         On the Closing Date, the Trust will acquire from the Sellers all the right, title, and interest of the Sellers in and to (a)(i) any Equipment that is owned by the Sellers and any and all income and proceeds from such Equipment, but subject to the rights of the Obligor to quiet enjoyment of such Equipment under the related Contract and (ii) any security interest of the Sellers in any of the Equipment that is not owned by the Sellers; (b) the Contracts, including, without limitation, all Scheduled Payments,

Defaulted Contract Recoveries and any other payments due or made with respect to the Contracts after the Cut-Off Date relating to such Contracts; (c) any guarantees of an Obligor's obligations under a Contract; (d) all other documents in the Contract Files relating to the Contracts, including, without limitation, any UCC financing statements related to the Contracts or the Equipment; (e) any Insurance Policies and Insurance Proceeds with respect to the Contracts; (f) all amounts on deposit in the Collection Account; and (g) any and all income and proceeds of any of the foregoing; provided, however, that the transfer shall not include the Initial Unpaid Amounts relating thereto (collectively, the "Receivables").

         The Trustee will have possession of the Contracts and the Contract Files, and the Servicer will retain copies of any other documents which relate to the Receivables, any related evidence of insurance and payment, delinquency and related reports maintained by the Servicer in the ordinary course of business with respect to each Receivable. Prior to transfer of the Receivables to the Trust, the Servicer will cause its electronic ledger to be marked to show that such Receivables have been transferred from First Sierra to the Trust, and First Sierra and the Trust will each file UCC financing statements reflecting the transfer and assignment of the Receivables in certain jurisdictions, as required by the Receivables Transfer Agreement and the Pooling and Servicing Agreement. See "Certain Legal Aspects of the Receivables" in the prospectus.

REPRESENTATIONS AND WARRANTIES OF FIRST SIERRA

         First Sierra, as Originator or as Servicer, as the case may be, will make certain warranties in the Pooling and Servicing Agreement (as of the Closing Date with respect to the Contracts and, with respect to a Substitute Contract, as of the date on which the Trust acquires such Substitute Contract (each, a "Transfer Date"), the benefits of which will be assigned to the Trust and then to the Trustee, including that:

* no provision of any Contract has been waived, altered or modified in any respect, except by instrument or documents contained in its Contract File and identified by First Sierra and no modification or amendment of any Contract would individually or in the aggregate materially and adversely affect the Trustee's rights thereunder or has reduced the amount of any Scheduled Payment (or the aggregate Scheduled Payments) owing thereunder or extended the expiration date thereof;

* each Contract is a valid and binding payment obligation of the related
  Obligor and is enforceable in accordance with its terms (except as may be limited by applicable insolvency, bankruptcy, moratorium, reorganization, or other similar laws affecting enforceability of creditors' rights generally and the availability of equitable remedies) and is in full force and effect;

* each Contract contains a "hell or high water" clause under which the Obligor's obligations are non-cancelable and unconditional and not subject to any right of set-off, defense, abatement, counterclaim, reduction or recoupment;

* no Contract is or will be subject to rights of rescission, set-off, counterclaim or defense, and each Contract provides for acceleration of the Scheduled Payments upon default by the Obligor;

* the Contracts, at the time they were made, did not violate the laws of any applicable state or of the United States, including, without limitation, usury, truth-in-lending and equal credit opportunities laws applicable to such Contract;

* no Contract permits the prepayment or early termination thereof at the option of the Obligor for an amount that is less than the Prepayment Amount related to such Contract;

* no Contract provides for the substitution, addition or exchange of any item of Equipment which would result in any reduction of payments due under such Contract;

* all of the Contracts require the Obligor to maintain the Equipment in good working order, to bear all the costs of operating the Equipment, including taxes and insurance relating thereto;

* the Contract provides for periodic Scheduled Payments, which are principally due and payable on a monthly, quarterly, semi-annual, or annual basis;

* in an event of a Casualty Loss, such Contract requires the Obligor, at the Obligor's expense, to (a) replace the Equipment with like equipment in good repair, or (b) pay the sum of all unpaid rent and other payments due under the Contract, all accelerated future payments due under the Contract (discounted to present value payoff amount) and the booked residual value of the Equipment;

* under the terms of the Contract the Obligor may not elect to utilize its security deposit to offset any Scheduled Payment;

* if obtained during the original approval, the Contracts provide a personal guarantee of the Obligor;

* all of the Contracts originated by a Source permit the Source to accelerate Scheduled Payments if an Obligor is in default under the Contract;

* all the Contracts meet the Originator's credit and collections policies and procedures;

* each Source has entered into valid sale and assignment of each Contract originated by such Source;

* each Contract conveyed includes only the remaining, in the event the Contract does not include all original Scheduled Payments under the Contract, non-cancelable Scheduled Payments (provided that such remaining Scheduled Payments do not exceed an amount greater than 84);

* the right, title and interest of the Originator or its affiliates in and to each Contract and the related Equipment have not been sold, transferred, assigned or pledged by such entities to any other Person (or any such pledge has been released as evidenced by releases of collateral) and at the time of the conveyance of such Contract to the Trust, the Trust will be the sole owner of such Contract and the rights thereunder in and to the related Equipment and will have good and marketable title to each Contract and will have the power to convey such Contract and assign its interest in the related Equipment free and clear of any liens;

* as of the Closing Date, all action required by the Receivables Transfer Agreement and the Pooling and Servicing Agreement shall have been taken by the Originator or its affiliates to convey all of its right, title and interest in and to the Contracts and the related Equipment to the Trust;

* all filings (including UCC filings) necessary to evidence the conveyance of the Contracts to the Trust and to perfect the first perfected priority security interest of the Trustee in the Contracts and the Originator's interest in related Equipment in accordance with the filing requirements of the Receivables Transfer Agreement and the Pooling and Servicing Agreement have been made in all appropriate jurisdictions and are in full force and effect;

* as of the Cut-Off Date, no Obligor will have been released, in whole or in part, from any of its obligations in respect of any such Contract; no such Contract will have been satisfied, canceled, extended or subordinated, in whole or in part, or rescinded, and no Equipment covered by any such Contract will have been released from such Contract, in whole or in part, nor will any instrument have been executed that would effect any such satisfaction, release, cancellation, subordination or rescission; and

* as of the initial Cut-Off Date (in each case calculated using the statistical discount rate of _____%), no one Obligor is the Obligor under Contracts for which the sum of the Statistical Discounted Contract Principal Balances exceeds $__________, no more than $____________ of the Statistical Discounted Contract Principal Balance is attributable to any 10 Obligors and the average original cost (based on GAAP) of the Equipment subject to the Contracts shall not exceed $100,000.

         First Sierra will make similar representations and warranties with respect to Substitute Contracts as of the date of the related transfer of such Substitute Contracts. Such representations and warranties will survive the transfer of the Substitute Contracts to the Trust.

         Under the terms of the Pooling and Servicing Agreement, First Sierra will be obligated to accept the reconveyance of any Receivables and deposit the Repurchase Amount on or before the end of the calendar month following the month of its discovery or receipt of notice of a breach of a representation or warranty that materially adversely affects such item of Receivables, which breach has not been cured or waived in all material respects. This obligation to accept the reconveyance of the Receivables and remit the Repurchase Amount will constitute the sole remedy against First Sierra available to the Depositor, the Trust, the Trustee and the Certificateholders for a breach of a representation or warranty made by First Sierra with respect to the required characteristics of the Receivables.

INDEMNIFICATION

The Pooling and Servicing Agreement will provide that the Servicer will defend and indemnify the Depositor, First Sierra, the Trustee, the Trust and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, reasonably incurred, arising out of or resulting from (i) the use, repossession or operation by the Servicer or any affiliate thereof of any Equipment and (ii) (A) the failure of the Servicer to perform its duties under the Pooling and Servicing Agreement or (B) in the case of the Trustee, the performance of their respective duties, except to the extent that such cost, expense, loss, damage, claim or liability resulted from the Trustee's gross negligence or willful misconduct. First Sierra's obligations, as Servicer, to indemnify the Depositor, the Certificate Insurer, the Trustee, the Trust and the Certificateholders for acts or omissions of First Sierra as Servicer will survive the removal of the Servicer but will not apply to any acts or omissions of a successor Servicer. Such indemnification does not extend to indirect, incidental, special or consequential damages.

THE ACCOUNTS

         The Servicer is required to establish and maintain in accordance with the Pooling and Servicing Agreement two accounts: the Lockbox Account and the Collection Account. The Collection Account is to be held by the Trustee in the name of the Trust and for the benefit of Certificateholders. The Collection Account will be one or more segregated trust accounts. The Lockbox Account will be a demand deposit account maintained at Chase Bank of Texas, N.A. (the "Lockbox Bank").

         "Advance Payments" are amounts paid by an Obligor during a Collection Period with respect to amounts due from such Obligor in subsequent Collection Periods. Advance Payments will be retained in the Lockbox Account until the Determination Date relating to the Collection Period in which such Advance Payment (or portion thereof) is due in accordance with the provisions of the related Contract.

         The Pooling and Servicing Agreement permits the Servicer to direct the investment of amounts in the Collection Account in certain eligible investments that mature not later than the Business Day prior to the next succeeding Payment Date. Generally, the Residual Holder shall be entitled to any income from such investments.

SERVICER ADVANCES

         In the event that any Obligor fails to remit the full Scheduled Payment due from it with respect to a Collection Period by the Determination Date related to such Collection Period, the Servicer may make an advance from its own funds of an amount equal to such unpaid Scheduled Payment (a "Servicer Advance") if the Servicer, in its sole discretion, determines that eventual repayment of such Servicer Advance is likely from collections from or on behalf of the related Obligor. The Pooling and Servicing Agreement provides for the reimbursement of the Servicer for such Servicer Advances from first, Excluded Amounts on the subsequent Payment Date and second, to the extent not reimbursed from Excluded Amounts, funds available for distribution in the Collection Account on each subsequent Payment Date before the required payments to Certificateholders have been paid as set forth below in "Flow of Funds." If at any time First Sierra or an affiliate is no longer the Servicer, no Servicer Advances will be required. The Pooling and Servicing Agreement shall provide that, in the event that the Servicer determines that any Servicer Advances previously made are not recoverable from the related Obligor, or any Delinquent Contracts for which the Servicer has made a Servicer Advance in respect thereof become Defaulted Contracts, the Trustee shall draw on the Collection Account to repay such Servicer Advances in accordance with the provisions of the Pooling and Servicing Agreement.

FLOW OF FUNDS

         On each Determination Date, the Servicer is required to deliver to the Trustee, the Certificate Insurer and each Rating Agency a certificate (the "Servicer's Certificate") setting forth the information needed to make payments on the upcoming Payment Date.

         See "Subordination Provisions" in the Summary of Terms to this prospectus supplement for a description of the operation and effect of the "Flow of Funds" mechanics with respect to the various classes of Certificates.

         On each Payment Date, the Trustee will be required to make the following payments from the Available Funds then on deposit in the Collection Account, in the following order of priority (to the extent funds are available therefor):

                  (i) to the Servicer, any unreimbursed Servicer Advances (other than Servicer Advances for the related Collection Period);

                  (ii) to the Servicer, the Servicer Fee then due, together with any accrued and unpaid Servicer Fees from prior Collection Periods;

                  (iii) to the Servicer, any Servicing Charges, if any, deposited in the Collection Account;

                  (iv) to the Certificate Insurer, the Premium Amount then due, together with any accrued and unpaid premium amounts from prior Collection Periods;

                  (v) to the Trustee, the Trustee Fees then due, together with any Trustee Fees from prior Collection Periods;

                  (vi) to the Trustee, the Trustee Expenses then due, together with any Trustee Expenses from prior
         Collection Periods;

                  (vii) to the Class A-1 Certificateholders and to the Class A-2 Certificateholders, the Certificate Interest thereon, pari passu;

                  (viii) to the Class B-1 Certificateholders, the Certificate Interest thereon for the related Collection Period (to the extent the disbursement of such Certificate Interest will not result in an Available Funds Shortfall);

                  (ix) to the Class B-2 Certificateholders, the Certificate Interest thereon for the related Collection Period (to the extent the disbursement of such Certificate Interest will not result in an Available Funds Shortfall);

                  (x) to the Class B-3 Certificateholders, the Certificate Interest thereon for the related Collection Period (to the extent the disbursement of such) Certificate Interest will not result in an Available Funds Shortfall);


                  (xi) until the Class A Certificate Principal Balance has been reduced to zero, to the Class A Certificateholders, the sum of (a) the Base Principal Distribution Amount for Class A for such Payment Date, and (b) any Overdue Principal for Class A, such amount to be applied sequentially, with 100% of such amount being applied to reduce the applicable Certificate Principal Balance of the Class A Certificates then outstanding and having the lowest numerical designation (e.g., first to the Class A-1 Certificates) to zero before any principal payment is made to the next Class;

                  (xii) to the Certificate Insurer, the unpaid reimbursement amount, if any;

                  (xiii) until the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero, to the Class B Certificateholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Base Principal Distribution Amount for Class B-1 for such Payment Date, and (b) any Overdue Principal for Class B-1; provided, however, that if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Class B Certificateholders under this clause (xiii), shall instead be paid to the Class A Certificateholders during such time as a Restricting Event is continuing as an additional reduction of the Class A Certificate Principal Balance up to the amount necessary to reduce the Class A Certificate Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xi) above);

                             (xiv) until the Certificate Principal Balance
                   thereof has been reduced to zero, to the Class C Certificateholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Base Principal Distribution Amount for Class B-2 for such Payment Date, and
                   (b) any Overdue Principal for Class B-2; provided, however, that if a Restricting Event exists on such Payment Date, the amount otherwise required to be paid to the Class B-2 Certificateholders under this clause (xiv), shall instead be paid (x) to Class A Certificateholders as an additional reduction of the Class A Certificate Principal Balance up to the amount necessary to reduce the Class A Certificate Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xi) above), and
                   (y) then to the Class B-1 Certificateholders as an additional reduction of the Certificate Principal Balance of the Class B-1 Certificates up to the amount necessary to reduce such balance to zero;

                             (xv) until the Certificate Principal Balance
                   thereof has been reduced to zero, to the Class B-3 Certificateholders, from the Available Funds then remaining in the Collection Account, the sum of (a) the Base Principal Distribution Amount for Class B-3 for such Payment Date, and
                   (b) any Overdue Principal for Class B-3; provided, however, that if a Restricting Event exists on such Payment Date; the amount otherwise required to be paid to the Class B-3 Certificateholders under this clause (xv), shall instead be paid (x) to the Class A Certificate Certificateholders as an additional reduction of the Class A Certificate Principal Balance up to the amount necessary to reduce the Class A Certificate Principal Balance to zero (and shall be paid in the sequential-pay fashion described in clause (xi) above),
                   (y) then to the Class B-1 Certificateholders as an additional reduction of the Certificate Principal Balance of the Class B-1 Certificates up to the amount necessary to reduce such balance to zero, and (z) then to the Class B-2 Certificateholders as an additional reduction of the Certificate Principal Balance of the Class B-2 Certificates up to the amount necessary to reduce such balance to zero;

                           (xvi) to the Servicer, any other amounts due the
                  Servicer as expressly provided in the Pooling and Servicing Agreement; and

                           (xvii) to the Residual Holder, any remaining
                  amounts; provided, however, that

                                (I) if a Restricting Event does not exist on
                                     such Payment Date, but if any payment of funds to the Residual Holder on such Payment Date would result in the excess of
                                     (i) the Aggregate Discounted Contract
                                     Principal Balance as of the end of the
                                     immediately preceding Collection Period, over (ii) the sum of the Certificate Principal Balances of all Classes of Certificates (each calculated after giving effect to all payments of principal to be made on such Payment Date) being less than 3% of the Initial Aggregate Discounted Contract Principal Balance, such amount shall not be paid to the Residual Holder but shall instead be paid pursuant to this clause (xvii) to the Class A
                                     Certificateholders (in the sequential-pay fashion described in clause (xi) above), the Class B-1 Certificateholders, the Class B-2 Certificateholders and the Class B-3 Certificateholders as an additional payment of principal in an amount with respect to each such Class equal to the product of (A) a fraction, the numerator of which is the Class A Percentage, the Class B-1 Percentage, the Class B-2 Percentage, or the Class B-3 Percentage, as the case may be, and the denominator of which is the sum of the Class A Percentage, the Class B-1 Percentage, the Class B-2 Percentage and the Class B-3 Percentage and (B) the amount that would otherwise be paid to the Residual Holder pursuant to this clause
                                     (xvii); and

                                (II) if a Restricting Event exists on such
                                     Payment Date, the amount otherwise required to be paid to the Residual Holder under this clause (xvii) shall instead be paid as a payment of principal to the Holders of the Class A-1 Certificates, the Class A-2 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, as an additional reduction of the related Certificate Principal Balance up to the amount necessary to reduce such balance to zero.

As used in this prospectus supplement, the following terms have the following meanings:

         Advance Payment: With respect to a Contract and a Collection Period, any Scheduled Payment, Final Scheduled Payment or portion of either made by or on behalf of an Obligor and received by the Servicer during such Collection Period, which Scheduled Payment, Final Scheduled Payment or portion thereof does not become due until a subsequent Collection Period.

         Aggregate Initial Certificate Principal Balance: The aggregate of the Initial Certificate Principal Balances of each Class of Certificates.

         Available Distribution Amount: With respect to a Collection Period, the total of (a) the Available Funds with respect to the related Collection Period, minus (B) the Trust Operating Expenses.

         Available Funds: With respect to a Payment Date, all amounts held in the Collection Account on the related Determination Date, after taking into account all deposits required to be made on such Determination Date, plus proceeds of any Servicer Advances made on the Business Day immediately prior to the Payment Date, other than any such amounts which relate to any subsequent Collection Period.

         Available Funds Shortfall: An event which occurs on a Payment Date if the Base Principal Distribution Amount for Class A for such Payment Date exceeds the Available Distribution Amount for such Payment Date.

         Base Principal Amount: With respect to any Collection Period, an amount equal to the excess of (x) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the second preceding Collection Period over (y) the Aggregate Discounted Contract Principal Balances of the Contracts as of the close of business on the last day of the immediately preceding Collection Period.

         Base Principal Distribution Amount: With respect to the Class A Certificates, (a) for any Collection Period prior to the Termination Date, for the Class B-1 Certificates, the Class B-2 Certificates or the Class B-3 Certificates, the product of (i) the Class A Percentage and (ii) the Base Principal Amount for such Collection Period; (b) for the Termination Date for the Class B-1 Certificates, the Class B-2 Certificates or the Class B-3 Certificates, the amount described in clause (a) above plus the portion of the Base Principal Distribution Amount for Class B-1, Class B-2 or Class B-3 as applicable, not applied as a reduction of the respective Certificate Principal Balance on such date; and (c) for any Collection Period following the Termination Date for the Class B-1 Certificates, the Class B-2 Certificates or the Class B-3 Certificates, the amount described in clause (a) above plus the B-1, Class B-2 or Class B-3, as the case may be, for such Collection Period.

         With respect to the Class B-1 Certificates, the Class B-2 Certificates or the Class B-3 Certificates and any Payment Date, the product of (a) the Class Percentage for such Class and (b) the Base Principal Amount for such Payment Date.

         Class A Insured Distribution Amount means, with respect to any Payment Date, the sum of (i) the Certificate Interest for the Class A-1 Certificates and Class A-2 Certificates, and (ii) if such Payment Date is the Maturity Date for the Class A-1 Certificates or the Class A-2 Certificates, the Certificate Principal Balance then outstanding with respect to such Class of Certificates, otherwise the excess if any, of (A) the Certificate Principal Balance of the Class A Certificates over (B) the Aggregate Discounted Contract Principal Balance of all Contracts other than Defaulted Contracts.

         Defaulted Contract. A Contract becomes a "Defaulted Contract" at the earlier of the date on which (i) the Servicer has determined in its sole discretion, in accordance with the Servicing Standard and its customary servicing procedures, that such Contract is not collectible, (ii) all or part of a Scheduled Payment thereunder is more than 180 days delinquent or (iii) that was repurchased by a Source pursuant to a Source Agreement.

         Defaulted Contract Recoveries: All proceeds of the sale of Equipment related to Defaulted Contracts and any amounts collected as judgments against an Obligor or others related to the failure of such Obligor to pay any required amounts under the related Contract or to return the Equipment, in each case as reduced by (i) any unreimbursed Servicer Advances with respect to such Contract or such

Equipment and (ii) any reasonably incurred out-of-pocket expenses incurred by the Servicer in enforcing such Contract or in liquidating such Equipment.

         Delinquency Trigger Event: Exists on any Payment Date on which the average of the Delinquency Trigger Ratios for such Payment Date and the five immediately preceding Payment Dates exceeds [7.5%].


         Delinquency Trigger Ratio: With respect to any Payment Date, the quotient, expressed as a percentage of (a) the Aggregate Discounted Contract Principal Balance of all Contracts as to which all or a portion of a Scheduled Payment remained unpaid for more than 30 days from its due date, determined as of the end of the immediately preceding calendar month, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the last day of the immediately preceding calendar month (including any Contracts which were repossessed or substituted).

         Delinquent Contract: As of any Determination Date, any Contract (other than a Contract which became a Defaulted Contract prior to such Determination
Date) with respect to which all or a portion of any Scheduled Payment was not received when due by the Servicer as of the close of business on the last day of the month in which such payment was due.

         Determination Date: With respect to a Payment Date, a date which is the tenth day of the calendar month in the month in which such Payment Date occurs, or if such day is not a Business Day, the immediately preceding Business Day; provided, however, that in no event shall such Determination Date be later than two Business Days prior to such Payment Date.

         Discounted Contract Principal Balance: With respect to any Contract, on any Determination Date, the sum of the present value of all of the remaining Scheduled Payments becoming due under such Contract after the end of the prior Collection Period, discounted monthly at the Discount Rate in the manner described below; provided, however, that except to the extent expressly provided in the Pooling and Servicing Agreement, the Discounted Contract Principal Balance of any Defaulted Contract, Early Termination Contract, or Expired Contract or Contract, purchased by First Sierra pursuant to the Pooling and Servicing Agreement, shall be equal to zero.

         In connection with all calculations required to be made pursuant to the Transaction Documents with respect to the determination of Discounted Contract Principal Balances, for any date of determination the "Discounted Contract Principal Balance" for each Contract shall be calculated assuming:

         (i) Scheduled Payments are due on the last day of each Collection
Period;

         (ii) Scheduled Payments are discounted on a monthly basis using a 30 day month and a 360 day year; and

         (iii) Scheduled Payments are discounted to the last day of the Collection Period prior to the Determination Date.

         Early Termination Contract: Any Contract that has terminated pursuant to the terms of such Contract prior to its scheduled expiration date, other than a Defaulted Contract.

         Excluded Amounts: Any payments received from an Obligor or a Source in connection with any application fees, tax processing fees, wire transfer fees, express mail fees, insurance premiums, late charges and other penalty amounts, taxes, fees or other charges imposed by any governmental authority, any indemnity payments made by an Obligor for the benefit of the obligee under the related Contract or any payments collected from an Obligor or received from a Source relating to servicing and/or maintenance payments pursuant to the related Contract or maintenance agreement, as applicable, Expired Contract Proceeds or any other non-rental charges reimbursable to the Servicer in accordance with the Servicer's customary policies and procedures plus any collections received following the end of the immediately preceding Collection Period up to the amount of the Servicer Advance made on the immediately preceding Payment Date.

         Expired Contract: Any Contract that has terminated on its scheduled expiration date.

         Final Scheduled Payment: With respect to any Contract, any payment set forth in such Contract other than the regular Scheduled Payment which is required to be paid by the related Obligor at the maturity of such Contract.

         Gross Charge-Off Event: Exists on any Payment Date on which the average of the Gross Charge-Off Ratio for such Payment Date and the five immediately preceding Payment Dates exceeds [2.5%].


         Gross Charge-Off Ratio: With respect to any Payment Date, 12 times the quotient, expressed as a percentage, of (a) the Aggregate Discounted Contract Principal Balance of all Contracts that become Defaulted Contracts during the immediately preceding calendar month less all recoveries received during the immediately preceding calendar month, including, but not limited to, Source buybacks, Source reserve fund payments, liquidation proceeds and residual proceeds, divided by (b) the Aggregate Discounted Contract Principal Balance of all Contracts as of the end of the immediately preceding calendar month. For the purposes of the calculation of the Gross Charge-Off Ratio, the Discounted Contract Principal Balance of any Contract which is a Defaulted Contract shall not be zero, but shall instead be calculated as provided in the definition of Discounted Contract Principal Balance without reference to the last proviso in such definition.


         Initial Unpaid Amount: With respect to a Contract, the excess of (x) the aggregate amount of all Scheduled Payments due prior to the Cut-Off Date over (y) the aggregate of all Scheduled Payments made prior to the Cut-Off Date with respect to such Contract.

 Initial Certificate Principal Balance: With respect to the following Classes of Certificates.

         Class A-1          $
                             ---------
         Class A-2          $
                             ---------
         Class B-1          $
                             ---------
         Class B-2          $
                             ---------
         Class B-3          $
                             ---------

         The "Initial Certificate Principal Balance" with respect to the Class A Certificates is the sum of the Initial Certificate Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates.

         Interest Accrual Period: With respect to any Payment Date, the period from and including the prior Payment Date to but excluding such Payment Date and with respect to the initial Payment Date, the period from and including
November __, 1998 to but excluding such Payment Date.

         Majority Holders: The applicable Certificateholders that together own Certificates with an aggregate Percentage Interest in excess of 50%.

         Maturity Date: With respect to each Class of Certificates, the following dates:

         Class A-1 Certificates       ---------

         Class A-2 Certificates       ---------

         Class B-1 Certificates       ---------

         Class B-2 Certificates       ---------

         Class B-3 Certificates       ---------


         Certificate Current Interest: With respect to a Class of Certificates and any Collection Period, the interest accrued during the related Interest Accrual Period, equal to, for the Class A-1 Certificate, the product of (x) a fraction, the numerator of which is the actual number of days elapsed in the related Interest accrual Period and the denominator of which is 360, (y) the Pass-Through Rate for the Class A-1 Certificates and (z) the aggregate Certificate Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Payment Date, and for all other classes of Certificates, the product of (x) one-twelfth of the Pass-Through Rate for such Class of Certificates and (y) the aggregate Certificate Principal Balance of such class of Certificates outstanding immediately prior to such Payment Date.

         Certificate Interest: With respect to a Class of Certificates and any Collection Period, the sum of the Certificate Current Interest and the Overdue Interest for such Class.

         Certificate Principal Balance: At any time, with respect to a Class of Certificates, the Initial Certificate Principal Balance of such Class minus all payments theretofore received by the Certificateholders of such Class on account of principal. the "Certificate Principal Balance" with respect to the Class A Certificates is, at any time, the sum of the Certificate Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates.

         Pass-Through Rate: With respect to each Class of Certificates, the following rates of interest:


         Class A-1            %
                        ------
         Class A-2            %
                        ------
         Class B-1            %
                        ------
         Class B-2            %
                        ------
         Class B-3            %
                        ------

         Overdue Interest: With respect to a Class of Certificates and any Payment Date, the difference between (a) the sum of (i) the excess, if any, of any Certificate Current Interest due on the immediately preceding Payment Date for such Class over the Certificate Current Interest for such Class on such immediately preceding Payment Date, (ii) without duplication of the amount described in clause (i), the amount of the Overdue Interest for such Class due and unpaid as of the immediately preceding Payment Date and (iii) for the Class A-1 Certificates only, the product of (x) The sum of clauses (i) and (ii), (y) a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 360, and (z) the sum of the Class A-1 Pass-Through Rate plus 1%, and (b) any Overdue Interest for class A-1 paid on such payment Date, and for each other Class of Certificates, the product of (x) the sum of clauses (i) and (ii) and (y) one-twelfth of the sum of the Pass-Through Rate for such Class plus 1%, and (b) any Overdue Interest for such Class paid on such Payment Date.

         Overdue Principal: With respect to any Class of Certificates and any Payment Date, the difference, if any, equal to (a) the aggregate of the Base Principal Distribution Amounts with respect to such Class due on all prior Payment Dates and (b) the aggregate amount of the principal (from whatever source) actually distributed to Noteholders of such class on all prior Payment Dates. the "Overdue Principal: with respect to the Class A Certificates is equal to the sum of the Overdue Principal for the Class A-1 Certificates and the Class A-2 Certificates.

         Percentage Interest: With respect to a Certificateholder and a Class of Certificates on any date of determination, the percentage obtained by dividing the Certificate Principal Balance of the Certificate held by such Certificateholder as of the Closing Date by the related Certificate Principal Balance of the related Class of Certificates as of the Closing Date.

         Prepayment: With respect to a Collection Period and a Contract (except a Defaulted Contract), the amount received by the Servicer during such Collection Period from or on behalf of an Obligor with respect to such Contract in excess of the sum of (x) the Scheduled Payment and any Final Scheduled Payment due during such Collection Period, plus (y) the aggregate of any overdue Scheduled Payments, Initial Unpaid Amounts and unpaid Servicing Charges for such Contract, so long as such amount is designated by the Obligor as a prepayment and the Servicer has consented to such prepayment. Defaulted Contract Recoveries are not Prepayments.

         Prepayment Amount: With respect to a Payment Date and a Contract, an amount, without duplication, equal to the sum of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Pooling and Servicing Agreement); (ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the immediately preceding Payment Date and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by an Obligor; and (iv) any Final Scheduled Payment due or to become due under the Contract.

         Reimbursement Amount: As of any Payment Date, the sum of (x)(i) all Insured Payments previously received by the Trustee from the Certificate Insurer and not previously repaid to the Certificate Insurer pursuant to the Pooling and Servicing Agreement plus (ii) interest accrued on each such Insured Payment not previously repaid to the Certificate Insurer from the date the Trustee received the related Insured Payment to, but not including, such Payment Date and (y)(i) any amounts then due and owing to the Certificate Insurer under the Insurance Agreement plus (ii) interest on such amounts.

         Repurchase Amount: With respect to a Payment Date and a Contract, the sum, without duplication, of (i) the Discounted Contract Principal Balance as of the close of business on the second preceding Collection Period (without any deduction for any security deposit paid by an Obligor, unless such security deposit has been deposited in the Collection Account pursuant to the Pooling and Servicing Agreement); (ii) the product of (x) such Contract's Discounted Contract Principal Balance as of the beginning of the immediately preceding Collection Period and (y) one-twelfth of the Discount Rate; (iii) any Scheduled Payments theretofore due and not paid by an Obligor; and (iv) any Final Scheduled Payment due or to become due under the Contract.

         Restricting Event: An event which shall occur on a Payment Date on which (a) an Event of Servicing Termination has occurred under the Pooling and Servicing Agreement and is not cured within the grace period set forth in the Pooling and Servicing Agreement, (b) a Gross Charge-Off Event exists, or (c) a Delinquency Trigger Event exists or (d) the Certificate Insurer makes an Insured Payment.

         Scheduled Payments: With respect to a Payment Date and a Contract, the periodic payment (exclusive of any amounts in respect of insurance, warranty extensions, service contracts or taxes, and reflecting any adjustment for partial Prepayments, and further reflecting the effect of any permitted modification to such Contract) set forth in such Contract due from the Obligor in the related

Collection Period; provided, however, that with respect to any Contract as to which First Sierra retained the security deposit, a Scheduled Payment shall not include the final payment or payments to be made thereon equal to the amount of such security deposit.

         Substitute Contract Cut-Off Date: With respect to a Substitute Contract, the close of business on the first day of the calendar month in which the related Transfer Date occurs.

         Termination Date: With respect to the Class B-1 Certificates, the Class B-2 Certificates or the Class B-3 Certificates, the Payment Date on which the Certificate Principal Balance of such Class of Certificates is reduced to zero.

         Trust Certificate Principal Balance: As of any Payment Date, the difference, if any, between (i) the sum of (x) the Aggregate Discounted Contract Principal Balances of all Contracts as of the end of the immediately preceding Collection Period and (y) the Aggregate Discounted Contract Principal Balances as of the day prior to such Payment Date of all Substitute Contracts to be conveyed to the Trust on such Payment Date and (ii) the sum of (w) the outstanding Class A Certificate Principal Balance, (x) the outstanding Class B-1 Certificate Principal Balance; (y) the outstanding Class B-2 Certificate Principal Balance and (z) the outstanding Class B-3 Certificate Principal, after taking into account any distributions on such Payment Date.

         Trust Operating Expenses: With respect to any Payment Date, an amount equal to the amounts owing to the Servicer, the Certificate Insurer and the Trustee pursuant to the Pooling and Servicing Agreement and payable out of Available Funds in priority to amounts owing the Certificateholders.


WITHHOLDING

         The Trustee is required to comply with all applicable federal income tax withholding requirements respecting payments to Certificateholders of interest with respect to the Certificates. The consent of Certificateholders is not required for such withholding. In the event the Certificateholder is other than The Depository Trust Company, then in the event that the Trustee does withhold or causes to be withheld any amount from interest payments or advances thereof to any Certificateholders pursuant to federal income tax withholding requirements, the Trustee shall indicate the amount withheld annually to such Certificateholders.


REPORTS TO CERTIFICATEHOLDERS

         On each Payment Date the Trustee will furnish or cause to be furnished with each payment to Certificateholders, a statement prepared by the Servicer setting forth the following information (per $1,000 of Initial Certificate Principal Balance as to (a) and (b) below):

                  a. With respect to a statement to a Class A Certificateholder, or a Subordinate Certificateholder, the amount of such payment allocable to such Certificateholder's required payment of the Base Principal Amount and Overdue Principal;

                  b. With respect to a statement to a Class A Certificateholder, or a Subordinate Certificateholder, the amount of such payment allocable to Current Interest and Overdue Interest;

                  c. The aggregate amount of fees and compensation received by the Servicer pursuant to the Pooling and Servicing Agreement for the Collection Period;

                  d. The aggregate Certificate Principal Balance for each Class of Certificates, the Certificate Factor for each Class of Certificates, the Pool Factor and the Aggregate Discounted Contract Principal Balance, after taking into account all distributions made on such Payment Date;

                  e. The total unreimbursed Servicer Advances with respect to the related Collection Period;

                  f. The amount of Defaulted Contract Recoveries for the related Collection Period and the Aggregate Discounted Contract Principal Balances for all Contracts that became Defaulted Contracts during the related Collection Period, calculated immediately prior to the time such Contracts became Defaulted Contracts; and

                  g. The total number of Contracts and the Aggregate Discounted Contract Principal Balances thereof, together with the number and aggregate Discounted Contract Principal Balances of all Contracts as to which the Obligors, as of the related Calculation Date, were one, two, three or four Scheduled Payments delinquent, and Delinquent Contracts reconveyed.

         Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Depositor will cause to be filed with the commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The "Certificate Factor" of a Class of Certificates is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the Certificate Principal Balance for such Class of Certificates which will be outstanding on the next Payment Date (after taking into account all distributions to be made on such Payment Date) to (y) the Initial Certificate Principal Balance of such Class of Certificates.

         The "Pool Factor" is the seven digit decimal number that the Servicer will compute or cause to be computed for each Collection Period and will make available on the related Determination Date representing the ratio of (x) the Aggregate Discounted Contract Principal Balance as of the end of the immediately preceding Collection Period to (y) the Aggregate Discounted Contract Principal Balance as of the Cut-Off Date.

         In addition, by January 31 of each calendar year following any year during which the Certificates are outstanding, commencing January 31, 1999, the Trustee will furnish to each Certificateholder of record at any time during such preceding calendar year, information as to the aggregate of amounts reported pursuant to items (a) and (b) above for such calendar year to enable Certificateholders to prepare their federal income tax returns.


OPTIONAL REDEMPTION

         Subject to the consent of the Certificate Insurer, following the Record Date on which the Aggregate Outstanding Principal Balance of the Certificates is less than 10% of the Aggregate Initial Certificate Principal Balance, the Residual Holder will have the option to cause the early retirement of the Certificates. In the event of such a redemption, the entire outstanding Class A-1 Certificate Principal Balance, Class A-2 Certificate Principal Balance, Class B-1 Certificate Principal Balance, Class B-2 Certificate Principal Balance, Class B-3 Certificate Principal Balance, together with accrued interest thereon at the related Pass-Through Rate, will be required to be paid to the Class A-1 Certificateholders, the Class A-2 Certificateholders, the Class B-1 Certificateholders, the Class B-2 Certificateholders and the Class B-3 Certificateholders and all amounts owed to the Certificate Insurer will be paid to the Certificate Insurer, respectively, on such Payment Date.

REMITTANCE AND OTHER SERVICING PROCEDURES

         The Servicer has agreed to manage, administer and service the Receivables and to enforce and make collections on the Receivables and any Insurance Policies, exercising the degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned, managed or serviced by it.

         The Servicer may grant to an Obligor any rebate, refund or adjustment that the Servicer in good faith believes is required, because of Prepayment in full of a Contract. The Servicer may deduct the amount of any such rebate, refund or adjustment from the amount otherwise payable by the Servicer into the Collection Account; provided, however, that the Servicer will not permit any rescission or cancellation of any Contract which would materially impair the rights of the Trust, the Certificate Insurer or the Certificateholders in the Contracts or the proceeds thereof, nor will the prepayment price after giving effect to any such rebate, refund or adjustment (and without any adjustment for any security deposit previously paid by the Obligor) be less than the Prepayment Amount. The Servicer may waive, modify or vary any term of a Contract if the Servicer, in its reasonable and prudent judgment, determines that it will not be materially adverse to the Certificateholders or the Certificate Insurer. However, the Servicer will covenant in the Pooling and Servicing Agreement that (i) it will not forgive any payment of rent, principal or interest, (ii) unless an Obligor is in default, it will not permit any modification with respect to a Contract which would defer the payment of any principal or interest or any Scheduled Payment or change the final maturity date on any Contract; provided, however, that no change in the final maturity date of any Contract shall be permitted under any circumstances if such new maturity date is later than the latest maturity date of any other Contract then held by the Trust, and (iii) the Servicer may accept Prepayment in part or in full; provided, further, that (1) in the event of Prepayment in full, the Servicer may consent to such Prepayment only in an amount not less than the Prepayment Amount and (2) in the event of a partial Prepayment, the Servicer may consent to such partial Prepayment only if (x) following such partial Prepayment there are no delinquent amounts then due from the Obligor and (y) such partial Prepayment will not reduce the Discounted Contract Principal Balance by more than an amount equal to (I) the amount of such partial Prepayment, minus (II) unpaid interest at the Discount Rate, accrued through the end of the Collection Period immediately following such partial Prepayment on the outstanding Discounted Contract Principal Balance prior to such partial Prepayment. In the case of a partial Prepayment, the Servicer is required to accurately recalculate the Discounted Contract Principal Balance, and the allocation of Scheduled Payments to principal and interest.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         For its servicing of the Contracts, the Servicer will receive servicing compensation including the monthly Servicer Fee for each Collection Period (payable on the next succeeding Payment Date) and Servicing Charges.

         The servicing compensation will compensate the Servicer for customary equipment contract servicing activities to be performed by the Servicer for the Trust, additional administrative services performed by the Servicer on behalf of the Trust and expenses paid by the Servicer on behalf of the Trust.

         The Servicer, as an independent contractor on behalf of the Trust and for the benefit of the Certificateholders and the Certificate Insurer, will be responsible for managing, servicing and administering the Receivables and enforcing and making collections on the Contracts and any Insurance Policies and for enforcing any security interest in any item of Equipment, all as set forth in the Pooling and Servicing Agreement. The Servicer's responsibilities will include collection and posting of all payments, responding to inquiries of Obligors, investigating delinquencies, accounting for collections, furnishing monthly and annual statements to the Trustee and the Certificate Insurer with respect to distributions, making Servicer Advances (at its sole discretion), providing appropriate federal income tax information for use in providing information to Certificateholders, collecting and remitting sales and property taxes on behalf of taxing authorities and maintaining the perfected security interest of the Trust in the Equipment and the Contracts.

EVIDENCE AS TO COMPLIANCE

         The Pooling and Servicing Agreement requires that the Servicer cause an independent accountant (who may also render other services to the Servicer) to prepare a statement to the Trustee, the Certificate Insurer and each Rating Agency dated not later than April 30, 1999, and annually as of the same month thereafter, to the effect that the independent accountant has examined the servicing procedures, manuals, guides and records of the Servicer and the accounts and records of the Servicer relating to the Receivables and the

Contract Files (which procedures, manuals, guides and records shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Servicer's Certificates delivered in the relevant period with information contained in the accounts and records for such period and that, on the basis of such examination and comparison, nothing has come to the independent accountant's attention to indicate that the Servicer has not, during the relevant period, serviced the Receivables in compliance with such servicing procedures, manuals and guides and in the same manner required by the Servicer's standards and with the same degree of skill and care consistent with that which the Servicer customarily exercises with respect to similar property owned by it, that such accounts and records have not been maintained in accordance with the Pooling and Servicing Agreement, that the information contained in the Servicer's Certificates does not reconcile with the information contained in the accounts and records or that such certificates, accounts and records have not been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as the independent accountant shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement. On or before April 30 of each year, commencing on April 30, 1999, the Servicer shall deliver to the Trustee, the Certificate Insurer and each Rating Agency a copy of such statement.

         The Pooling and Servicing Agreement will also provide for annual delivery of a report (the "Supplementary Report") by the Servicer to the Trustee and the Certificate Insurer not later than 120 days after the end of each fiscal year, signed by an authorized officer of the Servicer (a "Servicing Officer") on behalf of the Servicer and dated as of the last day of such fiscal year, stating that (a) a review of the activities of the Servicer and the Servicer's performance under the Pooling and Servicing Agreement for the previous 12-month period has been made under such Servicing Officer's supervision and (b) nothing has come to such Servicing Officer's attention to indicate that an Event of Servicing Termination has occurred, or, if such Event of Servicing Termination has so occurred and is continuing, specifying each such event known to the officer, the nature and status thereof and the steps necessary to remedy such event.

         The Pooling and Servicing Agreement will provide that the Servicer, upon request of the Trustee, will furnish to the Trustee such underlying data necessary for administration of the Trust or enforcement actions as can be generated by the Servicer's existing data processing system.



CERTAIN MATTERS RELATING TO THE SERVICER

         The Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon consent of the Certificate Insurer at the direction of the Majority Holders or a determination that the Servicer's performance of such duties is no longer permissible under applicable law. The Servicer can only be removed pursuant to an Event of Servicing Termination as discussed below.


EVENTS OF SERVICING TERMINATION

         An "Event of Servicing Termination" under the Pooling and Servicing Agreement will occur (a) if the Servicer fails to make any payment or deposit required under the Pooling and Servicing Agreement within three Business Days but not more than once in any Collection Period; (b) if the Servicer fails to submit a Servicer's Certificate, within three Business Days following knowledge or notice of non-receipt; (c) (i) if the Servicer fails to observe or perform in any material respect any other covenant or agreement in the Pooling and Servicing Agreement or the Certificates or (ii) if any representation or warranty of the Servicer in the Servicing

Agreement is incorrect, and such failure or breach materially and adversely affects the rights of the Trustee, the Certificate Insurer or the Certificateholders and continues unremedied for 30 days after the earlier to occur of (x) written notice to the Servicer by the Trustee or to the Trustee or the Servicer by the Certificate Insurer or any Certificateholders or (y) the date on which any Servicing Officer is required pursuant to the terms of the Pooling and Servicing Agreement to provide notice to the Certificateholders of any such failure or breach; (d) upon the filing of an involuntary petition in bankruptcy or the decree or order of a court, agency or supervisory authority having jurisdiction over the Servicer for the appointment of a conservator, receiver, trustee in bankruptcy or liquidator in any bankruptcy, insolvency or similar proceedings, and the continuance of any such petition, decree or order undismissed or unstayed and in effect for a period of 60 consecutive days; (e) upon the voluntary filing of such petition or assignment for the benefit of creditors, the consent by the Servicer to any such appointment, the admission in writing by the Servicer of its inability to pay its debts as they become due or the determination by a court that the Servicer is generally not paying its debts as they come due; (f) in the event that the Servicer assigns or attempts to assign its rights and duties under the Pooling and Servicing Agreement except as specifically permitted therein; or (g) a final judgment or order shall be rendered against the Servicer for payment in excess of $500,000 and continues for 90 days without a stay;(h) if there occurs a change of "control" of the Servicer ("control" having the meaning ascribed to it in the Rules and regulations under the Securities Exchange Act of 1934, as amended), unless the Certificate Insurer has determined that such change in control does not have a material adverse effect on the interests of the Certificate Insurer; or (i) upon the occurrence of any other event specified in the Insurance Agreement.


RIGHTS UPON AN EVENT OF SERVICING TERMINATION

         If an Event of Servicing Termination has occurred and is continuing, either the Trustee shall at the direction of the Certificate Insurer or the Majority Holders may with the consent of the Certificate Insurer terminate all (but not less than all) of the Servicer's rights and obligations under the Pooling and Servicing Agreement. Upon such termination, the Trustee or such successor Servicer as may be appointed in accordance with the procedures set forth in the Pooling and Servicing Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement; provided, however, that the Trustee or the successor Servicer, as the case may be, shall not (i) assume any obligation to reacquire Receivables by reason of misrepresentations or breaches of warranties or (ii) be liable for acts, omissions or breaches of representations or warranties by the Servicer occurring prior to transfer of the servicing functions. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination.


EVENTS OF DEFAULT

         Upon the occurrence of an Event of Default, the Trustee, upon the direction of the Controlling Parties, shall declare the unpaid principal amount of all the Certificates to be due and payable, together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the Trust. "Events of Default" wherever used herein means any one of the following events:

         (i) failure to distribute or cause to be distributed to the Trustee, for the benefit of the Certificateholders, all or part of any payment of interest required to be made under the terms of such Certificates or the Pooling and Servicing Agreement when due; or

         (ii) failure to distribute or cause to be distributed (x) to the Trustee, for the benefit of the Certificateholders, on any Payment Date an amount equal to the principal due on the outstanding Certificates as of such Payment Date to the extent that sufficient Available Funds are on deposit in the

Collection Account or (y) on the Maturity Date of a Class of Certificates, any remaining principal owed on such Class of Certificates.

         "Controlling Parties" means: (i) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B-3 Certificates, (a) the Majority Holders of the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates and (b) the Certificate Insurer, but if the Certificate Insurer has defaulted on its Obligations under the Certificate Insurance Policy and such default is continuing, the Majority Holders of the Class A Certificates, (ii) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B-2 Certificates and the Class B-3 Certificates, (a) the Majority Holders of the Class B-1 Certificates and the Class B-2 Certificates and (b) the Certificate Insurer, but if the Certificate Insurer has defaulted on its Obligations under the Certificate Insurance Policy and such default is continuing, the Majority Holders of the Class A Certificates; (iii) with respect to an Event of Default resulting only from the failure to make a required payment on the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, (a) the Majority Holders of the Class B-1 Certificates and (b) the Certificate Insurer, but if the Certificate Insurer has defaulted on its Obligations under the Certificate Insurance Policy and such default is continuing, the Majority Holders of the Class A Certificates; and (iv) with respect to an Event of Default resulting from the failure to make a required payment on the Class A Certificates, the Certificate Insurer, but if the Certificate Insurer has defaulted on its Obligations under the Certificate Insurance Policy and such default is continuing, the Majority Holders of the Class A Certificates.


TERMINATION OF THE TRUST

         The Trust and the Pooling and Servicing Agreement will terminate, (i) at the option of the Residual Holder, at any time which is 123 days after the payment to the Class A Certificateholders, the Class B-1 Certificateholders, the Class B-2 Certificateholders and the Class B-3 Certificateholders of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement, reducing the Class A Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Class B-3 Certificate Principal Balance to zero; or (ii) after the 120th day following the Maturity Date of the Class A-2 Certificates. Upon termination of the Trust and the reduction of the Class A Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Class B-3 Certificate Principal Balance to zero and payment of any amounts then owing to the Certificate Insurer and the Trustee, any remaining property then held by the Trust shall be distributed to the Residual Holder.

         The respective representations, warranties and indemnities of First Sierra, the Servicer and the Depositor will survive any termination of the Trust and the Pooling and Servicing Agreement.

AMENDMENT

         The Transaction Documents may be amended by agreement of the Trustee, the Depositor and the Servicer at any time, without consent of the Certificateholders but with the consent of the Certificate Insurer, to cure any ambiguity, upon receipt of an opinion of counsel to the Servicer that such amendment will not adversely affect in any respect the interests of any Certificateholder.


         The Transaction Documents may also be amended from time to time by the Trustee, the Depositor, the Servicer and the Majority Holders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transaction Documents or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Receivables or distributions which are required to be made on any Certificate without the consent of the holder of such Certificate or (b) reduce the aforesaid percentage of Certificateholders required to consent to any amendment, without unanimous consent of the Certificateholders.

         The Trustee is required under the Pooling and Servicing Agreement to furnish Certificateholders and the Rating Agencies with written notice of the substance of any such amendment to the Pooling and Servicing Agreement promptly upon execution of such amendment.

                             THE TRUSTEE


GENERAL

         The Trustee, Bankers Trust Company, has an office at Four Albany Street, New York, New York 10006.

         The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Servicer and the Certificate Insurer, in which event the Servicer will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall be acceptable to the Certificate Insurer and shall meet the financial and other standards for qualifying as a successor Trustee under the Pooling and Servicing Agreement. The Servicer may with the consent of the Certificate Insurer and shall at the direction of the Certificate Insurer or the Certificateholders of any Class evidencing more than 25% of the Percentage Interests of such Class may, subject to the consent of the Certificate Insurer, also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement and fails to resign after written request therefor, or is legally unable to act, or if the Trustee is adjudicated to be insolvent. In such circumstances, the Servicer or such Certificateholders will also be obligated to appoint a successor Trustee (acceptable to the Certificate Insurer). The Certificate Insurer shall also have the right to remove the Trustee for "cause" under the Pooling and Servicing Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


DUTIES AND IMMUNITIES OF THE TRUSTEE

         The Trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates (other than the authentication thereof) or of any Receivable or related document and will not be accountable for the use or application by First Sierra of any funds paid to the Sellers in consideration of the sale of any Certificates. If no Event of Servicing Termination has occurred, then the Trustee will be required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. However, upon receipt of the various resolutions, certificates, statements, opinions, reports, documents, orders or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Pooling and Servicing Agreement.

         No recourse is available based on any provision of the Pooling and Servicing Agreement, the Certificates or any Receivable or assignment thereof against Bankers Trust Company, in its individual capacity, and Bankers Trust Company shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other person with respect to any such claim and such claim shall be asserted solely against the Trust Assets or any indemnitor, except for such liability as is determined to have resulted from the Trustee's own negligence or willful misconduct.

         The Trustee will be entitled to receive, pursuant to the priority set forth in the Pooling and Servicing Agreement, (a) reasonable compensation for its services (the "Trustee Fee"), (b) reimbursement for its reasonable expenses and (c) indemnification for loss, liability or expense incurred without negligence or bad faith on its part, arising out of performance of its duties thereunder ((b) and (c) collectively, the "Trustee Expenses").

                      PREPAYMENT AND YIELD CONSIDERATIONS

         The rate of principal payments on, and the weighted average life of, the Offered Certificates will be directly related to the rate of principal payments on the underlying Contracts. If purchased at a price other than par, the yield to maturity will also be affected by the rate of such principal payments. The principal payments on such Contracts may be in the form of scheduled principal payments or liquidations due to default, casualty, repurchases for breach and the like. Any such payments will result in distributions to Offered Certificateholders of amounts which would otherwise have been distributed over the remaining term of the Contracts. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of payment of principal may also be affected by any removal of the Contracts from the pool and the deposit of the related Prepayment Amount or Repurchase Amount into the Collection Account.

         The Contracts generally do not provide for the right of the Obligor to prepay. Under the Pooling and Servicing Agreement, the Servicer will be permitted to allow such Prepayments in full or in part, provided that no Prepayment of a Contract will be allowed in an amount less than the Prepayment Amount.

         The Expected Final Payment Date for the Class A-1 Certificates is ______, 1999, for the Class A-2 Certificates is ____________ , ____, for the Class B-1 Certificates is ________, ____, for the Class B-2 Certificates is __________, ____ and for the Class B-3 Certificates is __________, ____. Such dates are the dates on which the related Certificate Principal Balance would be reduced to zero, assuming, among other things, (i) Prepayments with respect to the Contracts are received at a rate of [4%] CPR and (ii) the Modeling Assumptions (as defined below) apply. The weighted average life of the Offered Certificates is likely to be shorter than would be the case if payments actually made on the Contracts conformed to the foregoing assumptions, and the final Payment Dates with respect to the Offered Certificates could occur significantly earlier than such final scheduled Payment Dates due to defaults and because First Sierra is obligated to repurchase Contracts in the event of breaches of representations and warranties.

         "Weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security is repaid to the investor. The weighted average lives of the Offered Certificates will be influenced by the rate at which principal payments (including scheduled payments and prepayments) on the Contracts are made. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to a default or other dispositions of the Contracts). The weighted average lives of the Offered Certificates will also be influenced by delays associated with realizing on Defaulted Contracts. The prepayment model used in this prospectus supplement, the "Conditional Prepayment Rate" or "CPR", represents an assumed annualized rate of prepayment relative to the then outstanding balance on a pool of contracts. The CPR assumes that a fraction of the outstanding Contract Pool is prepaid on each Payment Date, which implies that each Contract in the Contract Pool is equally likely to prepay. This fraction, expressed as a percentage, is annualized to arrive at the CPR for the Contract Pool. The CPR measures prepayments based on the outstanding principal on the previous Payment Date. The CPR further assumes that all Contracts are the same size and amortize at the same rate and that each Contract will be either paid as scheduled or prepaid in full.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES
     For the purpose of the tables below, it is assumed, among other things, that: (i) the Closing Date for the Certificates occurs on November __, 1998,
(ii) distributions on the Certificates are made on the 12th day of each month regardless of the day on which the Payment Date actually occurs, commencing in December 1998 in accordance with the priorities described herein, (iii) no delinquencies or defaults in the payment of principal and interest on the Contracts are experienced, (iv) no Contract is repurchased for breach of a representation and warranty or otherwise, (v) the Discount Rate is _____% per annum, (vi) Prepayments with respect to the Contracts are received on the last day of each Collection Period, commencing on November 1, 1998 (vii) no Restricting Event occurs, (viii) the Class A-1 Pass-Through Rate is ______% per annum, the Class A-2 Pass-Through Rate is ______% per annum, the Class B-1 Pass-Through Rate is ______% per annum, the Class B-2 Pass-Through Rate is ______% per annum, and the Class B-3 Pass-Through Rate is ______% per annum,
(ix) the Servicing Fee is 0.50% per annum, (x) the Contract pool consists of a single contract with a Discounted Contract Principal Balance equal to $______________ and (xi) Scheduled Payments on such contract are timely received (collectively, the "Modeling Assumptions").
     Since the tables were prepared on the basis of the Modeling Assumptions, there are discrepancies between the characteristics of the actual Contracts and the characteristics of the Contracts assumed in preparing the tables. Any such discrepancies may have an effect upon the percentages of the Initial Certificate Principal Balance for the Offered Certificates outstanding and the weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Contracts in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the related weighted average life may be longer or shorter than as indicated in the tables.

         The following tables set forth the percentages of the initial principal amount of the Class A-1 Certificates and the Class A-2 Certificates that would be outstanding after each of the dates shown, assuming a CPR of 0%, 2%, 4%, 6% and 8%, respectively.

                       PERCENTAGE OF INITIAL CERTIFICATE
                          PRINCIPAL BALANCE OUTSTANDING

                             CLASS A-1 CERTIFICATES

                             Prepayment Speed (CPR)

       Payment                           0%       2%        4%       6%       8%
        Date
--------------------------------------------------------------------------------

Closing Date                             100%      100%    100%    100%    100%
November __, 1999                          %         %       %       %       %
November __, 2000                          %         %       %       %       %
November __, 2001                          %         %       %       %       %
November __, 2002                          %         %       %       %       %
November __, 2003                          %         %       %       %       %
November __, 2004                          %         %       %       %       %
November __, 2005                          %         %       %       %       %
November __, 2006                          %         %       %       %       %

--------------------------------------------------------------------------------
Weighted Average
  Life (years)



                       PERCENTAGE OF INITIAL CERTIFICATE
                          PRINCIPAL BALANCE OUTSTANDING

                             CLASS A-2 CERTIFICATES

                             Prepayment Speed (CPR)

         Payment                    0%         2%            4%          6%        8%
         Date
--------------------------------------------------------------------------------------

Closing Date                       100%        100%        100%         100%      100%
November __, 1999                    %           %           %            %         %
November __, 2000                    %           %           %            %         %
November __, 2001                    %           %           %            %         %
November __, 2002                    %           %           %            %         %
November __, 2003                    %           %           %            %         %
November __, 2004                    %           %           %            %         %
November __, 2005                    %           %           %            %         %
November __, 2006                    %           %           %            %         %

---------------------------------------------------------------------------------------

Weighted Average
  Life (years)


         The Contracts will not have the characteristics assumed above, and there can be no assurance that (i) the Contracts will prepay at any of the rates shown in the tables or at any other particular rate or will prepay proportionately or (ii) the weighted average lives of the Offered Certificates will be as calculated above. Because the rate of distributions of principal of the Offered Certificates will be a result of the actual amortization (including prepayments) of the Contracts, which will include Contracts that have remaining terms to stated maturity shorter or longer than those assumed, the weighted average lives of the Offered Certificates will differ from those set forth above, even if all of the Contracts prepay at the indicated constant prepayment rates.

         The effective yield to the Offered Certificateholders will depend upon, among other things, the price at which such Offered Certificates are purchased, and the amount of and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to the Offered Certificateholders. See "Risk Factors" in the prospectus.

         Due to the subordination provisions applicable to the Certificates, it is likely that the Certificate Principal Balance of the Class A Certificates will amortize more rapidly than will the Initial Aggregate Discounted Contract Principal Balance. See "Summary of Terms -- Subordination Provisions" and "Description of Certificates -- Flow of Funds" in this prospectus supplement.

         THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER

         [MBIA to update]

         The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

         The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner (as defined below) that an amount equal to each full and complete Insured Payment will be received by the Trustee or its successor, on behalf of the Owners from the Certificate Insurer for distribution by the Trustee to each Owner of each Owner's proportionate share of such Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.


         Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount (as described below) on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the received or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 noon New York City time on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street and Trust Company, N.A. as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon New York City time on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee and the Trustee may submit an amended Notice.

         Insured Payments due under the Certificate Insurance Policy unless otherwise stated in the Certificate Insurance Policy will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

         Subject to the terms of the Pooling and Servicing Agreement, the Certificate Insurer shall be subrogated to the rights of each Owner to receive payments under the Class A Certificates to the extent of any payment by the Certificate insurer under the Certificate Insurance Policy. As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

         "Business Day" means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer and banking institutions in New York City or in the City in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to close.

         "Deficiency Amount" means, as of any Payment Date, the Available Funds Shortfall.

         "Insured Payment" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of the exhibit attached to the Certificate Insurance Policy, the original of which is substantially delivered by registered or certified mail, from the Trustee specifying the related Insured Payment which shall be due and owing on the applicable Payment Date,

         "Owner" means each holder of a Class A Certificate (other than the Depositor, the Servicer or any subservicer) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A Certificate, to payment thereunder.

         "Preference Amount" means any amount previously distributed to an Owner on the Class A Certificates that is recoverable and sought to be recovered as a avoidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended from time to time (the "Bankruptcy Code"), in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used in the Certificate Insurance Policy and not otherwise defined therein will have the respective meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Certificate Insurance Policy, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

         Any notice under the Certificate Insurance Policy or service of process on the Fiscal Agent of the Certificate Insurer may be made at the address listed below for the Fiscal Agent of the Certificate Insurer or such other address as the Certificate Insurer shall specify in writing to the Trustee.

         The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York, 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

         The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         The Certificate Insurance Policy is not cancelable for any reason. The premium on the Certificate Insurance Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

         The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

         The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA, Inc., and its subsidiaries as of December 31, 1997 and December 31, 1996 and for the three years ended December 31, 1997 prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA, Inc. for the year ended December 31, 1997, and the consolidated financial statements of the Certificate Insurer and its subsidiaries for six months ended June 30, 1998 and for the periods ended June 30, 1998 and June 30, 1997 included in the Quarterly Report of Form 10-Q of MBIA, Inc. for the period ending June 30, 1998 and hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principals ("GAAP"):


                                         SAP
                             ------------------------------
                             December 31,        June 30,
                                 1997              1998
                             ------------      ------------
                              (Audited)         (Unaudited)
                                     (In millions)
Admitted Assets                $5,256            $6,048
Liabilities                     3,496             3,962
Capital and Surplus             1,760             2,086



                                        GAAP
                             ------------------------------
                             December 31,        June 30,
                                 1997              1998
                             ------------      ------------
                              (Audited)         (Unaudited)
                                     (In millions)
Assets                         $5,988            $6,794
Liabilities                     2,624             2,977
Shareholder's Equity            3,364             3,817

         Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.


         The Certificate Insurer does not accept any responsibility for the accuracy or completeness of the Prospectus or this Prospectus Supplement or any information or disclosure contained therein or herein, or omitted therefrom or heretofrom, other than with respect to the accuracy of the information herein regarding the Certificate Insurance Policy and Certificate Insurer set forth under the heading "The Certificate Insurance Policy and the Certificate Insurer."


         Moody's Investors Service, Inc. rates the claims paying ability of the Certificate Insurer "Aaa."

         Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. rates the claims paying ability of the Certificate Insurer "AAA."

         Fitch Investors Service, L.P. rates the claims paying ability of the Certificate Insurer "AAA."

         Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the Class A Certificates, and such ratings may be subject to revision or withdrawal at any time by the ratings agencies. Any downward revision or withdrawal of the above ratings may have an adverse effect on the market price of the Class A Certificates. The Certificate Insurer does not guaranty the market price of the Class A Certificates nor does it guaranty that the ratings on the Class A Certificates will not be revised or withdrawn.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


         The following is the opinion of Dewey Ballantine LLP, tax counsel to the Trust ("Tax Counsel") as to certain of the material federal income tax considerations to investors of the purchase, ownership and disposition of the securities offered hereby. Tax Counsel's opinion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Tax Counsel's opinion does not purport to deal with all federal tax considerations applicable to all categories of investors. Certain holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the securities as other than capital assets, may be subject to special rules that are not discussed below. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). It is recommended that investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.



CHARACTERIZATION OF THE TRUST

         In the opinion of Tax Counsel, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Each Beneficial Owner ("Beneficial Owner") will be treated as the owner of an interest in the ordinary income and corpus portions of the Trust.

TAXATION OF BENEFICIAL OWNERS

         For purposes of federal income tax, the Servicer will be deemed to have retained a fixed portion of the interest due on a portion of the Receivables (the "Retained Yield") equal to the difference between (x) the annual percentage rate of interest ("APR") of such Receivable and (y) the sum of the Pass-Through Rate and reasonable fees and expenses payable by the Trust. The Retained Yield will be treated as a "stripped coupon" within the meaning of Section 1286 of the Code. Accordingly, each Beneficial Owner will be treated as owning an interest in the principal of, and certain interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that exceeds the sum of the Pass-Through Rate on the Certificates and the fees and expenses payable by the Trust) and such ownership interest will be treated as a "stripped bond" within the meaning of Section 1286 of the Code.

         Each Beneficial Owner is required to include in income for federal income tax purposes its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables subject to the discussion below under the heading "--Discount and Premium" herein. Such gross income attributable to interest on the Receivables will exceed the Pass-Through Rate by an amount equal to the Beneficial Owner's share of the reasonable expenses of the Trust for the period during which it owns a Certificate. Each Beneficial Owner is entitled to deduct its share of the amount used to pay expenses of the Trust to the extent described below. Any amounts received by a Beneficial Owner from the Certificate Insurance Policy will be treated for federal income tax purposes as having the same characteristics as the payments they replace.

         Each Beneficial Owner should report its share of the income of the Trust under its usual method of accounting. Accordingly, interest may be included in a Beneficial Owner's gross income when it accrues on the Receivables, or in the case of Beneficial Owners who are cash basis taxpayers, when received by the Servicer on behalf of the Beneficial Owners. Because (i) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (ii) interest collected on a Receivable generally is paid to Beneficial Owners in the following month, the amount of interest accruing to a Beneficial Owner during any calendar month will not equal the interest distributed in that month. Discount on any Certificate would be includible in income as described below. The discussion herein is based on Tax Counsel's advice that each

Beneficial Owner's interest in the Trust should be treated as an interest in a single debt instrument bearing interest equal to the sum of the Pass-Through Rate plus such Certificate's share of the expenses of the Trust. The Trustee will report tax information consistent with such advice. Because the Certificates are stripped bonds, alternative characterizations are possible. Investors should consult their own tax advisors regarding the proper treatment of the Certificates for federal income tax purposes.

         Each Beneficial Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Beneficial Owner is an individual, estate or trust, the deduction for such Beneficial Owner's share of such fees will be allowed only to the extent that all of such Beneficial Owner's miscellaneous itemized deductions, including such Beneficial Owner's share of such fees, exceed 2% of such Beneficial Owner's adjusted gross income. In addition, in the case of Beneficial Owners who are individuals, certain otherwise allowable itemized deductions will be reduced by an amount equal to 3% of such Beneficial Owner's adjusted gross income in excess of a statutorily defined threshold, but not by more than 80% of such itemized deductions. To the extent that any fee is determined to be in excess of a reasonable amount (and hence not deductible), such excess should be characterized as an additional ownership right that has been stripped from the Receivables. Accordingly, the gross income of the Beneficial Owners should not include any amount attributable to such excess fee.

DISCOUNT AND PREMIUM

         A Beneficial Owner that purchases a Certificate at a discount (i.e., for an amount less than its face amount) must include such discount in income over the life of the Certificate. The rate at which discount must be included in income depends on whether it is greater or less than a statutorily defined de minimis amount. Although not entirely certain, it would appear that the determination of the amount of discount and the de minimis computation can be made for each overall Certificate and need not be done on a Receivable-by-Receivable basis. Generally, discount is treated as de minimis if it is less than 1/4 of one percent of the principal amount of the Certificate times the number of full years remaining to the weighted average maturity date of the Certificate. It is not clear in calculating the weighted average maturity date whether expected prepayments are taken into account.

         If the discount is de minimis (which should be the case for original purchasers of Certificates) it would appear that such discount is includible in income as principal distributions are received on the Receivables and in proportion to such principal distributions. Although not entirely clear, the income attributable to de minimis discount should be treated as capital gain if the Certificate was held as a capital asset.

         If the discount is more than a de minimis amount, such discount must be included in income as it accrues on the basis of the yield to maturity of the Certificate taking into account the prepayment assumption, to the particular purchaser. Unless the Certificates are originally issued with more than a de minimis amount of discount, the Trustee will not be providing any information relating to the computation of the accruals of discount by subsequent purchasers of Certificates.

         In the event that a Certificate is treated as purchased at a premium (i.e., the purchase price exceeds the portion of the remaining Principal Balance of the Receivables allocable to such Certificate), such premium will be amortizable by a Beneficial Owner as an offset to interest income (with a corresponding reduction in the Beneficial Owner's basis) under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made (or was previously in effect) with respect to the Certificates. Any such election will also apply to debt instruments held by the taxpayer during the year in which the election is made and to all debt instruments acquired thereafter.

SALE OF A CERTIFICATE

         If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale (other than amounts attributable to accrued interest, which will be taxable as such) and the Beneficial Owner's adjusted basis in the Receivables and any other assets held by the Trust. A Beneficial Owner's adjusted basis will equal the Beneficial Owner's cost allocated to the Certificate increased by any discount previously included in income, and decreased by any payments received that are attributable to accrued discount (or by any offset previously allowed for accrued premium) and by the amount of principal distributions previously received on the Receivables. Any gain or loss will be capital gain or loss if the Certificate was held as a capital asset.

FOREIGN BENEFICIAL OWNERS

         Interest attributable to Receivables which is received by a Beneficial Owner who or which is not a United States person, as defined below (other than a foreign bank and certain other persons), generally will not be subject to the normal 30 percent United States withholding tax (or lower treaty rate) imposed with respect to such payments, provided that such Beneficial Owner fulfills certain certification requirements. Under such requirements, the holder must certify, under penalties of perjury, that it is not a "United States person" and provide its name and address. If income or gain with respect to a Certificate is effectively connected with a United States trade or business carried on by a Beneficial Owner who or which is not a United States person, the 30 percent withholding tax will not apply but such Beneficial Owner will be subject to United States federal income tax at graduated rates applicable to United States persons. For this purpose, "United States person" means a person who or which is for United States federal income tax purposes a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate that is subject to federal income tax, regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust. Recent legislation has authorized the issuance of tax regulations to determine whether partnerships are considered to be "United States persons" by taking into account factors other than the state of organization; however, the legislative history of the enacting legislation indicates that those tax regulations should apply only to partnerships organized after the publication of such regulations (or of the likely content). Any person who or which is not a United States person is a "Foreign Owner."

BACKUP WITHHOLDING

         Backup withholding of federal income tax at a rate of 31 percent may apply to payments made in respect of the Certificates as well as payments of proceeds from the sale of Certificates, to Beneficial Owners that are not "exempt recipients" and that fail to provide certain identifying information (such as the taxpayer identification number of the Beneficial Owner) to the Trustee or its agent in the manner required or, in the case of interest payments, that fail to report all interest and dividends required to be shown on their federal income tax returns. Individuals generally are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Certificates must be reported to the IRS, unless the recipient is an exempt recipient and establishes an exemption. Any amounts withheld under the backup withholding rules from a payment to a person would be allowed as a refund or a credit against such person's United States federal income tax, provided that the required information is furnished to the IRS. Furthermore, certain penalties may be imposed by the IRS on a Beneficial Owner who is required to supply information but who does not do so in the proper manner.

                   STATE AND LOCAL INCOME TAX CONSIDERATIONS

         State tax consequences to each Beneficial Owner will depend upon the provisions of the state tax laws to which the Beneficial Owner is subject. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100 percent of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules.

         Because each state's income tax laws vary, it is impossible to predict the income tax consequences to the Beneficial Owners in all of the state taxing jurisdictions in which they are already subject to tax. There can be no assurance that other states will not claim that the Servicer has undertaken activities in such states. If such a claim were made, no assurances can be given as to the treatment of the Beneficial Owner by any particular state. Beneficial Owners are urged to consult their own tax advisors with respect to state and local taxes.

         THE FEDERAL INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR'S PARTICULAR TAX SITUATION. IT IS RECOMMENDED THAT PROSPECTIVE PURCHASERS CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing, or other employee benefit plan as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for fiduciaries, "parties in interest" and "disqualified persons."


         Unless a statutory, regulatory or administrative exemption is available, a violation of the prohibited transaction rules could occur if any Certificates were to be acquired by a Benefit Plan or with "plan assets" of any Benefit Plan, and if any of the Seller, the Trustee, any Underwriters or any of their affiliates were a "party in interest" or a "disqualified person" with respect to such Benefit Plan. The Seller, the Trustee and the Underwriters are likely to be "parties in interest" or "disqualified persons" with respect to many Benefit Plans.

         Pursuant to the Final Regulation issued by the U.S. Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of a Benefit Plan, the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan unless certain exceptions under the Final Regulation apply or an exemption is available. There can be no assurance that any of the exceptions provided in the Final Regulation will apply. If the underlying assets of the Trust were deemed to be plan assets by reason of the acquisition of Certificates by Benefit Plans, the Seller, the Servicer the Trustee and other persons who provide services with respect to the Trust might be subject to the fiduciary responsibility provisions of Title I of ERISA and the operations of the Trust could result in prohibited transactions.

         The DOL has granted to Wheat First Securities, Inc., doing business as First Union Capital Markets, and Prudentials Securities Incorporated administrative exemptions (Prohibited Transactions Exemption ____ and ____), (the "Exemptions") which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of asset pools, including pools of motor vehicle installment obligations such as the Receivables and the purchase, sale and holding of asset-backed pass-through certificates, including pass-through certificates evidencing interests in certain receivables, loans and other obligations, such as the Certificates, provided that certain conditions set forth in the Exemptions are satisfied. Each Exemption sets forth the following seven general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder:

     (1) The acquisition of the Certificates by a Benefit Plan is on terms (including the price for the certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by the Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

     (3) The Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is one of the three highest general rating categories from either S&P, Moody's, Fitch or Duff & Phelps Credit Rating Co.;

     (4) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

     (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Certificates represents not more than reasonable compensation for their services. The sum of all payments made and retained by the Seller pursuant to the assignment of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith;

     (6) The Benefit Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act; and

     (7) The transfer of additional receivables to the Trust after the Closing Date in exchange for funds credited to a pre-funding account do not exceed 25% of the total principal amount of the Certificates and the transfers do not occur later than 90 days after the Closing Date or the date provided for in the Pooling Agreement or the date a default occurs under the Pooling Agreement, if earlier; the transfer of additional receivables is also subject to additional requirements regarding the term and conditions of such receivables, the financial effect on the Trust, independent monitoring and disclosure.


         A fiduciary of a Benefit Plan considering whether to purchase any Certificates should individually determine that the Benefit Plan satisfies the conditions described in clauses (1) and (6) above. The Seller believes that the Trust will satisfy the conditions described in the other clauses above.

         If the general conditions of each Exemption are satisfied, such Exemption provides an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange or transfer of Certificates by Benefit Plans in the initial issue of Certificates, the holding of Certificates by Benefit Plans or the direct or indirect acquisition or disposition in the secondary market of Certificates by Benefit Plans. However, no exemption is provided from the restrictions of Section 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an Excluded Plan (as defined herein) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an "Excluded Plan" is a Benefit Plan sponsored by (1) an Underwriter, (2) the Certificate Insurer, (3) the Issuer, (4) the Seller, (5) the Servicer, (6) the Trustee, (7) any Obligor with respect to Receivables constituting more than 5% of the aggregate unamortized principal balance of the Receivables as of the date of initial issuance and (8) any affiliate or successor of a person described in (1) to (7) above (the "Restricted Group").

         If the specific conditions of Section I.B. of each Exemption are also satisfied, such Exemption provides an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates to a Benefit Plan when the person who has discretionary authority or renders investment advice with respect to the investment of plan assets in Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by Benefit Plans and (3) the holding of Certificates by Benefit Plans. Among the specific conditions that must be satisfied is the condition that the Benefit Plan acquires no more than 25% of the Certificates and immediately after the acquisition of the Certificates no more than 25% of the assets of the Benefit Plan with respect to which the person is a fiduciary are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity. As of the Cut-Off Date, the Seller believes no Obligor with respect to Receivables included in the Trust is an Obligor with respect to 5% or more of the aggregate unamortized principal balance of the Receivables.

         If the specific conditions of Section I.C. of each Exemption are also satisfied, such Exemption provides an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust. The specific conditions of Section I.C. are that (i) such transactions are carried out in accordance with the terms of the Pooling Agreement, and (ii) the Pooling Agreement (or a description of the material terms thereof) is made available to investors prior to their investment in the Trust. The Seller intends to comply with the foregoing conditions.

         Section I.D. of each Exemption provides an exemption from the restrictions imposed by Section 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" or a "disqualified person" with respect to an investing Benefit Plan by virtue of providing services to the Benefit Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Benefit Plan's ownership of Certificates.

         Before purchasing a Certificate based on the Exemption, a fiduciary of a Benefit Plan should itself confirm (1) that such Certificate constitutes a "certificate" for purposes of the Exemption and (2) that the specific conditions and other requirements set forth in such Exemption would be satisfied.

         Prospective Benefit Plan investors in the Certificates should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Certificates. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                LEGAL INVESTMENT

         The Class A-1 Certificates will be eligible securities for purchase by money market funds under the Investment Company Act of 1940, as amended.

                                    RATINGS
         As a condition to the issuance of the Class A-1 Certificates, the Class A-1 Certificates must be rated "P-1" by Moody's and "A-1+" by S&P and as a condition to the issuance of the Class A-2 Certificates, the Class A-2 Certificates must be rated "Aaa" by Moody's and "AAA" by S&P. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the Offered Certificates address the likelihood of the receipt by the Offered Certificateholders of all distributions to which such Offered Certificateholders are entitled. The ratings assigned to the Offered Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Offered Certificateholders might suffer a lower than anticipated yield.

                             METHOD OF DISTRIBUTION
         Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") for the sale of the Offered Certificates dated November __, 1998, the Depositor has agreed to sell and Wheat First Securities, Inc., doing business as First Union Capital Markets ("First Union"), and Prudential Securities Incorporated, Inc. ("Prudential" and, together with First Sierra, the "Underwriters"), have agreed to purchase, the Offered Certificates.

         First Union Corporation, the parent corporation of First Union, owns approximately 3.3% of the outstanding common stock of First Sierra.

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions therein, to purchase all the Offered Certificates offered hereby if any of such Offered Certificates are purchased.

         The Underwriters have advised the Depositor that they propose to offer the Offered Certificates purchased by the Underwriters for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Offered Certificates to or through a dealer, and such dealer may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Offered Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters, and any profit on the resale of the Offered Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the offered certificates at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

         For further information regarding any offer or sale of the Offered certificates pursuant to this prospectus supplement and the prospectus, see "Methods of Distribution" in the prospectus.

         The Transaction Documents and the Underwriting Agreement provide that First Sierra will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make in respect thereof.

                               REPORT OF EXPERTS

         The consolidated financial statements of MBIA Insurance Corporation and its subsidiaries as of December 31, 1997 and December 31, 1996 and for the three years ended _____________ incorporated by reference into this prospectus supplement have been audited by Coopers & Lybrand, L.L.P., independent accountants, as set forth in their report thereon, and are incorporated by reference herein in reliance upon the authority of such firm as experts in accounting and auditing.

         The financial statements of the Trust, as of __________________, appearing in Appendix A of this Prospectus Supplement have been audited by ____________________, independent public accountants, as indicated in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS
         Certain legal matters relating to the Certificates will be passed upon by Dewey Ballantine LLP, New York, New York. Certain federal income tax matters will be passed upon for the Trust by Dewey Ballantine LLP, New York, New York. Certain legal matters relating to the Certificate Insurer will be passed upon for the Certificate Insurer by Kutak Rock, Omaha, Nebraska.

                        INDEX OF PRINCIPAL DEFINED TERMS





                                                                          Page
Advance Payment.........................................................  S-34
Advance Payments........................................................  S-34
Aggregate Discounted Contract Principal Balance.........................  S-12
Aggregate Initial Certificate Principal Balance.........................  S-40
Available Distribution Amount...........................................  S-40
Available Funds.........................................................  S-40
Available Funds Shortfall...............................................  S-40
Bankruptcy Code.........................................................  S-57
Base Principal Amount...................................................  S-40
Base Principal Distribution Amount......................................  S-40

Business Day.........................................................   S-57
Class A Insured Distribution Amount..................................   S-41
Class A Certificates.................................................   S-31
Class A Percentage...................................................   S-31
Class A-1 Certificates...............................................   S-6,S-31
Class A-2 Certificates...............................................   S-6,S-31
Class B-1 Certificates...............................................   S-6,S-31
Class B-2 Certificates...............................................   S-6,S-31
Class B-3 Certificates...............................................   S-6,S-31
Code.................................................................   S-59
Conditional Prepayment Rate..........................................   S-54
Contract Files.......................................................   S-30
Controlling Parties..................................................   S-51
CPR..................................................................   S-54
Defaulted Contract...................................................   S-41
Defaulted Contract Recoveries........................................   S-41
Deficiency Amount....................................................   S-57
Delinquency Trigger Event............................................   S-42
Delinquency Trigger Ratio............................................   S-42
Delinquent Contract..................................................   S-42
Depositor............................................................   S-5
Determination Date...................................................   S-42
Discount Rate........................................................   S-17
Discounted Contract Principal Balance................................   S-18,S-42
Early Termination Contract...........................................   S-42
Event of Servicing Termination.......................................   S-49
Events of Default....................................................   S-50
Excluded Amounts.....................................................   S-43
Expired Contract.....................................................   S-43
Final Scheduled Payment..............................................   S-43
First Union..........................................................   S-63
Fiscal Agent.........................................................   S-57
Fitch................................................................   S-57
GAAP.................................................................   S-57
Gross Charge-Off Event...............................................   S-8,S-43
Gross Charge-Off Ratio...............................................   S-43

Trustee Expenses....................................................     S-53
Trustee Fee.........................................................     S-53
Initial Class A Offered Certificate Principal Balance...............     S-31
Initial Certificate Principal Balance...............................     S-43
Initial Unpaid Amount...............................................     S-43
Insurance Policies..................................................     S-30
Insured Payment.....................................................     S-57
Interest Accrual Period.............................................     S-44
IRS.................................................................     S-58
Lockbox Bank........................................................     S-34
Majority Holders....................................................     S-44
Maturity Date.......................................................     S-44
Modeling Assumptions................................................     S-54
Certificate Current Interest........................................     S-44
Certificate Factor..................................................     S-46
Certificate Interest................................................     S-44
Certificate Principal Balance.......................................     S-44
Pass-Through Rate...................................................     S-44
Notice..............................................................     S-57
Offered Certificates................................................     S-31
OID.................................................................     S-59
Overdue Interest....................................................     S-44
Overdue Principal...................................................     S-44
Owner...............................................................     S-57
Percentage Interest.................................................     S-44
Plan Assets Regulation..............................................     S-62
Pool Factor.........................................................     S-47
Preference Amount...................................................     S-57
Prepayment..........................................................     S-44
Prepayment Amount...................................................     S-44
Private Label.......................................................     S-17,S-27
Prudential..........................................................     S-68
PTCE................................................................     S-67
Reimbursement Amount................................................     S-44
Repurchase Amount...................................................     S-21,S-44
Restricting Event...................................................     S-47
S&P.................................................................     S-17
SAP.................................................................     S-57
Scheduled Payments..................................................     S-20,S-47
Securities..........................................................     S-35
Securities Act......................................................     S-68
Sellers.............................................................     S-6,S-27
Servicer............................................................     S-30
Servicer Advance....................................................     S-39

Servicer's Certificate..............................................     S-39
Servicing Officer...................................................     S-51
Servicing Standard..................................................     S-22
Statistical Discount Rate...........................................     S-17
Statistical Discounted Contract Principal Balance...................     S-17
Subordinate Certificates............................................     S-35
Subordinate Securities..............................................     S-35
Substitute Contract.................................................     S-21
Substitute Contract Cut-Off Date....................................     S-47
Supplementary Report................................................     S-51
Tax Counsel.........................................................     S-62
Termination Date....................................................     S-47
Transfer Date.......................................................     S-36
Trust...............................................................     S-6
Trust Certificate...................................................     S-35
Trust Certificate Principal Balance.................................     S-47
Trust Operating Expenses............................................     S-47
UCC.................................................................     S-16
Underwriters........................................................     S-68
Underwriting Agreement..............................................     S-68

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                 CONTRACT BACKED SECURITIES ISSUABLE IN SERIES

                       FIRST SIERRA RECEIVABLES III, INC.
                                    COMPANY

                          FIRST SIERRA FINANCIAL INC.,
                                    SERVICER

    This Prospectus describes certain Contract Backed Notes (the "Notes") and Contract Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") that may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each series of Securities may include one or more classes of Notes and/or one or more classes of Certificates. Each Series will be issued by a trust (each a "Trust") formed by First Sierra Receivables II, Inc. or First Sierra Receivables III, Inc. (together the "Company" or the "Companies") for the purpose of issuing the Securities. The Trust (which may be an owner trust) issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer."


    Each class of Securities of any series will evidence beneficial ownership in a segregated pool of a segregated pool of assets owned by a Trust (each, an "Asset Pool") (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Asset Pool (such Securities, "Notes"), as described herein and in the related Prospectus Supplement. Each Asset Pool shall consist of finance leases and commercial loans, together with all monies received relating thereto (the "Contracts"). Each Asset Pool may also include security interests in the underlying equipment and property relating thereto, together with the proceeds thereof (the "Equipment" together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to an Asset Pool or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over collateralization. See "Description of the Trust Agreements -- Credit Enhancements." The Receivables in the Asset Pool for a series will have been originated by First Sierra Financial, Inc. (the "Seller" or "First Sierra") or acquired by First Sierra from other entities generally in the business of originating or acquiring Receivables. Except to the extent provided herein and in the related Prospectus Supplement, the Company will acquire the Receivables from the Seller on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. Each series of Securities will include one or more classes (each, a "Class"). A series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A series may include two or more Classes of Securities which differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such a Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See "Description of the Securities."


     AN INVESTMENT IN THE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" COMMENCING ON PAGE 13 HEREIN AND THE RELATED PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR
  ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE
   PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES WILL NOT REPRESENT AN INTEREST IN OR AN OBLIGATION OF THE COMPANY,
    FIRST SIERRA, ANY SERVICER, ANY SUBSERVICER, ANY LESSOR, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING CONTRACTS WILL
  BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR BY THE COMPANY, FIRST SIERRA, ANY SERVICER, ANY SUBSERVICER, ANY LESSOR, OR ANY OF THEIR RESPECTIVE
      AFFILIATES EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

    Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

     RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

               THE DATE OF THIS PROSPECTUS IS             , 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of
Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the "Pass-Through Rate" or "Interest Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of such Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, overcollateralization cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Asset Pool; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer; (viii) the circumstances, if any, under which each Asset Pool may be subject to early termination; (ix) information regarding tax considerations; and
(x) additional information with respect to the method of distribution of such Securities.

                             AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at Northwest Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the world wide web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful.

     This Prospectus, together with the Prospectus Supplement for each Series or Class of Securities will contain a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request and may be inspected, without charge, at the Commission's offices.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by the Company, either on its own behalf or on behalf of a Trust, relating to any series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning any Security and the related Asset Pool will be provided to the Securityholders. See "Description of the Securities -- Reports to Securityholders." If the Securities of a series are to be issued in book-entry form, such reports will be provided to the Securityholder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of Securities -- Book-Entry Registration."

     The Company will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: First Sierra Financial Inc., Texas Commerce Tower, 600 Travis Street, Houston, Texas 77002, Attention: Roger Gebhart, Senior Vice President and Treasurer, (713) 221-8822.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Capitalized terms used in the summary and not defined are defined elsewhere in the Prospectus on the pages indicated in the "Index of Terms" beginning on page 50 of the Prospectus.

Issuers....................  With respect to each series of Securities, a trust
                               (each trust of a series, the "Trust") to be formed by the Company. The Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the "Issuer" with respect to the related Securities. Each class of Securities will be issued by the Trust and will either evidence a beneficial ownership in or indebtedness secured by a segregated pool of assets owned by a Trust (such pool of assets, a "Asset Pool"). No Series will be secured by more than one Asset Pool, except to the extent that more than one Asset Pool receives the benefit of a common form of credit enhancement. See "The Issuers."

Company....................  First Sierra Receivables II, Inc., a Delaware
                               Corporation, and First Sierra Receivables III, Inc., a Delaware corporation (together, the "Company" or the "Companies"). Either First Sierra Receivables II, Inc. or First Sierra Receivables III, Inc. will act as the depositor with respect to each series of Securities. The principal office of each of the Companies is located at 600 Travis Street, Houston, Texas, 77002, and its telephone number is (713) 221-8822. Each of the Companies is a wholly-owned subsidiary of the Servicer. See "The Company."

Servicer...................  First Sierra Financial, Inc., a Delaware
                               corporation (the "Servicer" or "First Sierra"). First Sierra is a specialized finance company that acquires and originates and sells and services equipment contracts. The principal office of First Sierra is 600 Travis Street, Houston, Texas 77002, and its telephone number is
                               (713) 221-8822. See "The Servicer."

Seller.....................  The Company will acquire the Receivables from First
                               Sierra or an affiliate (collectively the "Seller"). The Receivables will be acquired by the Seller either (a) as the result of the acquisition of equipment lease portfolios from small ticket lessors (the "Portfolio Acquisition Program") or (b) as the result of the ongoing acquisition of equipment leases which comply with certain underwriting criteria specified by First Sierra from certain lessors as such leases are originated (the "Private Label Program") or (c) as the result of direct origination by First Sierra through its own sales force and referral programs (the "Broker Program" and the "Vendor Program"). A "small-ticket" lessor, is a lessor who leases equipment having original equipment costs which are generally less than $1 million. For a more complete description of the Portfolio Acquisition Program and the Private Label Program please see the descriptions under the caption "The Receivables" herein and in the related Prospectus Supplement.

Trustee....................  The Trustee for each series of Securities will be specified in the related Prospectus Supplement.

The Securities.............  Each Class of Securities of any series will evidence beneficial ownership in an Asset Pool (such Securities, "Certificates") or will represent indebtedness of the Issuer secured by the Asset Pool (such Securities,

                               "Notes"), as described herein and in the related Prospectus Supplement. Each Asset Pool shall consist of finance leases and commercial loans, together with all monies received relating thereto (the "Contracts"). The characteristics of a particular Asset Pool will be more fully described in the related Prospectus Supplement. Each Asset Pool also may include a security interest in the underlying equipment and property relating thereto, together with the proceeds thereof (the "Equipment" and together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to an Asset Pool or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. The Company will acquire the Receivables from the Seller on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement.

                             With respect to Securities that represent equity,
                               each Trust will be established pursuant to an agreement (each, a "Pooling Agreement") by and between the Company and the Trustee named therein. Each Pooling Agreement will describe the related pool of Receivables held by the Trust.


                             With respect to Securities that represent debt
                               issued by the Issuer, the Issuer will enter into an indenture (each, an "Indenture") by and between the Issuer and the trustee named on such Indenture (the "Indenture Trustee"). Each Indenture will describe the related pool of Receivables comprising the Asset Pool and securing the debt issued by the related Issuer.



                             The Receivables comprising each Asset Pool will be
                               serviced by the Servicer pursuant to a pooling and servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Issuer. In addition, the lessors from whom the Receivables were acquired (each, a "Lessor") may be required to perform certain monitoring and collection functions with respect to the Receivables on behalf of the Seller and its assignee pursuant to the purchase agreement between the First Sierra and such Lessor (each, a "Purchase Agreement") Such Purchase Agreements will be assigned to the Asset Pool to the extent related to the Receivables in the Asset Pool.



                             In the case of any individual Asset Pool, the
                               contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Pooling Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Trust Agreement" as used with respect to an Asset Pool means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term "Trustee" means any and all persons acting as a trustee pursuant to a Trust Agreement.


                             Securities Will Be Non-Recourse to the Seller.

                             The Securities will not be obligations, either
                               recourse or non-recourse (except for certain non-recourse debt described under "Material Federal Income Tax Consequences" in the related Prospectus Supplement), of the Servicer, the Seller or any person other than the related Issuer. The Notes of a given series represent obligations of the Issuer, and the Certificates of a given series represent beneficial interests in the related Trust only and do not represent interests in or obligations of the Company, the Seller or any of their respective affiliates other than the related Trust. In the case of Securities that represent beneficial ownership interest in the related Trust, such Securities will represent the beneficial ownership interests in such Trust and the sole source of payment will be the assets of such Trust. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Asset Pool. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the provider of such credit enhancement.

                             General Nature of the Securities as Investments.

                             All of the Securities offered pursuant to this
                               Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies (as defined herein).

                             Additionally, the Securities offered pursuant to
                               this Prospectus and the related Prospectus
                               Supplement will be of the fixed-income type having a principal balance (or certificate balance) and a specified interest rate ("Interest Rate"). Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Issuer.

                             Each series or Class of Securities offered pursuant
                               to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                             A series may include one or more Classes of
                               Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a Series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

                             If so provided in the related Prospectus
                               Supplement, a series may include one or more other Classes of Securities (collectively, the "Senior Securities") that are senior to one or more other Classes of Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Receivables.

                             In addition, certain Classes of Senior (or
                               Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                             General Payment Terms of Securities.


                             As provided in the related Trust Agreement and as
                               described in the related Prospectus Supplement, the holders of the Securities ("Securityholders") will be entitled to receive payments on their Securities on specified dates (each, a "Payment Date"). Payment Dates with respect to Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.


                             The related Prospectus Supplement will describe a
                               date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related Prospectus Supplement, the Payment Date will be a specified day of each month, commonly the tenth, fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the tenth, fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the tenth, fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.


                             As more fully described in the related Prospectus
                               Supplement, each Trust Agreement will describe a period (each, a "Remittance Period") preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully described in the related Prospectus Supplement, collections received on or with respect to the related Receivables constituting an Asset Pool during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to

                               Securityholders during such period), with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.


                             In addition, and as may be described in the related
                               Prospectus Supplement, the related Trust
                               Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables satisfying the criteria more fully described in the related Prospectus Supplement) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purpose of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.


                             As more fully specified in the related Prospectus
                               Supplement, neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Company, First Sierra, the Servicer, any Lessor, any Trustee, or any of their affiliates.

No Investment Companies....  The Issuer will not be required to register as an
                               "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Dewey Ballantine LLP, counsel to the Issuer, has rendered its opinion to the effect that registration of the Issuer as an "investment company" is not required. However, the Commission has not determined whether registration would, in fact, be required, and there can be no assurance that the Issuer will not be required to register as an investment company.

The Company's Interest.....  With respect to each Trust, the "Company's
                               Interest" at any time represents the rights to the related Asset Pool in excess of the Securityholders' interest of all series then outstanding that were issued by such Trust. The Company's Interest in any Asset Pool will fluctuate as the aggregate Discounted Contract Balance of such Asset Pool changes from time to time. A portion of the Company's interest may be sold separately in one or more public or private transactions.

The Asset Pools............  As specified in the related Prospectus Supplement, each Asset Pool will consist of the related
                               Contracts, and may include a security interest in the related Equipment. All of the Lessees (as defined herein) and all of the Equipment will be located within the United States. If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to an Asset Pool or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Trust Agreements -- Credit Enhancements." The Contracts are obligations for the lease or purchase of the Equipment, or evidence borrowings used to acquire the Equipment, entitling the obligor thereunder (the "Lessor") to payments of rent and related payments and to either the return of the Equipment at the termination of the related Contract or, with respect to certain of the Contracts, the payment of a purchase price for the Equipment at the election of the obligee thereunder (the "Lessee").


                             The Contracts which are leases will all be finance
                               leases. "Finance Leases" usually have a term greater than three years. In a Finance Lease, the Lessor transfers substantially all benefits and risks of ownership to the Lessee. In accordance with Statement of Financial Accounting Standards No. 13 ("FASB 13"), a lease agreement is classified as a Finance Lease if the collectibility of payments are reasonably certain and it meets one of the following criteria: (1) the lease agreement transfers title and ownership of the Equipment to the Lessee by the end of the Contract term; (2) the lease agreement contains a bargain purchase option; (3) the lease agreement term at inception is at least 75% of the estimated life of the Equipment; or (4) the present value of the minimum lease agreement payments is at least 90% of the fair market value of the Equipment at inception of the lease agreement. The related Prospectus Supplement will describe the type and characteristics of the Contracts included in each Asset Pool relating to the Securities offered pursuant to this Prospectus and the related Prospectus Supplement.

                             Neither the related Trust nor the Servicer will
                               have the right to obtain possession of the Equipment securing a Contract, or to obtain the proceeds of the sale of any Equipment, except in the case of a repossession of such item of Equipment following a default of the related Lessee under the Contract. Consequently, except for proceeds obtained following a repossession, the Securities will not be secured by, or paid from, the residual value of the Equipment.

                             The Receivables comprising an Asset Pool shall be
                               either (i) originated by the Seller, (ii) originated by Lessors and acquired by the Seller or (iii) acquired by the Seller from other originators or owners of Receivables. See "The Receivables."


                             With respect to the Receivables comprising each
                               Asset Pool, the Company will receive the related Receivables from the Seller pursuant to a Contribution and Sale Agreement as defined herein. The Company will transfer such Receivables to a Trust pursuant to a Pooling Agreement or the Trust may pledge its right, title and interest in and to such Receivables to a Trustee on behalf of Securityholders pursuant to an Indenture. The Contracts transferred to a Trust or pledged to a

                               Trustee shall have a Discounted Contract Balance (as defined below) specified in the related Prospectus Supplement. The rights and benefits of the Company under such Contribution and Sale Agreement will be assigned to the Trustee on behalf of the related Securityholders. The obligations of the Company and the Servicer under such Trust Agreements include those specified below and in the related Prospectus Supplement.



                             The "Discounted Contract Balance" of a Contract as
                               of any Cut-Off Date is the present value of all of the remaining payments scheduled to be made with respect to such Contract, discounted at a rate specified in the related Prospectus Supplement and the Trust Agreement.


Pre-Funding Account........  If so specified in the related Prospectus
                               Supplement, a portion of the issuance proceeds of the Securities of a particular series (such amount, (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Receivables from time to time during time period specified in the related Prospectus Supplement. Prior to the investment of the Pre-Funded Amount in Additional Receivables, such Pre-Funded Amount will be invested in one or more Eligible Investments. An "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust as an investment company pursuant to the Investment Company Act): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:
                               (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in highest rating category from each Rating Agency, (iii) certificates of deposit having a rating in the highest rating category by the Rating Agencies, or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest rating category by the Rating Agencies; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category by the Rating Agencies; (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category by the Rating Agencies; (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or
                               (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category by the Rating Agencies; and (f) any other investment with respect to which the Rating Agencies rating such Securities indicate will not result in the reduction or withdrawal of its then-existing rating of the Securities. Any Eligible Investment must mature no later than the Business Day prior to the next Payment Date.

                             During any Pre-Funding Period, the Company will be
                               obligated (subject only to the availability thereof) to acquire from the Seller and to either transfer to a Trust, additional Receivables (the "Additional Receivables") from time to time during such Pre-Funding Period. Such Additional Receivables will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in each Asset Pool as of the issuance date subject to such exceptions as are expressly stated in such Prospectus Supplement.

                             Although the specific parameters of the Pre-Funding
                               Account with respect to any issuance of
                               Securities will be specified in the related
                               Prospectus Supplement, it is anticipated that:
                               (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date (and in no event will the Pre-Funding Period exceed one year from the Closing Date), (b) that the Additional Contracts to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Contracts included in the related Asset Pool on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount is anticipated not to exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.

                             A periodic report on Form 8-K will be filed with
                               the Commission with respect to each Trust which has a Pre-Funding Account, which will be filed after the end of the related Pre-Funding Period. Such filing will contain statistical information on the final collateral pool, and will be presented on a format substantially similar to that used in the related Prospectus Supplement for such statistical information.

Registration of
Securities.................  Securities may be represented by global securities registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), or another nominee. In such case, Securityholders will not be entitled to receive definitive securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement. See "Description of the Securities -- Book Entry Registration" herein.

Credit Enhancement.........  If and to the extent specified in the related
                               Prospectus Supplement, credit enhancement with respect to an Asset Pool or any class of Securities may include any one or more of the following: a Policy issued by an insurer specified in the related Prospectus Supplement (a

                               "Security Insurer"), a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or overcollateralization. Any form of credit enhancement will have certain limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Supplement. See "Description of the Trust Agreements -- Credit Enhancements." To the extent that shortfalls in the proceeds of the Contracts occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement available to a particular Series or Class, Certificateholders will bear their allocable share of any deficiencies. See "Risk
                               Factors -- Limited Assets" herein, and to the extent applicable, in the related Prospectus Supplement.



                             Any form of credit enhancement will have certain
                               limitations and exclusions from coverage thereunder, which will be described in the related Prospectus Settlement. See "Description of the Trust Agreements -- Credit Enhancements."



Cross-Collateralization....  As described in the related Trust Agreement and the related Prospectus Supplement, the source of payment for Securities of each series will be the assets of the related Asset Pool only.



                             However, as may be described in the related
                               Prospectus Supplement, a series or class of Securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of Securities issued pursuant to the related Trust Agreement).



Mandatory Repurchase of
  Certain Contracts........  As more fully described in the related Prospectus
                               Supplement, the Company will be obligated to repurchase a Contract if the Contract is found to be in breach of a representation or warranty, if the breach is not cured and the Securityholders' interests are materially and adversely affected. Upon discovery by the Trust, the Servicer, a Security Insurer or in the case of the Indenture Trustee, upon actual knowledge of a Responsible Officer of the Indenture Trustee, of such breach, the party discovering such breach shall give prompt written notice to the other parties. The Security Insurer, to the extent there is one, or the Indenture Trustee will then determine whether the Securityholders' interests have been materially and adversely affected by a breach of a representation or warranty. In addition, if so specified in the related Prospectus Supplement, the Company may from time to time repurchase certain Receivables or substitute other Receivables for such

                               Receivable held by an Asset Pool, subject to certain requirements set forth in the related Trust Agreement and Conveyance Agreement; provided that the following conditions are met:


                             (i) on a cumulative basis, the sum of the
                               Discounted Contract Balance of all substitute Contracts cannot exceed 10% of the aggregate Discounted Contract Balance of all Contracts as of the related cut-off date;

                             (ii) the substitute Contracts being transferred
                               must have a Discounted Contract Balance that is greater than the Discounted Contract Balance of the Contracts being replaced; and

                             (iii) no substitutions shall be permitted if, as a
                               result thereof, (x) the sum of the scheduled payments on all Contracts due in any Collection Period thereafter would be less than or increase the amount by which it is less than (y) the sum of the scheduled payments which would otherwise be due in such Collection Period.


Servicer's Compensation....  The Servicer shall be entitled to receive a fee for servicing the Contracts of each Asset Pool equal to a specified percentage of the Discounted Contract Balance of such Contracts, as set forth in the related Prospectus Supplement. See "Description of the Trust Agreements -- Servicing Compensation" herein and in the related Prospectus Supplement.


Certain Legal Aspects of
the Contracts..............  With respect to the transfer of the Contracts to the related Trust, the Company will warrant, in each case, that the transfer by it is either a valid transfer and assignment of the Contracts to the Trust or the grant of a security interest in the Contracts. Each Prospectus Supplement will specify whether the Company will be required to take such action as is required to perfect either the Trust's or the Securityholders' security interest in the Contracts. The Company may also warrant that, if the transfer or pledge by it to the Trust or to the Securityholders is deemed to be a grant to the Trust or to the Securityholders of a security interest in the Contracts, then the Trust or the Securityholders will have a first priority perfected security interest therein, except for certain liens which have priority over previously perfected security interests by operation of law, and, with certain exceptions, in the proceeds thereof. Similar security interest and priority representations and warranties, as described in the related Prospectus Supplement, may also be made by the Company with respect to the Equipment.

                             Each Prospectus Supplement will specify if the
                               Seller or the Company has filed or will be required to file UCC (as herein defined) financing statements identifying the Equipment as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the related Trust or Trustee. See "Risk Factors."

Optional Termination.......  The Servicer, the Company, or, if specified in the related Prospectus Supplement, certain other entities may, at their respective options, effect early retirement of a series of Securities under the circum-stances and in the manner set forth herein under "Description of the Trust
                               Agreements -- Termination" and in the related Prospectus Supplement. In the event of such a redemption, the entire outstanding principal amount of the Securities subject to early termination, together with accrued interest thereon at the related Interest Rate will be required to be paid to the Securityholders.



Mandatory Termination......  The Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement may be required to effect early retirement of all or any portion of a series of Securities by soliciting competitive bids for the purchase of the related Asset Pool or otherwise, under other circumstances and in the manner specified in "Description of the Trust
                               Agreements -- Termination" and in the related Prospectus Supplement.


Material Federal Income Tax
  Consequences.............  Securities of each series offered hereby will, for federal income tax purposes, constitute either
                               (i) interests in a Trust treated as a grantor trust under applicable provisions of the Code ("Grantor Trust Certificates") or (ii) debt issued by a Trust ("Notes"). See "Material Federal Income Tax Consequences."

                             Holders of Grantor Trust Securities will be treated
                               as the owner of an interest in the Equipment and Contracts included in the Grantor Trust Estate. Holders of Notes will be treated as the owner of a debt instrument and will be required to report income received with respect to the Notes in accordance with their normal method of accounting.

                             The Prospectus Supplement for each series of
                               Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities.

                             Investors are recommended to consult their tax
                               advisors and to review "Material Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA Considerations.......  The Prospectus Supplement for each series of
                               Securities will summarize, subject to the limitations discussed therein, considerations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See "ERISA Considerations" in the related Prospectus Supplement.

Ratings....................  Each Class of Securities offered pursuant to this
                               Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations", as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and commonly referred to as "Rating Agencies". Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities.

                             The ratings expected to be received with respect to
                               any Securities will be set forth in the related Prospectus Supplement.

                                  RISK FACTORS

     Prospective investors should consider, among other things, the following factors in connection with the purchase of the Securities:

          Limited Liquidity May Result In A Securityholder Being Unable To Liquidate Its Investments. There can be no assurance that a secondary market for the Securities of any Series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

          Limited Assets Will Secure The Securities And Securityholders Will Have No Recourse To The Issuer, The Company, The Servicer, The Seller Or Any Respective Affiliate. Each Asset Pool will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account(s) and any other credit enhancement. The Certificates will represent beneficial interests in the related Trust only and will not represent interests in or obligations of the Company, the Servicer, the Seller or any of their respective affiliates other than the related Trust. The sole source of payment with respect to any Certificate will be the assets of the related Trust. The Notes will represent obligations of the related Issuer only and will not represent interests in or obligations of the Company, the Servicer, the Seller or any of their respective affiliates other than the related Issuer. The Notes will be secured by the assets of the related Asset Pool, and the sole source of payment with respect to any Note will be the assets of the related Asset Pool. No Securities will be insured or guaranteed by the Seller, the Company, the Servicer or the applicable Trustee(s), except as set forth in the related Prospectus Supplement. Consequently, holders of Securities must rely for repayment primarily upon payments on the related Receivables and, if and to the extent available, amounts on deposit in the reserve account(s), if any, and any other credit enhancement, all as specified in the related Prospectus Supplement.

          Subordination Of Interest And Principal On Certain Classes And Series of Securities Will Increase The Likelihood Of Delays And Loss Of Payments To Such Classes And Series. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class or Series of Securities may be subordinated in priority of payment to interest and principal due on other Classes or Series of Securities. Such Class or Series of Securities could experience delays and or reductions in the payment of principal and/or interest to the extent that collections and other amounts available to make distributions to the senior Class, Classes or Series of Securities are insufficient to cover the required amount to be distributed to such senior Class, Classes or Series. The particular terms of any subordination will be more fully set forth in the related Prospectus Supplement.


          The Seller Or Servicer Rather Than The Trustee May Have Possession Of The Contracts, Exposing Securityholders To The Risk That They May Lose Their Security Interest Or Ownership Interest In The Contracts And Equipment. In connection with the issuance of each Series, the Seller will transfer Contracts to the Company. The Seller will warrant in a Contribution and Sale Agreement that the transfer of the Contracts by it to the Company is a valid assignment, transfer and conveyance of such Contracts. The Company will warrant in a Trust Agreement (a) if the Company retains title to the Contracts, that it has granted to the Trustee for the benefit of Securityholders a valid security interest in such Contracts, or
     (b) if the Company transfers such Contracts to a Trust, that the transfer of the Contracts by it to such Trust is either a valid assignment, transfer and conveyance of the Contracts to the Trust or it has granted to the Trustee on behalf of the Securityholders a valid security interest in such Contracts. Pursuant to each Trust Agreement, the Trustee will be required to maintain possession of the original copies of all Contracts that constitute chattel paper; provided that the Servicer or a Lessor acting as a sub-Servicer may take possession of such original copies as necessary for the enforcement of any Contract. In certain circumstances, and as specified in the related Prospectus Supplement, a portion of the Contracts may remain in the possession of a Lessor or the Seller, subject to specific trigger events that will require delivery to the Trustee. If the Servicer, a Lessor or other third party, while in possession of the Contracts, sells or pledges and delivers such Contracts to another party, in violation of the Contribution and Sale Agreement or the Trust Agreement, there is a risk that such other party could acquire an interest in such Contracts having a priority over the Issuer's interest. Furthermore, if the Servicer, a Lessor or a third party, while in possession of the Contracts, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in the Contracts. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. The Seller and the Company will make certain representations and warranties with respect to the ownership of the Contracts as of the date of the transfer to the Company and the Trust, if any, respectively. The Seller will be obligated to acquire any Contract from the related Asset Pool if there is a breach of such representations and warranties that materially adversely affects the interests of the Company or the Trust in such Contract and such breach has not been cured.



          The Seller will also sell and/or contribute all of its right, title and interest in and to the Equipment to the Company. If a security interest in title to the Equipment is transferred, the Contribution and Sale Agreement shall require the Seller to make certain representations and warranties with respect to the transfer of title and perfection and priority of such security interest, if any, in the Equipment. The Company will pledge all of its right, title and interest in and to such Equipment to the Trust. Pursuant to a Trust Agreement, the Company will warrant (a) if the Company transfers such Equipment to a Trust, that such transfer is either a valid assignment, transfer and conveyance of such Equipment to the Trust or it has granted to the Trust a security interest in such Equipment, or (b) if the Company retains title, that it has granted to the Trustee for the benefit of Securityholders a valid security interest in such Equipment.


          As specified herein and related Prospectus Supplement, because of the administrative burden and expense that would be entailed in so doing, neither the Seller nor the Company will have filed, or necessarily would be required to file, UCC financing statements identifying the Equipment as collateral pledged in favor of the related Trust or Trustee on behalf of the Securityholders. In the absence of such filings any security interest in the Equipment will not be perfected in favor of the related Trust or Trustee. As a result the Trust or Trustee could lose priority of its security interest in such Equipment. Neither the Seller nor the Company will have any obligation to reacquire Equipment as to which such aforementioned occurrence results in the loss of lien priority after the date the Company or the Trust receives an interest in such Equipment unless otherwise obligated in the related Prospectus Supplement.


          Yields, Maturities And Prepayments On The Securities Cannot Be Predicted And Social, Economic And Other Factors May Affect Securityholders Return On Their Investments. Because the rate of payment of principal on the Securities will depend, among other things, on the rate of payment on the Contracts, the rate of payment of principal on the Securities cannot be predicted. Payments on the Contracts will include scheduled payments as well as partial and full prepayments (to the extent not replaced with substitute Contracts), payments upon the liquidation of Defaulted Contracts, payments upon acquisitions by the Company of Contracts from the related Asset Pool on account of a breach of certain representations and warranties in the related Trust Agreement, payments upon an optional acquisition by the Company of Contracts from the related Asset Pool (any such voluntary or involuntary prepayment or other early payment of a Contract, a "Prepayment"), and residual payments. The rate of early terminations of Contracts due to Prepayments and defaults may be influenced by a variety of economic and other factors, including, among others, obsolescence, then current economic conditions and tax considerations. The risk of reinvesting distributions of the principal of the Securities will be borne by the Securityholders. The yield to maturity on Strip Securities or Securities purchased at premiums or discounts to par will be extremely sensitive to the rate of Prepayments on the related Receivables. In addition, the yield to maturity on certain other types of classes of Securities, including Strip Securities, Accrual Securities or certain other Classes in a series including more than one Class of Securities, may be relatively more sensitive to the rate of prepayment of the related Contracts than other Classes of Securities.

          The Company does not have available to it any statistics as to prepayment rates historically experienced in the equipment leasing industry and the Seller does not accumulate information related to Prepayments with respect to its portfolio. As a matter of practice, the Seller does not originate Contracts which permit Prepayments. Further, in the ordinary course of dealings, the Seller does not permit Prepayments at the request of a Lessee. Additionally, to the extent that one or more Contracts having large Discounted Contract Balances are prepaid, the prepayment experience of the Seller's portfolio would not necessarily be indicative of the actual rate of Prepayments experienced by any particular Asset Pool. The rate of Prepayments of Contracts cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of Prepayments that an Asset Pool will experience.

          Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of Prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

          Recoveries On The Contracts May Be Limited, Which May Result In The Issuer Receiving Substantially Less Than The Face Amount Of The Related Contract. The Contracts provide that the obligations of the Lessees thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Lessee may have against the Seller or any other person or entity whatsoever unless otherwise described in the related Prospectus Supplement,. The Seller will warrant that no claims or defenses have been asserted or threatened with respect to the Contracts and that all requirements of applicable law with respect to the Contracts have been satisfied.

          In the event that the Company or Trustee must rely on repossession and disposition of Equipment to recover scheduled payments due on Defaulted Contracts, the Issuer may not realize the full amount due on a Contract (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Contract include whether financing statements to perfect the security interest in the Equipment had been filed, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

          Risks Related To Insolvency Of The Seller And Bankruptcy Matters. The Company has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by the Seller under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Company with those of the Seller. These steps include the creation of the Company as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Company's business and a restriction on the Company's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Company would not result in a court's concluding that the assets and liabilities of the Company should be consolidated with those of the Seller in a proceeding under any Insolvency Law.

          In addition, while the Seller is the Servicer, cash collections held by the Seller may, subject to certain conditions, be commingled and used for the benefit of the Seller prior to each Payment Date and, in the event of the bankruptcy of the Seller, the Company, a Trust or Trustee may not have a perfected interest in such collections.

          With respect to each series, the Seller will obtain a legal opinion from Dewey Ballantine LLP, special counsel to the Seller that the transfer of the Receivables by Seller to the Company should be treated as a valid assignment, transfer and conveyance of the Receivables. However, in the event of an insolvency of the Seller, a court, among other remedies, could attempt to recharacterize the transfer of the Receivables by the Seller to the Company as a borrowing by the Seller from the Company or the related Securityholders, secured by a pledge of such Receivables. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If such an attempt were successful, a court, among other remedies, could elect to accelerate payment of the Securities and liquidate the Receivables, with the Securityholders entitled to the then outstanding principal amount thereof and interest thereon at the applicable Security Interest Rate to the date of payment. Thus, the Securityholders could lose the right to future payments of interest and might incur reinvestment losses. As more fully described in the related Prospectus Supplement, in the event the Company is rendered insolvent, the Trustee for a Trust, in accordance with the Trust Agreement, will promptly sell, dispose of or otherwise liquidate the related Receivables in a commercially reasonable manner on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables. If the proceeds from the liquidation of the Receivables and any amount available from any credit enhancement, if any, are not sufficient to pay Securities of the related series in full, the amount of principal returned to such Securityholders will be reduced and such Securityholders will incur a loss.


          Lessees of the Equipment may be entitled to assert against the Seller, the Company, or the Trust, if any, claims and defenses which they have against the Seller with respect to the Receivables. The Seller will warrant that no such claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

          Equipment Obsolescence May Diminish Recovery Values. In the event a Contract becomes a Defaulted Contract and the Lessee (and any guarantor) has insufficient assets available to pay the Contract payments on the scheduled payment dates, the only other source of moneys (other than the applicable credit enhancements, if any) for such amounts will be the income and proceeds from the disposition of the related Equipment. Because the market value of equipment generally declines with age and may be subject to sudden, significant declines in value because of technological advances, in the event of a repossession and sale of Equipment subject to a Defaulted Contract, the Issuer may not recover the entire amount due on such Contract. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

          Future Levels Of Delinquencies On The Contracts Are Uncertain. There can be no assurance that the levels of delinquencies and losses experienced in recent years by the Seller on its equipment lease portfolio are indicative of the performance of the Contracts included in any Asset Pool or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

          Book-Entry Registration May Further Reduce Liquidity And May Lead To Payment Delays. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

          Since transactions in Securities will, in most cases, be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

          Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities -- Book Entry Registration."

          Rating Of Securities Subject To Change Based On The Ratings Of The Credit Enhancers. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

          Software and Service Contracts May Not Be Owned By The Seller And The Issuer May Not Realize Proceeds Upon A Default Of Such Software And Service Contracts. Certain Contracts, as described in the related Prospectus Supplement, will relate to software and services that are not owned by the Seller and in which no related interest will be transferred to the Issuer. Instead, the Issuer will receive the right to receive payments under the Contract. Accordingly, if any such Contract becomes a Defaulted Contract, the Issuer will not realize any proceeds from the related software and services from which to satisfy any unpaid payments under such Contracts.

          Transfer Of Servicing May Delay Payments To Securityholders. If the Seller were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

          The Seller's Inability To Repurchase Contracts May Result In Losses And Delays Of Payments To The Securityholders. In connection with the transfer of Receivables by the Seller to the Company, the Seller will make representations and warranties with respect to certain matters relating to such Receivables. In certain circumstances, the Company and the Seller will be required to acquire Receivables from the related Asset Pool with respect to which such representations and warranties have been breached. In the event that the Seller is incapable of complying with its reacquire obligations and no other party is obligated to perform or satisfy such obligations, Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

          The Initial Contact Pool May Have Geographic Or Other
     Concentrations. As more fully set forth in the related Prospectus Supplement, the Contracts constituting a particular Asset Pool may be concentrated such that lessees in a particular geographic region, a particular type of equipment or a particular lessee constitutes a significant portion of the Asset Pool. To the extent Adverse economic conditions were particularly severe in such geographic region or industry or in the event a lessee under a large amount of Contracts were to experience financial difficulties the delinquency and default experience of the Asset Pool could be adversely impacted.

          The Seller's Ability To Originate Additional Contracts May Determine Whether The Pre-Funding Account Will Be Fully Utilized. In the event the Company is unable to transfer Contracts with an Aggregate Discounted Contract Balance equal to the Pre-Funded Amount prior to the expiration of the Pre-Funding Period, Securityholders will experience a prepayment equal to their allocable share (as more fully described in the related Prospectus Supplement) of the uninvested Pre-Funded Amount. Such prepayment may reduce the expected yield to investors. In addition, due to market fluctuations, investors may be unable to reinvest such prepayment amounts in similarly yielding investments.

          Year 2000 Issue. The "Year 2000" issue involves computer programs and applications that were written using two digits (instead of four) to describe the applicable year. Failure to successfully modify such programs and applications to be Year 2000 compliant may have a material adverse impact on First Sierra. Exposure arises not only from potential consequences (for example, business interruption) of certain of First Sierra's own applications not being Year 2000 compliant, but also from non-compliance by significant counterparties with which First Sierra does business. Management has made inquiries of its major software vendors and has received assertions that the software programs from such vendors are Year 2000 compliant. First Sierra expects to complete testing of the software vendors' assertions by the first quarter of 1999.

          The Underwriting Criteria Used To Originate Contracts Under The Portfolio Acquisition Program May Deviate From The Underwriting Criteria Of First Sierra. The Contracts included in a particular Asset Pool may have been purchased by First Sierra from one or more lessors pursuant to its Portfolio Acquisition Program. To the extent described in the related Prospectus Supplement, certain Contracts included in a particular Asset Pool may have been originated using underwriting criteria different from that of First Sierra's. However, the Contracts included in a particular Asset Pool will satisfy the criteria set forth in the related Prospectus Supplement.

          Securityholders' Waiver Of Right To Institute Proceeding Against Company. Each Securityholder by its purchase of Securities is deemed by its purchase of such Securities to have covenanted that it will not at any time institute against the Company any bankruptcy, reorganization or other proceeding under any Insolvency Law.

                                USE OF PROCEEDS

     The proceeds from the sale of the Securities of a given series will be applied by the related Issuer to the acquisition of the related Receivables or may be transferred to the Seller in connection with the conveyance of the Receivables. The Company expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offering will be dependent upon a number of factors, including the volume of Contracts acquired by the Company, prevailing interest rates, availability of funds and general market conditions.

                                  THE ISSUERS


     The Securities offered hereby will be issued by a Trust (which may be an owner trust or a trust) established by the Company pursuant to a Pooling Agreement or a Trust Agreement. For purposes of this Prospectus and the related Prospectus Supplement, the Trust issuing the related Securities shall be referred to as the "Issuer" with respect to such Securities. Each Trust may issue Certificates and, if it is an owner trust, Notes. The Asset Pool related to each Trust will be formed and transferred to such Trust pursuant to the related Pooling Agreement and, in the case of Notes, the related Asset Pool will be formed and pledged to the related Trustee pursuant to the related Indenture.



     To the extent that a Trust in an owner trust (an "Owner Trust"), it will be organized as a business trust to be formed in accordance with the laws of the State of Delaware, pursuant to a Pooling and Servicing Agreement, solely for the purpose of effectuating the transactions described herein and in the related Prospectus Supplements. Prior to formation, each such Trust will have had no assets or obligations and no operating history. Upon formation, each such Trust will not engage in any business activity other than (a) acquiring, managing and holding the related Contracts, (b) issuing the related Securities, (c) making distributions and payments thereon and (d) engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. Such Owner Trust may issue Certificates pursuant to a Pooling Agreement or issue Notes pursuant to an Indenture. The terms of any such issuance are more fully described herein and may be fully in the related Prospectus Supplement.


                                THE ASSET POOLS


     Each Asset Pool will include, as specified in the related Prospectus Supplement, (i) a pool of Contracts which will consist solely of finance leases and commercial loans and the Receivables related thereto, (ii) all moneys (including accrued interest) due or to become due thereunder on or after the applicable Cut-off Date, (iii) such amounts as from time to time may be held in one or more accounts established and maintained by the Servicer pursuant to the related Trust Agreement, as described below and in the related Prospectus Supplement, (iv) the security interests, if any, in the Equipment relating to such pool of Receivables, (v) the right to proceeds from claims on physical damage policies, if any, covering such Equipment or the related Lessees, as the case may be, (vi) the rights of the Seller under the related Contribution and Sale Agreement and (vii) interest earned on short-term investments made by such Trust. The Asset Pool will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account, which will be used by the Trustee to acquire or receive a security interest in Additional Receivables from the Company from time to time during the Pre-Funding Period specified in the related Prospectus Supplement. In addition, to the extent specified in the related Prospectus Supplement, some combination of Credit Enhancements may be issued to or held by the Trustee on behalf of the related Securityholders for the benefit of the holders of one or more classes of Securities.


     The Receivables and related items in each Asset Pool will be acquired by the Company from the Seller pursuant to a contribution and sale agreement between the Seller and the Company (each, a "Contribution and Sale Agreement"). The Receivables included in each Asset Pool will be selected from those Receivables held by the Seller based on the criteria specified in the applicable Trust Agreement and described in the related Prospectus Supplement.


     Information with respect to the Receivables in each Asset Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the distribution of such Receivables by equipment type, remaining lease term, original lease term, Discounted Contract Balance and/or Discounted Contract and Residual Balance, lessee industry and geographic distribution, in each case, as of the applicable Cut-Off Date.

                                THE RECEIVABLES

GENERAL


     The Contracts are full payout leases with an average original equipment cost of approximately $17,000, generally range in size from $1,000 to $500,000, have an average term of nearly 60 months and generally range from 36 to 84 months in term. The Contracts relate to a wide range of equipment, which consist of: computers and peripherals, computer software, medical and dental related equipment including dental operatories, medical, dental and veterinary diagnostic equipment including x-ray machines, blood analyzers and other diagnostic equipment, telecommunications, general office, automotive servicing, hospitality and food services related equipment, equipment utilized in the arbor industry which includes trucks, grinders and lifts, machine tools, manufacturing process equipment, heavy mobile construction equipment, copiers, and specialty vehicles including bucket trucks, lifts, delivery vans and trucks.


     The Contracts were acquired by the Company from First Sierra or an affiliate. As more fully described in the related Prospectus Supplement, the Contracts were either (a) originated by a lessor and acquired by First Sierra pursuant to First Sierra's Portfolio Acquisition Program, (b) acquired by First Sierra because such Contracts comply with First Sierra's underwriting criteria for the Private Label Program or (c) originated by First Sierra under the Broker Program and Vendor Program.

                                  FIRST SIERRA

     First Sierra Financial Inc. (the "Seller" or "First Sierra") is a specialized finance company that acquires and originates, sells and services equipment contracts.

     First Sierra has established strategic alliances with a network of independent leasing companies, contract brokers and equipment vendors, each of which acts as a source from which First Sierra obtains access to equipment contracts. First Sierra customizes contract financing products to meet the specific equipment financing needs of its customers and in many cases provides such customers with servicing and technological support via on-line connections to First Sierra's state-of-the-art computer system.

     First Sierra commenced operations in June 1994 and initially developed a program to purchase contracts from leasing companies which had the ability to originate significant contract volumes and were willing and able to provide credit protection to First Sierra (through recourse and purchase price holdback features) and perform certain servicing functions on an ongoing basis with respect to such contracts. This program, referred to by First Sierra as its "Private Label" program (and the companies that participate in the Private Label

Program are "Sources"), was designed to provide First Sierra with access to high volumes of contracts eligible for the securitization market, while minimizing the risk of loss to First Sierra. First Sierra has experienced significant growth in its Private Label program since inception, with the volume of contracts purchased increasing from $4.5 million in 1994, to $65.2 million in 1995, to $161.1 million in 1996, to $210 million in 1997 and to $118 million in the first six months of 1998. The volume of contracts originated under the Broker Program and Vendor Program was a combined $168 million in 1997.

PRIVATE LABEL PROGRAM

  General


     The Private Label Program was designed to provide financing to small ticket Sources which were typically financed by local commercial banks. Each Private Label transaction generally contains one or more of the following types of loss protection: (a) recourse to the Source which requires the Source to repurchase contracts that are typically 90 days past due up to an aggregate amount that is up to 10% of the total purchase price of the contracts acquired from such Source, (b) remarketing of the equipment that is subject to a defaulted contract and (c) retention of a certain percentage of the purchase price owing to the Source for each contract as a reserve, such reserve typically ranging from 1% to 10% of the purchase price of the related contracts. However, some Private Label transactions are non-recourse to the Source (although such Sources are obligated to repurchase contracts as to which a breach of representation or warranty occurs) and are not structured with the loss protections contained in (a), (b) and (c) above. Other than for a breach of a representation or warranty, First Sierra would absorb the full risk of loss on leases originated under this structure. Currently, there is no Private Label transaction that falls in this category.



     The Private Label Program utilizes three separate forms of agreements that utilize the above types of loss protection. Under the first, First Sierra has recourse to the Source up to 10% of the aggregate purchase price of the contracts acquired from such Source for defaulted contracts. Under the second form of agreement, in addition to the aforementioned recourse to the Source, First Sierra has the benefit of a reserve which generally ranges from 1% to 10% of the total purchase price of the contracts acquired from such Source, with an average of 3.5%. Such amount is funded by the retention of a specified percentage of the purchase price for each contract as a reserve. Under the third option, First Sierra has recourse only to the cash reserve for credit losses, which reserve also ranges from 1%-10% of the total purchase price of the contracts acquired from such Source, with an average reserve of 3.5%.


  Underwriting Procedures

     In order to qualify for participation in the Private Label Program, a Source must satisfy certain criteria, which generally require that the majority of the Source's business be small ticket contracts ($1,000 -- $500,000), generate a minimum volume of contracts in excess of $5 million a year, have been in business a minimum of five years, have a history of profitably operating a leasing company for a period of time in excess of five years, have a personal credit history which shows that the principal management of the Source has a clean credit history, and have sufficient staff and financial resources. The specific requirements vary depending upon such things as transaction size, and type and location of equipment financed.

     First Sierra's underwriting guidelines with respect to Obligors contain specific requirements which vary according to the nature of the Obligor's business, the size of the transaction, and the type of program under which the Source is seeking approval. In underwriting the Obligor, First Sierra considers, among other things, time in business, bank, credit and trade references, credit bureau reports on all officers, Dun & Bradstreet reports, confirmation of ownership, complete financial package, personal guarantees, maximum exposure per Obligor, verification of a personal medical license, where applicable, and historical financial statements or tax returns for commercial exposures greater than $75,000 or as specifically arranged with the originating Source.

     The Private Label Source typically closes the contract transaction prior to sale to First Sierra. The Source will have performed all the necessary credit inquiries and documentation, and will submit this information to First Sierra for review. Each contract submitted for funding from any approved Source is individually underwritten and approved by First Sierra. Individual contract underwriting procedures generally include review of credit bureau reports and verification of bank references, trade references, and licenses. For commercial exposures greater than $50,000, First Sierra reviews personal financial statements, business financial statements, and tax returns with an emphasis on cash flow and the ability to service the contract payments and debt. For each contract application First Sierra receives, the credit department reviews all documentation and credit reviews. First Sierra performs periodic verification on all acquired contracts on a random basis. Ongoing review involves periodic financial analysis of the Source, portfolio performance assessment for leases originated from the Source, and periodic on-site visits with management. Private Label program agreements are structured such that First Sierra retains full right of approval of all contracts originated from the Source. In the event that ongoing monitoring and review indicate that the performance of the Source or the pool does not meet expectations, First Sierra would decline to accept new leases from that Source. However, the Source remains obligated under the original terms of the program agreement for all leases previously originated from the Source.

BROKER PROGRAM

     First Sierra's Broker Program is designed to fund equipment contracts from small ticket contract brokers that are unwilling or unable to provide the credit protection and perform the servicing functions necessary to participate in First Sierra's Private Label program. In a typical Broker transaction, First Sierra originates contracts referred to it by the Broker and pays the Broker a referral fee. Contracts originated under the Broker Program are structured on a non-recourse basis, with risk of loss in the event of default by the Obligor residing with First Sierra. First Sierra owns or (in the case of a contract intended as security) has a security interest in the underlying equipment covered by a Broker contract and, in certain cases, retains a residual interest in such underlying equipment. All servicing functions are performed by First Sierra.

     First Sierra also provides a variety of value-added services to participants in its Broker Program, including consulting on the structuring of financing transactions with equipment purchasers, timely and efficient credit approvals and preparation and completion of standardized contract documents. Although First Sierra enters into a brokerage agreement with each of the participants in its Broker Program, such agreements are not exclusive and can be terminated by either party.

     First Sierra's yields on contracts originated under its Broker Program, depending upon the transaction, can typically range from 400 to 600 basis points higher than those acquired under its Private Label program because of the risk of loss and servicing responsibilities assumed by First Sierra in the Broker Program.

VENDOR PROGRAM

     First Sierra's Vendor Program focuses on establishing formal and informal relationships with equipment vendors (of which vendors may deal in software) in order to establish First Sierra as the provider of financing recommended by such vendors to their equipment purchasers. By assisting such vendors in providing timely, convenient and competitive financing for their equipment sales and offering vendors a variety of value-added services, First Sierra simultaneously promotes the vendor's equipment sales and the utilization of First Sierra as the equipment finance provider.

     In a typical vendor arrangement, First Sierra originates all contracts referred to it by the Vendor. Contracts originated under the Vendor Program are structured on a non-recourse basis, with risk of loss in the event of a default by the Obligor residing with First Sierra. First Sierra owns or (in the case of a contract intended as security) has a security interest in the underlying equipment covered by a vendor contract and, in certain cases, retains a residual interest in such equipment. All servicing functions are performed by First Sierra under the Vendor Program.

     Criteria for the Vendor Program include the following: minimum time in business of four years, satisfactory Dun and Bradstreet reports, references, personal references and satisfactory credit reports on the principals involved, and, depending upon the size of the vendor relationship and anticipated funding volume, satisfactory financial results and credit analysis of the vendor.

     In some cases, a vendor may desire to establish a captive finance program. In this instance, First Sierra assists the vendor in establishing a funding program for the vendor's customers. First Sierra may provide varying levels of service, generally for a fee, which can include activity related to sales force training, sales force assistance, origination, funding, and on-going servicing and collection activities. First Sierra may purchase contracts originated through this program or it may assist the vendor in funding these contracts on a non-recourse basis with other funding sources.

     The Vendor Program provides for customized financing arrangements to respond to the needs of a particular vendor and its equipment purchasers. The value-added services offered by First Sierra to participants in its Vendor Program include consulting with vendors on structuring financing transactions with equipment purchasers, training the vendor's sales and management staffs to understand and market First Sierra's various financing alternatives, customizing financial products to encourage product sales, and preparation and completion of standardized contract documents. In most cases, First Sierra's sales representatives also work directly with the vendor's equipment purchasers, providing them with the guidance necessary to complete the equipment financing transaction. First Sierra also may participate actively in the vendor's sale sand marketing efforts, including advertising, promotions, trade show activities and sales meetings.

     First Sierra generally obtains yields on contracts funded under the Vendor Program which are 2 - 3% higher than those in the Broker Program due to additional services provided by First Sierra under the Vendor Program.

                                  THE SERVICER

GENERAL

     First Sierra Financial, Inc., a Delaware corporation (the "Servicer"), was founded in June 1994. Its principal office is located at 600 Travis Street, Suite 7050, Houston, Texas 77002. Since its incorporation through March 31, 1998, First Sierra has acquired over $820 million of contracts for equipment and other property. First Sierra, is a publicly traded company and its common stock is listed on the Nasdaq National Market System under the symbol "FSFH".

COLLECTION POLICIES

     On a day-to-day basis, the billing and collection process is handled by First Sierra's automated billing system. Day-to-day collections are processed through Chase Bank of Texas' cash management operations, which utilize optical code reading technology to scan the invoices and earmark payments to the specific pool where the contract is funded.

     For Private Label Programs, the First Sierra relies on the Source to undertake the initial collection efforts with respect to the Obligors. First Sierra monitors contract receipts and aging results on a daily basis. First Sierra provides delinquency status to Sources at least twice monthly. Many Sources are connected to First Sierra's delinquency reporting systems and can receive delinquency performance on daily basis. First Sierra monitors the Source's progress, and is in regular contact with the Source regarding collection activity, and actions to prevent the delinquency from worsening. After 60 days, First Sierra contacts the Source directly to notify it that it has 30 days to ensure the account is brought current. After 90 days, First Sierra notifies the Source that it has 60 days to repurchase the contract it was purchased pursuant to a recourse program, or to re-market the equipment. If collections activities do not rectify the account, First Sierra typically charges off the account at between 120 and 180 days past due depending on the specific circumstances related to that account.

     With respect to Broker/Vendor Programs, First Sierra's automated billing cues collectors to initiate contact with Obligors if payment is not received by the 11th day after due date. If payment has not been received by the 25th, a general demand letter is sent to the Obligor. If no contact is made within 45 days, a letter is sent which gives the Obligor five days to bring the account current. If no payment is received, the collector, in conjunction with senior credit personnel, determines the subsequent actions appropriate for the circumstances. If collection activities do not rectify the account, First Sierra typically charges off the account at 180 days.


                      PREPAYMENT AND YIELD CONSIDERATIONS


     Generally, none of the Seller's originated Contracts are prepayable at any time. As more fully described in the related Prospectus Supplement, if a Contract permits a Prepayment such payment or upon a default that results in such payment, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of Prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, the Company or the Seller will be obligated to acquire Receivables from the related Asset Pool pursuant to the applicable Trust Agreement or Contribution and Sale Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from Prepayments will be borne entirely by the related Securityholders.


     The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related series of Securities.

                                  POOL FACTORS

     The "Pool Factor" for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

                                  THE COMPANY

     First Sierra Receivables II, Inc. and First Sierra Receivables III, Inc. (together, the "Company") is each a limited purpose corporation organized under
the laws of the State of Delaware in           , 199  and           , 199  ,
respectively. Each of the Company's principal executive offices are located at 600 Travis Street, Houston, Texas 77002.

     The Company does not intend to engage in any business or investment activities other than acquiring, owning, leasing, transferring, receiving or pledging the assets transferred to the Company. The Company's certificate of incorporation (the "Certificate of Incorporation") limits the Company's business and investment activities to the above purposes and to any activities necessary, suitable or convenient to accomplish the foregoing or incidental thereto. Pursuant to the Company's Certificate of Incorporation, the limitations so imposed on the Company's business may only be altered upon unanimous affirmative vote of all of the Company's directors, including the Independent Director. The Company's Certificate of Incorporation requires the Company, at all times, to have at least one Independent Director. An "Independent Director" is not permitted to be a director, officer or employee of any direct or ultimate parent or affiliate of the Seller, provided, however, that such Independent Director may serve in similar capacities for other limited purpose corporations which are affiliated with the Originator. The Company's Certificate of Incorporation further prohibits the Company, without the unanimous affirmative vote of the directors, including the Independent Director, from (1) instituting or consenting to the institution of bankruptcy or insolvency proceedings, (2) merging or consolidating with another corporation, (3) incurring, assuming or guaranteeing any indebtedness other than as otherwise provided in the Certificate of Incorporation, or (4) engaging in certain other actions that would have a negative impact upon whether the separate legal identities of the Company and the Seller will be respected.

     The Company has taken steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary petition for relief by the Originator under any Insolvency Law will not result in consolidation of the assets and liabilities of the Company with those of the Seller. These steps include the creation of the Company as a separate, limited purpose corporation having a restrictive Certificate of Incorporation as described above.

     The Company will not acquire any assets other than the Receivables and other assets transferred by the Seller pursuant to the Contribution and Sale Agreements. Because the Company does not have any operating history and will not engage in any business activity other than as described above, there has not been included herein any historical or current financial information with respect to the Company.

     The Seller will warrant to the Company in each Contribution and Sale Agreement that the transfer of the related Receivables by it to the Company is a valid transfer of the Receivables to the Company. In addition, the Seller and the Company will treat the transactions described herein and in the related Prospectus Supplement as a transfer of the Receivables to the Company, and the Company will take all actions that are required to perfect the Company's ownership interest in the Receivables. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the transfer of the Receivables to the Company should be recharacterized as a pledge of such Receivables to secure a borrowing of such debtor, then delays in payments of collections of Receivables to the Company could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of Receivables to the Company is recharacterized as a pledge, then a tax or government lien on the property of the Seller arising before the transfer of Receivables to the Company may have priority over the Company's interest in such Receivables. If the transfer of Receivables to the Company is treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

                                  THE TRUSTEES


     The Trustee for each series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement; provided, however, that such limitation shall in no way be deemed to affect any liability of the Trustee under the federal securities laws.


     With respect to each series of Securities, no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee. The Trustee may resign for cause at any time by giving written notice thereof to the Company and by mailing notice of resignation by first-class mail, postage prepaid, to the Securityholders of such series at their addresses appearing on the Security Register. The Trustee may be removed at any time by written notice of the holders of Securities evidencing more than 50% of the voting rights with respect to such series, delivered to the Trustee and the Company. If the Trustee shall resign, be removed, or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee. If no successor Trustee shall have been so appointed by the Company or the Securityholders, or if no successor Trustee shall have accepted appointment within 30 days after any such resignation or removal, existence of incapability, or occurrence of such vacancy, the Trustee or any Securityholder may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                         DESCRIPTION OF THE SECURITIES

GENERAL


     The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Trust Agreement or an Indenture. The following summaries (together with additional summaries under the Trust Agreement below) describe all material terms and provisions relating to the Securities common to each Trust Agreement. The summaries do not purport to be complete.


     All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

     The Securities will generally be styled as debt instruments, having a principal balance and a specified Interest Rate. The Securities may either represent beneficial ownership interests in the related Asset Pool held by the related Trust or debt secured by certain assets of the related Issuer. To the extent that the Securities represent debt secured by certain assets of the related Asset Pool, such Securities will not represent beneficial ownership interests in the related Receivables.

     Each series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

     A series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, a series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

     In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES


     As provided in the related Trust Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.


     The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date may be the tenth, fifteenth or twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the tenth, fifteenth or twenty-fifth day of every third month; and in the case of semi-annual pay Securities, the tenth, fifteenth or twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes the calendar month in which such Payment Date occurs.


     As more fully provided in the related Prospectus Supplement, each Trust Agreement will describe a Remittance Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities. The revolving period is one of structural features related to the conclusion that under certain structures the Securities are considered debt of the particular issuer for federal income tax considerations. The duration of the revolving period and the requirements to be satisfied by additional Receivables will be specified in the related Prospectus Supplement. Any direct or indirect costs to investors associated with a revolving period will be discussed in the related Prospectus Supplement.



     In addition, and as may be described in the related Prospectus Supplement, the related Trust Agreement may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain temporary investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders.



     Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Agreement for the purposes of (a) slowing the amortization rate of the related Securities relative to the rent payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

     Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or the Company, First Sierra, the Servicer, any Seller, any Trustee or any of their affiliates unless specifically set forth in the related Prospectus Supplement.


     As may be described in the related Prospectus Supplement, Securities of each series covered by a particular Trust Agreement will either evidence specified beneficial ownership interest in a separate Asset Pool created pursuant to such Trust Agreement or represent debt secured by the related Asset Pool. To the extent that any Asset Pool includes certificates of interest or participations in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates or participations.


BOOK-ENTRY REGISTRATION

     As may be described in the related Prospectus Supplement, Securityholders of a given series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     The Securityholders of a given series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. It is anticipated that the only "Securityholder" in respect of any series will be Cede, as nominee of DTC. Securityholder of a given series will not be recognized as Securityholders of such series, and such Securityholders will be permitted to exercise the rights of Securityholders of such series only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given series to pledge Securities of such series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related series only at the direction of one or more Participants to whose accounts with DTC the Securities of such series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

     Except as required by law, the Trustee in respect of a series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES


     As may be described in the related Prospectus Supplement, the Securities will be issued in fully registered, certificated form ("Definitive Securities") to the Securityholders of a given series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Indenture or a default by the Servicer under the related Trust Agreements, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.


     Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.


     Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities in respect of a given series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS


     With respect to each series of Securities, on or prior to each Payment Date for such series, the Servicer, Company or Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Asset Pool setting forth the information specifically described in the related Trust Agreement which generally will include the following information:


          (i) the amount of the distribution with respect to each class of Securities;

          (ii) the amount of such distribution allocable to principal;

          (iii) the amount of such distribution allocable to interest;

          (iv) the Pool Balance, if applicable, as of the close of business on the last day of the related Remittance Period;

          (v) the aggregate outstanding principal balance and the Pool Factor for each Class of Securities after giving effect to all payments reported under (ii) above on such Payment Date;

          (vi) the amount paid to the Servicer, if any, with respect to the related Remittance Period;

          (vii) the amount of the aggregate purchase amounts for Receivables that have been reacquired, if any, for such Remittance Period; and

          (viii) the amount of coverage under any letter of credit, financial guaranty insurance policy, reserve account or other form of credit enhancement covering default risk as of the close of business on the applicable Payment Date and a description of any Credit Enhancement substituted therefor.

     Each amount set forth pursuant to subclauses (i), (ii), (iii) and (v) with respect to the Securities of any series will be expressed as a dollar amount per $1,000 of the initial principal balance of such Securities, as applicable.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing the amounts described in (ii) and (iii) above for that calendar year and any other information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS


     The following summary describes the material terms of each Trust Agreement pursuant to which an Asset Pool will be created and the related Securities in respect of such Asset Pool will be issued. For purposes of this Prospectus, the term "Trust Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture (i.e. pursuant to which any Notes shall be issued), the Trust Agreement and the Pooling Agreement. Forms of the Trust Agreement have been filed as exhibits to the Registration Statement of which the Prospectus forms a part. The summary does not purport to be complete.


ASSIGNMENT OF THE RECEIVABLES

     On the Closing Date specified with respect to any given series of Securities (the "Closing Date"), the Company will receive the related Receivables from the Seller pursuant to a Contribution and Sale Agreement. The Company will either transfer such Receivables to a Trust pursuant to a Pooling Agreement, or, in the case of Notes, the related Trust Agreement. The rights and benefits of the Company under such Contribution and Sale Agreement will be assigned to the Trustee on behalf of Securityholders as collateral for the Securities of the related series issued by a Trust or pursuant to an Indenture. The obligations of the Company and the Servicer under such Trust Agreements include those specified below and in the related Prospectus Supplement.



     In each Contribution and Sale Agreement, the Seller will agree, and in each Trust Agreement, the Servicer will agree, to indicate in its computer records that the Receivables included in the related Asset Pool have been sold to the Company, and, as appropriate, transferred to the related Trust and/or pledged under the related Indenture. As specified in the related Trust Agreement, a custodian, as may be specified therein (the "Custodian") or the Trustee will have possession of any original lease documentation constituting "chattel paper" under the UCC.



     With respect to each Asset Pool, First Sierra, as Seller, will file UCC financing statements with respect to the sale, contribution, transfer and assignment of the related Receivables to the Company. If the Issuer is a Trust, the Company will file UCC financing statements with respect to the sale, transfer and assignment of such Receivables to such Trust. In addition, if applicable, the Issuer will file UCC financing statements with respect to the security interest in its assets granted to the Indenture Trustee under the related Indenture. Since the Contract Files will remain in First Sierra's possession, as Servicer, and will not be stamped or otherwise marked to reflect the sale, contribution, transfer and assignment of the related Receivables to the Company, the Trust and/or the Trustee, as applicable, if a subsequent purchaser were able to take possession of the related Contract for new value in the ordinary course of its business without actual knowledge of the assignments, the Company's, the Trust's and/or the Trustees, as applicable, interests in such Receivables could be defeated. See "Certain Legal Aspects of the Receivables."


     Any Receivables to be included in an Asset Pool in substitution for other Receivables will also be acquired by the Company from the Seller under the related Contribution and Sale Agreement. Any substitute lease would be required to satisfy criteria set forth in the relevant transaction documents and described in the related prospectus supplement. Any additional costs, direct or indirect associated with the substitution of Contracts will be discussed in the related Prospectus Supplement.

REPRESENTATIONS AND WARRANTIES


     With respect to each Asset Pool, the Seller will make certain representation and warranties pursuant to the Contribution and Sale Agreement with respect to the related Receivables. In the related Pooling Agreement or Indenture, the Company will assign such representations and warranties to the related Trust (or the related Trustee) and will represent and warrant that the Company has taken no action to which would cause such representations and warranties of the Seller to be false in any material respect. Under the related Trust Agreement, in the event the Servicer or the related Trustee discovers or by written notice is informed that any such representation or warranty of the Seller or Company is untrue, the Servicer and such Trustee will be obligated to use reasonable efforts to enforce the obligation of the Seller or Company set forth in the related Contribution and Sale Agreement or the related Pooling Agreement to purchase any Receivable included in the related Asset Pool materially and adversely affected by such untruth. The Seller or Company will be obligated to purchase each such Receivable on or prior to the thirtieth day after such discovery or notice (or such later date as the Seller or Company and such Trustee shall agree); provided, that the Seller or Company will not be required to purchase any such Receivable if such untruth has been cured in all material aspects or if such Receivable is replaced with a substitute Receivable (if and to the extent substitution is permitted in the related Trust Agreement). Any such repurchase shall be the sole remedy for any such breach. The purchase price for any Receivable so purchased (the "Warranty Purchase Price") will be based on the then Discounted Contract Balance or Discounted Contract and Residual Balance of such Receivable as further described in the related Prospectus Supplement. All such payments will be deposited in the related Collection Account.


     In each Contribution and Sale Agreement, the Seller will also make representations and warranties to the Company to the effect that, among other things, as of the closing date for the issuance of any related

Securities: (a) the Seller is duly formed as a corporation and in good standing under the laws of the State of Delaware, it has the requisite power and authority to consummate the transactions contemplated thereby and such Contribution and Sale Agreement constitutes a legal, valid and binding obligation of the Seller and (b) the contribution and sale of the related Receivables thereunder constitute a valid contribution, sale, transfer and assignment to the Company of all right, title and interest of the Seller therein (subject, in the case of Leased Vehicles, to applicable titling statutes), and such Receivables will be held by the Company free and clear of any lien of any person claiming through or under the Seller, except for liens created by or permitted under the related Trust Agreement.



     In each Trust Agreement, the Company will make representations and warranties to the effect that, among other things, as of the closing date for the issuance of any related Securities: (a) the Company is duly incorporated and in good standing under the laws of the State of Delaware, it has the corporate power and authority to consummate the transactions contemplated thereby and such Trust Agreement constitutes a legal, valid and binding agreement of the Company; and (b) if the Issuer is a Trust, the transfer of the Receivables pursuant to such Trust Agreement constitutes a valid sale, transfer and assignment to such Trust of all right, title and interest of the Company in such Receivables, and such Receivables will be held by such Trust free and clear of any lien of any person claiming through the Company, except for liens created or permitted by the such Trust Agreement. In the related Indenture, if any, the Issuer will represent and warrant to the related Indenture Trustee that (a) no interest in any Receivable conveyed by such Issuer to such Indenture Trustee thereunder has been sold, transferred or pledged by such Issuer to any other person, (b) upon execution and delivery of such Indenture by such Issuer, such Indenture Trustee shall have all of the right, title and interest of the Issuer in such Receivables, free of any lien, and (c) all UCC filings have been made to give such Indenture Trustee, a first priority perfected security interest in the Issuer's interest in such Contract and the related Equipment (if such Equipment is located in a state in which a UCC filing was made), subject to liens permitted by the related Trust Agreement and liens which have priority by operation of law.



     In each Contribution and Sale Agreement, the Seller will agree to do nothing to impair the rights of the Company in the Receivables included in the related Asset Pool, except as it is expressly permitted to do in its capacity as the Servicer under the related Trust Agreement. In each Trust Agreement, the Company will covenant that, except for the sale and conveyances pursuant thereto, and the interests created under, such Trust Agreement or as otherwise permitted therein, the Company will not sell, pledge, assign or transfer any interest in any Receivables included in the related Asset Pool.


ACCOUNTS

     With respect to each series of Securities issued by a Trust, the Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, and to the extent provided, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the "Distribution Account").

     Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.


     For any series of Securities, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Trust Agreement in Eligible Investments. Subject to certain conditions, Eligible Investments may include securities issued by the Company or its affiliates or other trusts created by the Company or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the next distribution. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.


     The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.


     To the extent that the Seller's unsecured debt ratings are acceptable to the Rating Agencies, amounts deposited to any Trust Account may be commingled with the Seller's general account moneys. Any rights to so commingle moneys will be described in the related Prospectus Supplement.

PRE-FUNDING ACCOUNT

     In accordance with the provisions that may be set forth in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a particular series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Receivables from time to time during time period specified in the related Prospectus Supplement. Prior to the investment of the Pre-Funded Amount in Additional Receivables, such Pre-Funded Amount will be invested in certain temporary investments satisfying certain eligibility criteria more fully described in the related Prospectus Supplement. Although the specific criteria with respect to such temporary investments will be specified in the related Prospectus Supplement, such temporary investments will be highly rated, short-term securities.

     During any Pre-Funding Period, the Company will be obligated (subject only to the availability thereof) to acquire from the Seller and to either transfer to a Trust or pledge to a Trustee on behalf of Securityholders, Additional Receivables from time to time during such Pre-Funding Period. Such Additional Receivables will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement.

     Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date (and in no event will the Pre-Funding Period exceed one year from the Closing Date), (b) that the Additional Contracts to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Contracts included in the related Asset Pool on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.

SUBSTITUTION


     Subject to the limitations set forth in the related Prospectus Supplement, pursuant to the related Trust Agreement, the Company may have the ability to substitute a comparable Contract, together with an interest in the related Equipment, for and replace any Contract that defaults, terminates prior to its scheduled termination date or becomes subject to purchase by the Seller, the Company or the Servicer as a result of the breach of the representations, warranties or covenants by the Seller, the Company or the Servicer, as applicable, with respect to such Contract. The related Prospectus Supplement will describe the limitations, if any, on the ability of the Company to substitute Receivables with respect to any Asset Pool and the criteria to be satisfied with respect to any Receivable to be added to an Asset Pool in substitution of another Receivable. The Company will acquire all such Receivables under the related Contribution and Sale Agreement.


     The Company will also have the right to substitute Equipment under any Contract for comparable Equipment so long as there is no change in the amount, number or timing of the scheduled payments with respect to such Contract, and, to the extent provided in the related Prospectus Supplement, the Company may also have the right to permit add-ons and upgrades with respect to any Contract.

     Upon the replacement of a Contract and/or Equipment with a substitute Contract and/or Equipment as described above, the interest of the related Trustee in such replaced Contract and/or Equipment shall be terminated and, if it has been transferred to the related Trust, such replaced Contract and/or Equipment shall be transferred to the Company.

SERVICING PROCEDURES


     In accordance with the Servicer's procedures set forth under "Underwriting Procedures" herein, with respect to each series of Securities, the Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held in the related Asset Pool and, in a manner consistent with the related Trust Agreement, will continue such collection procedures as the Servicer follows with respect to the particular type of Receivable in the particular pool it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion and on a case-by-case basis, arrange with the Lessee on a Receivable to extend or modify the payment schedule. Some of such arrangements (including, without limitation any extension of the payment schedule beyond the final scheduled Payment Date for the related Securities may result in the Servicer acquiring such Receivable if such Contract becomes a Defaulted Contract. The Servicer may sell the Equipment securing the respective Defaulted Contract, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".


PAYMENTS ON RECEIVABLES

     With respect to each series of Securities, the Servicer will deposit all payments on the related Receivables (from whatever source) and all proceeds of such Receivables collected within two (2) business days of receipt thereof in the related collection facility (a "Lockbox"). As specified in the related Prospectus Supplement, the Servicer will be required to deposit payments on the related Receivables (from whatever source) collected during each collection period (each, a "Collection Period") into the related Collection Account on a specified day each month. Pending deposit into the related Collection Account, collections in the Lockbox may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.

SERVICING COMPENSATION


     As may be described in the related Prospectus Supplement with respect to any series of securities issued by a Trust, the Servicer will be entitled to receive a servicing fee for each Collection Period (the "Servicing Fee") in an amount equal to a specified percentage per annum (as set forth in the related Prospectus Supplement, the "Servicing Fee Rate") of the Pool Balance as of the first day of such Collection Period. Each Prospectus Supplement and Servicing Agreement will specify the priority of distributions with respect to the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates), such Servicing Fee may be paid prior to any distribution to the related Securityholders.

     The Servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from each Trust for certain expenses to the extent provided in the related Servicing Agreement or Pooling Agreement, as the case may be. Payments by or on behalf of Lessees will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.



     The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of similar types of receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Lessees on the Receivables, investigating delinquencies, sending payment coupons to Lessees, paying costs of collection and disposition of defaults, and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, accounting for collections and furnishing statements to the applicable Trustee and the applicable Indenture Trustee, if any, with respect to distributions. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.


DISTRIBUTIONS


     With respect to each series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the Noteholders and by the applicable Trustee to the Certificateholders of such series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such series will be set forth in the related Prospectus Supplement.


     With respect to each series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless otherwise specified therein, distributions in respect of principal of a Class of Securities of a given series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such series may be subordinate to payments in respect of the Notes of such series.

CREDIT ENHANCEMENTS

     The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, cross-support among the Receivables, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same series, and Credit Enhancement for a series of Securities may cover one or more other series of Securities.

     The presence of Credit Enhancement for the benefit of any Class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or series of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other series.


STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES



     Prior to each Payment Date with respect to each series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such series described under "Description of the Securities -- Reports to Securityholders".


EVIDENCE AS TO COMPLIANCE


     Each Trust Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.



     Each Trust Agreement will also provide for delivery to the related Trust and/or the applicable Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Trust Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Trustee and each Indenture Trustee notice of certain "Servicer Defaults" (as defined below) under the related Trust Agreement.



     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.


CERTAIN MATTERS REGARDING THE SERVICER


     With respect to each series of Securities issued by a Trust, each Trust Agreement will provide that First Sierra may not resign from its obligations and duties as Servicer thereunder, except upon determination that First Sierra's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related Trustee or a successor servicer has assumed First Sierra's servicing obligations and duties under the Trust Agreement.



     Except as otherwise provided in the related Prospectus Supplement, each Trust Agreement will further provide that neither the Servicer nor any of its respective directors, officers, employees, or agents shall be under any liability to the related Issuer or the related Securityholders for taking any action or for refraining from taking any action pursuant to such Trust Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder and provided, further, however, that neither the Servicer nor any such person will be protected against any liability that would be imposed under the federal securities laws. In addition, such Trust will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under such Trust Agreement and that, in its opinion, may cause it to incur any expense or liability.



     Under the circumstances specified in any such Trust Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under such Trust Agreement.

SERVICER DEFAULT


     Except as otherwise provided in the related Prospectus Supplement, "Servicer Default" under a Trust Agreement will include (i) any failure by the Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for greater than three (3) Business Days after written notice from such Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer or the Company, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in such Trust Agreement, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for greater than ninety (90) days after the giving of written notice of such failure (1) to the Servicer or the Company, as the case may be, by the applicable Trustee or (2) to the Servicer or the Company, as the case may be, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 25% of the voting rights of such outstanding Securities; and (iii) any Insolvency Event. An "Insolvency Event" shall mean financial insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or the Company and certain actions by the Servicer or the Company indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.


RIGHTS UPON SERVICER DEFAULT


     As more fully described in the related Prospectus Supplement, as long as a Servicer Default under a Trust Agreement remains unremedied, the applicable Trustee, Credit Enhancer or holders of Securities of the related series evidencing not less than 25% of the voting rights of such then outstanding Securities may terminate all the rights and obligations of the Servicer, if any, under such Trust Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing. In the event that the Trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $25,000,000 and whose regular business includes the servicing of a similar type of receivables. Such Trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation payable to the Servicer under the related Trust Agreement.


WAIVER OF PAST DEFAULTS


     With respect to each Asset Pool, unless otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer, or by the Company, in the performance of its obligations under the related Trust Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Agreement. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.


AMENDMENT


     As more fully described in the related Prospectus Supplement, each of the Trust Agreements may be amended by the parties thereto, without the consent of the related Securityholders, for the purpose of (a) adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or (b) modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and, to the extent provided in the related Prospectus Supplement, to which the related Credit Enhancer may consent. As may be described in the related Prospectus Supplement, the Trust Agreements may also be amended by the Company, the Servicer, and the applicable Trustee with the consent of the holders of Securities evidencing at least a majority of the voting rights of such then outstanding Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Agreements or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such series which are required to consent to any such amendment, without the consent of the Securityholders of such series.


INSOLVENCY EVENT

     As described in the related Prospectus Supplement, if an Insolvency Event occurs with respect to the Company, the Receivables held in each Asset Pool will be liquidated and each Trust will be terminated 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Trustee of such Trust shall have received written instructions from each of the related Securityholders (other than the Company) and/or Credit Enhancer to the effect that such party disapproves of the liquidation of such Receivables and termination of such Trust. Promptly after the occurrence of any Insolvency Event with respect to the Company, notice thereof is required to be given to such Securityholders and/or Credit Enhancer; provided, however, that any failure to give such required notice will not prevent or delay termination of any Trust. Upon termination of any Trust, the applicable Trustee shall direct that the assets of such Trust be promptly sold (other than the related Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds from any such sale, disposition or liquidation of such Receivables will be treated as collections on such Receivables and deposited in the related Collection Account. If the proceeds from the liquidation of such Receivables and any amounts on deposit in the Reserve Account, if any, and the related Distribution Account are not sufficient to pay the Securities of the related series in full, and no additional Credit Enhancement is available, the amount of principal returned to Securityholders will be reduced and some or all of such Securityholders will incur a loss.


     Each Trust Agreement will provide that the applicable Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to any related Trust without the unanimous prior approval of all Certificateholders (including the Company, if applicable) of such Trust and the delivery to such Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that such Trust is insolvent.


TERMINATION


     With respect to each Trust formed by the Company to issue Securities, the obligations of the Servicer, the Company and the applicable Trustee pursuant to the related Trust Agreements will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and
(ii) the payment to Securityholders of the related series of all amounts required to be paid to them pursuant to such Trust Agreement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted in respect of the applicable Asset Pool, unless otherwise specified in the related Prospectus Supplement, at its option to purchase from such Asset Pool, as of the end of any Collection Period immediately preceding a Payment Date, if the Discounted Contract Balance of the related Contracts is less than a specified percentage (set forth in the related Prospectus Supplement) of the initial Pool Balance in respect of such Asset Pool, all such remaining Receivables at a price equal to the Aggregate Discounted Contract Balance of the related Securities will be redeemed following such purchase. Unless otherwise provided in the related Prospectus Supplement, the Trustee shall not be required to solicit bids from third parties.


     If and to the extent provided in the related Prospectus Supplement with respect to an Asset Pool, the applicable Trustee will, within ten days following a Payment Date as of which the Pool Balance is equal to or less than the percentage of the initial Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Receivables remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Trustee receives satisfactory bids as described in such Prospectus Supplement (which must, in any case, generate sufficient proceeds to pay in full all outstanding Securities), then the Receivables remaining in such Asset Pool will be sold to the highest bidder. Affiliates of the Company will be permitted to submit bids.


     As more fully described in the related Prospectus Supplement, any outstanding Notes of the related series will be redeemed concurrently with either of the events specified above and the subsequent distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to the applicable Trust Agreement may effect the prepayment of the Certificates of such series.

                CERTAIN LEGAL MATTERS AFFECTING THE RECEIVABLES

GENERAL


     To the extent provided in the related Prospectus Supplement, the Contracts that comprise the Receivables are "chattel paper" as defined in the Uniform Commercial Code in effect in the State of Texas, the State of California and the State of Florida; the governing laws chosen in the First Sierra forms of lease contract. The governing law of the lease contracts acquired by the Seller pursuant to its Portfolio Acquisition Program may vary as specified in the related Prospectus Supplement. Pursuant to the UCC for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. To the extent provided in the related Prospectus Supplement, First Sierra and the Company will cause the filing of appropriate UCC-1 financing statements to be made with the appropriate governmental authorities. Under the Trust Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's or the Trustee's interests in the Contracts and their proceeds.


THE SECURITY INTEREST IN THE EQUIPMENT

     The Seller will convey the Seller's interest in the Equipment to the Company. The Company will pledge a security interest in the Equipment to the related Issuer. UCC financing statements will not be filed to perfect any security interest in the Equipment unless otherwise specified in the related Prospectus Supplement. Moreover, in the event of the repossession and resale of Equipment, it may be subject to a superior lien. In such case, the senior lienholder may be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims of the Servicer on behalf of the Trust.

     In the event of a default by the Lessee, the Servicer on behalf of the related Trustee may take action to enforce such Defaulted Contract by repossession and resale of the leased Equipment. Under the UCC in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the Lessee's voluntary surrender of such assets or by "self-help" repossession that does not involve a breach of the peace and by judicial process.

     In the event of a default by the Lessee, some jurisdictions require that the Lessee be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.


     The UCC and other state laws place restrictions on repossession sales, including requirements that the secured party provide the Lessee with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner. Each Trust Agreement may require the Servicer to sell promptly any repossessed item of Equipment, reacquire such Equipment from the Asset Pool, re-lease such Equipment for the benefit of the Securityholders or take such other action as specified in the related Prospectus Supplement.


     Under most state laws, a Lessee has the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus reasonable expenses for repossession, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

     In addition, because the market value of the equipment of the type financed pursuant to the Receivables generally declines with age and because of obsolescence, the net disposition proceeds of leased Equipment at any time during the term of the lease may be less than the outstanding balance on the Contract principal balance which it secures. Because of this, and because other creditors may have rights in the related leased Equipment superior to those of the related Trustee, the Servicer may not be able to recover the entire amount due on a Defaulted Contract in the event that the Servicer elects to repossess and sell such leased Equipment at any time.

     Under the UCC and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a Lessee for any deficiency on repossession and resale of the asset securing the unpaid balance of such Lessee's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions the courts, in interpreting the UCC, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to "mitigate damages" in the event of a Lessee's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing and disposing of the equipment and to offset the net proceeds of such disposition against its claim. In addition, a Lessee may successfully invoke an election of remedies defense to a deficiency claim in the event that the Servicer's repossession and sale of the leased Equipment is found to be a retention discharging the Lessee from all further obligations under UCC Section 9-505(2). If a deficiency judgment were granted, the judgment would be a personal judgment against the Lessee for the shortfall, but a defaulting Lessee may have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of a Lessee, various provisions of the Bankruptcy Code of 1978 (the "Bankruptcy Code") and related laws may interfere with or eliminate the ability of the Servicer or the Trustee to enforce its rights under the Receivables. If bankruptcy proceedings were instituted in respect of a Lessee, the Trustee could be prevented from continuing to collect payments due from or on behalf of such Lessee or exercising any remedies assigned to such Trustee without the approval of the bankruptcy court, and the bankruptcy court could permit the Lessee to use or dispose of the leased Equipment and provide the Trustee with a lien on substitute collateral, so long as such substitute collateral constituted "adequate protection" as defined under the Bankruptcy Code.

     In addition, certain of the Receivables may be leased by the Seller to governmental entities. Payment by governmental authorities of amounts due under such Contracts may be contingent upon legislative approval. Accordingly, payment delays and collection difficulties as described in the related Prospectus Supplement may limit collections with respect to certain governmental Contracts.

     These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment (equipment leased pursuant to a Finance Lease), may limit the amount realized on the sale of the collateral to less than the amount due on the related Receivable.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The Prospectus Supplement for each series of Securities will summarize, subject to the limitations stated therein, federal income tax considerations relevant to the purchase, ownership and disposition of such Securities. In addition, each Prospectus Supplement will include an opinion of counsel as to the material federal income tax consequences of purchasing, owning and disposing of the Securities that are not addressed in the opinion with respect to the Prospectus.


     The following describes the material Federal income tax consequences to the holders of Securities. The tax consequences of each Series will be reflected in the related Prospectus Supplement, and the Company will file an additional tax opinion with respect thereto by Form 8-K confirming the opinions described herein.


     Holders of Grantor Trust Certificates generally will be taxable on their respective shares of the income from the Contracts. See "GRANTOR TRUST CERTIFICATES -- Taxation of Holders of Grantor Trust Certificates," below. Holders of Notes generally will be taxable on distributions of interest on the Notes. See "NOTES," below. In either case, it is anticipated that the Trust will not be treated as an association taxable as a corporation (or a publicly traded partnership). See "POSSIBLE CLASSIFICATION OF THE SECURITIES AS INTERESTS IN A PARTNERSHIP OR AN ASSOCIATION," below.

TAX CHARACTERIZATION OF THE TRUST


     Dewey Ballantine LLP, special tax counsel to the Sellers ("Special Counsel") is of the opinion that, assuming compliance with the terms of the Trust Agreement and related documents, the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.


GENERAL

     The following is the opinion of Special Counsel as to the material federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. Special Counsel's opinion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Special Counsel's opinion does not purport to deal with all federal tax consequences applicable to all categories of investors. Certain holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the Securities as other than capital assets, may be subject to special rules that are not discussed below. It is recommended that Investors consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     Special Counsel's opinion addresses Securities of two general types: (i) certificates ("Grantor Trust Certificates") representing interests in a trust estate (a "Grantor Trust Estate"); and (ii) notes ("Notes") that are intended to be treated for federal income tax purposes as indebtedness secured by the Equipment and Contracts. For purposes of this discussion, references to a "Holder" are to the beneficial owner of a Security.

GRANTOR TRUST CERTIFICATES

     With respect to each Series of Grantor Trust Certificates, Special Counsel will additionally deliver its opinion to the Seller that (unless otherwise limited in the applicable Prospectus Supplement) the related Grantor Trust Estate will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each Holder of a Grantor Trust Certificate will be treated as the owner of an interest in the Equipment and Contracts included in the Grantor Trust Estate.

     For purposes of Special Counsel's opinion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the Equipment and Contracts constituting the related Grantor Trust Estate, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate."

     In certain cases in which the Contracts in the Grantor Trust Estate consist entirely of Finance Leases, a Grantor Trust Certificate may be issued representing ownership of all or a portion of the difference between the interest component of the payments on the Finance Leases constituting the related Grantor Trust Estate and interest paid to the Holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Estate. Such an Certificate will be referred to as a "Grantor Trust Strip Certificate."

     Taxation of Holders of Grantor Trust Certificates. Holders of Grantor Trust Fractional Interest Certificates will be required to report on their federal income tax returns their respective shares of the income from the Contracts (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Grantor Trust Strip Certificates) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If all of the Contracts in the Grantor Trust Estate consist of Finance Leases, the income from the Contracts will be limited to the interest component of the payment thereon. Payments of principal generally will be treated as nontaxable recoveries of the Holder's investment. In such a case, if a Holder acquires a Grantor Trust Fractional Interest Certificate for an amount that differs from its outstanding principal amount or from the aggregate outstanding principal amount of the underlying Finance Leases, the amount includible in income on a Grantor Trust Fractional Interest Certificate may differ from the amount of interest distributable thereon. See "Discount and Premium," below.

     Individuals holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds two percent of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

     Holders of Grantor Trust Strip Certificates will be required to treat such Certificates as "stripped coupons" under section 1286 of the Internal Revenue Code of 1986 (the "Code"). Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such an Certificate over the amount paid for such Certificate as original issue discount and to include such discount in income as it accrues over the life of such Certificate. See "Discount and Premium," below.

     Grantor Trust Fractional Interest Certificates may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Certificate (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest on the Contracts and (ii) the difference between the outstanding principal balance on the Certificate and the amount paid for such Certificate is less than 0.25 percent of such principal balance times the weighted average remaining maturity of the Certificate.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale of a Grantor Trust Certificate (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Certificate) will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions on the Certificates.

     Grantor Trust Reporting. The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the Contracts and to interest thereon at the related Certificate Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Servicer deems necessary or desirable to enable Holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

NOTES


     With respect to each Series of Notes, Special Counsel will additionally deliver its opinion to the Seller (unless otherwise limited in the applicable Prospectus Supplement) that the Notes will be classified as debt of the Seller secured by the Equipment and Contracts confirming the opinion described herein. Consequently, the Notes will not be treated as ownership interests in the Equipment and Contracts or the Trust. Holders will be required to report income received with respect to the Notes in accordance with their normal method of accounting. For additional tax consequences relating to Notes purchased at a discount or with premium, see "Discount and Premium," below.


     Sale or Exchange of Notes. If a Holder of Notes sells or exchanges such Notes, the Holder will recognize gain or loss equal to the difference, if any, between the amount received and the Holder's adjusted basis in the Note. The adjusted basis in the Notes generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Notes and reduced by the payments previously received on the Notes, other than payments of qualified stated interest, and by any amortized premium.

     In general (except as described in "Discount and Premium Market Discount," below, and except for certain financial institutions subject to section 582(c) of the Code), any gain or loss on the sale or exchange of Notes recognized by an investor who holds the Notes as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on the length of time the Holder has held the Notes.

POSSIBLE CLASSIFICATION OF THE CERTIFICATES AS INTERESTS IN A PARTNERSHIP OR AN ASSOCIATION

     Although, as described above, it is the opinion of Special Counsel that the Securities will properly be characterized either as ownership interests in a grantor trust or as debt for Federal income tax purposes, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS were to contend successfully that the Securities were not interests in a grantor trust or debt obligations for Federal income tax purposes, the arrangement between the Seller and the Holders might be classified as a partnership for Federal income tax purposes, as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

     If the Securities were treated as interests in a partnership, each item of income, gain, loss, deduction and credit generated through the ownership of the Equipment and the Contracts by the partnership would be passed through to the partners in such a partnership (including the Holders) according to their respective interests therein. Under current law, the income reportable by the Holders as partners in such a partnership could differ from the income reportable by the Holders as holders of debt or of interests in a grantor trust. Except as discussed below, it is not expected that such differences would be materially adverse to Holders unless the proposed legislation, discussed in the following paragraph, is enacted. If the Holders were treated as partners, a cash basis Holder might be required to report income when it accrues to the partnership rather than when it is received by the Holder. Moreover, if Notes were treated as interests in a partnership, an individual Holder's share of expenses of the partnership (such as Servicing Fees) would be miscellaneous itemized deductions that in the aggregate are allowed only to the extent they exceed two percent of the holder's adjusted gross income, meaning that the holder might be taxed on a greater amount of income than the stated interest on his Notes. Finally, if the trust is treated as a partnership of a Security treated as a partnership interest, any taxable income allocated to a Holder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account), could constitute "unrelated business taxable income".

     If, alternatively, the Securities were treated as interests in an association taxable as a corporation or a "publicly traded partnership" taxable as a corporation, the resulting entity would be subject to Federal income tax at corporate tax rates on its taxable income generated by ownership of the Contracts. Moreover, distributions by the entity on the Securities probably would not be deductible in computing the entity's taxable income and all or part of distributions to Holders would probably be treated as dividend income to such Holders. Such an entity-level tax could result in a reduced amount of cash available for distributions to Securityholders.

     Since the Seller will treat the Grantor Trust Certificates as ownership interests in a grantor trust and Notes as indebtedness for Federal income tax purposes, the Trustee (and Participants and Indirect Participants) will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Securities. Further, If the IRS were to contend successfully that the Securities are interests in a partnership or an association taxable as a corporation, additional tax consequences would apply to Foreign Holders. It is recommended that Investors consult their own tax advisors with regard to the potential application of such provisions.

DISCOUNT AND PREMIUM

     A Note purchased at original issue for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount or premium. A Grantor Trust Certificate purchased for an amount other than the aggregate outstanding principal amount of the Contracts in the Grantor Trust Estate generally will be subject to the rules governing market discount or premium. In addition, all Grantor Trust

Strip Certificates and certain Grantor Trust Fractional Interest Certificates will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a Holder so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

     Original Issue Discount. In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Securities is sold. The issue price also includes any accrued interest attributable to the period prior to the Series Issuance Date. The stated redemption price at maturity of a Security is equal to the sum of all distributions to be made under such Security other than amounts of "qualified stated interest." Qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate or, unless otherwise stated in an applicable Prospectus Supplement, at one or more variable rates. The stated redemption price at maturity of any Security will include an amount equal to the excess (if any) of the interest payable on the first Distribution Date over the interest that accrues for the period from the Series Issuance Date to the first Distribution Date.

     Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25 percent of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Series Issuance Date until the date on which each such distribution is expected to be made under the assumption that the Contracts prepay at a specified rate (the "Prepayment Assumption") by
(ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Seller anticipates that the Prepayment Assumption for each Series of Securities will be consistent with this standard. The Seller makes no representation, however, that the Contracts for a given Series will prepay at the rate reflected in the Prepayment Assumption for that Series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

     Each Holder must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original Holder, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Holders, brokers and middlemen information with respect to the original issue discount accruing on the Securities. Unless otherwise disclosed in the applicable Prospectus Supplement, the Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Series Issuance Date) and ending on the day before the next payment date.

     Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Series Issuance Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Series Issuance Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     In the case of Grantor Trust Strip Certificates, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Certificates should consult their own tax advisors concerning the treatment of such negative accruals.

     A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

     Market Discount. A Holder that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or
(ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Securities information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25 percent of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

     Certificates Purchased at a Premium. A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income for each period ending on a Distribution Date will be reduced by the portion of the premium allocable to such period based on the Premium Certificate's yield to maturity. Such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

     Because the interest rate on a Grantor Trust Certificate generally will be lower than the implicit interest rate on the Finance Leases that comprise the Grantor Trust Estate, the principal amount of such Certificates may be higher than the aggregate outstanding principal amount of the Finance Leases. The IRS may take the position that the existence of market discount or premium on Grantor Trust Certificates should be measured with reference to the aggregate outstanding principal balance of the Contracts, rather than the Certificates. Accordingly, it is recommended that Holders of Grantor Trust Certificates consult with their own advisors regarding the advisability of making a protective election to treat any premium on such Certificates as amortizable bond premium.

     Special Election. A Holder may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. Holders are encouraged to consult their own tax advisors regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING

     Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31 percent if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

FOREIGN INVESTORS

     Distributions made on a Grantor Trust Certificate or a Note to, or on behalf of, a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Code. The term "Non-U.S. Person" means any person who is not a U.S. Person. This Prospectus does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Securities or with the application of recently issued Treasury Regulations relating to tax documentation requirements that are generally effective with respect to payments made after

December 31, 1999. This exemption is applicable provided (a) the Holder is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the Holder signs a statement under penalties of perjury that certifies that such Holder is not a U.S. Person, and provides the name and address of such Holder, and (c) the last U.S. Person in the chain of payment to the Holder receives such statement from such Holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Holders should be aware that the IRS might take the position that this exemption does not apply to a Holder that also owns 10 percent or more of the total combined voting power of all classes of stock of the Seller entitled to vote, or to a Holder that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

STATE AND LOCAL TAX CONSEQUENCES

     State tax consequences to each Securityholder will depend upon the provisions of the state tax laws to which the Holder is subject. Most states modify or adjust the taxpayer's Federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100% of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules. Because each state's tax law varies, it is impossible to predict the tax consequences to the Securityholders in all the state taxing jurisdictions in which they are already subject to tax. Securityholders are encouraged to consult their own tax advisors with respect to state taxes.

                              ERISA CONSIDERATIONS

     The Prospectus Supplement for each series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                             METHOD OF DISTRIBUTION

     The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Company from such sale.

     The Company intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. By placements by the Company with institutional investors through dealers;

          3. By direct placements by the Company with institutional investors;
     and

          4. By competitive bid.

     In addition, if specified in the related Prospectus Supplement, a series of Securities may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Asset Pool in respect of such Securities.

     If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The

Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Securities, underwriters may receive compensation from the Company or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by the Company.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Securities of such series.

     Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                             CERTAIN LEGAL MATTERS

     Certain legal matters relating to the issuance of the Securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York.

                             FINANCIAL INFORMATION

     A new Asset Pool will be formed with respect to each Series of Securities and no Asset Pool will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. The Company's activities will be limited solely to the activities of Asset Pools to be formed with respect to each Series of Securities. Accordingly, no financial statements with respect to any Asset Pool will be included in this Prospectus or in the related Prospectus Supplement.

     A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

     This Prospectus, together with the Prospectus Supplement for each series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.


                                                                  PAGE
                                                              ------------
Accrual Securities..........................................             4
Additional Receivables......................................             8
Asset Pool..................................................             1
Bankruptcy Code.............................................            41
Broker Program..............................................             1
Cede........................................................             8
CEDEL Participants..........................................            28
Certificate of Incorporation................................            24
Certificates................................................             1
Class.......................................................             1
Closing Date................................................            31
Code........................................................            43
Collection Account..........................................            32
Collection Period...........................................            34
Commission..................................................             i
Company.....................................................         1, 24
Company's Interest..........................................             5
Contracts...................................................             2
Contribution and Sale Agreement.............................            19
Cooperative.................................................            29
Credit Enhancement..........................................            17
Credit Enhancer.............................................            17
Custodian...................................................            31
Definitive Securities.......................................            29
Depositaries................................................            27
Direct Participants.........................................            16
Discounted Contract Balance.................................             7
Distribution Account........................................            32
DTC.........................................................             8
Eligible Deposit Account....................................            33
Eligible Institution........................................            33
Eligible Investment.........................................             7
Equipment...................................................             2
ERISA.......................................................            11
Euroclear Operator..........................................            29
Euroclear Participants......................................            28
Event of Default............................................            29
Exchange Act................................................            12

                                                                  PAGE
                                                              ------------
FASB 13.....................................................             6
Finance Leases..............................................             6
First Sierra................................................         1, 19
FSFH........................................................            22
Fully Taxable Bonds.........................................            45
Grantor Trust Certificates..................................        11, 42
Grantor Trust Estate........................................            42
Grantor Trust Strip Certificate.............................            42
Indenture...................................................             2
Indenture Trustee...........................................             2
Independent Director........................................            24
Indirect Participants.......................................        16, 27
Insolvency Event............................................            37
Insolvency Laws.............................................            15
Interest Rate...............................................             3
Investment Company Act......................................             5
Investment Earnings.........................................            33
Issuer......................................................             1
Lessee......................................................             6
Lessor......................................................          2, 6
Lockbox.....................................................            34
Notes.......................................................  1, 2, 11, 42
Owner Trust.................................................            18
Participants................................................            27
Partnership Interest........................................             i
Pass-Through Rate...........................................             i
Payment Date................................................             4
Policy......................................................             2
Pool Factor.................................................            23
Pooling Agreement...........................................             2
Portfolio Acquisition Program...............................             1
Pre-Funded Amount...........................................         7, 33
Pre-Funding Account.........................................         7, 33

                                                                  PAGE
                                                              ------------
Premium Security............................................            47
Prepayment..................................................            14
Prepayment Assumption.......................................            45
Private Label...............................................            19
Private Label Program.......................................             1
Prospectus Supplement.......................................             1
Purchase Agreement..........................................             2
Receivables.................................................           1,2
Record Date.................................................             4
Registration Statement......................................             2
Remittance Period...........................................             4
Rules.......................................................            28
Securities..................................................             1
Securities Act..............................................             i
Security Insurer............................................             9
Securityholders.............................................             4
Seller......................................................         1, 19
Senior Securities...........................................             4
Servicer....................................................         1, 22
Servicer Defaults...........................................            37
Servicing Agreement.........................................             2
Servicing Fee...............................................            35
Servicing Fee Rate..........................................            35
Sources.....................................................            20
Special Counsel.............................................            42
Strip Securities............................................             3
Subordinate Securities......................................             4
Terms and Conditions........................................            29
Trust.......................................................             1
Trust Accounts..............................................        32, 33
Trust Agreement.............................................             3
Trustee.....................................................             2
U.S. Person.................................................            47
Vendor Program..............................................             1
Warranty Purchase Price.....................................            31

          ------------------------------------------------------------
          ------------------------------------------------------------

No dealer, salesman, or any other person has been authorized to give any information or to make any representation not contained in this prospectus supplement and the prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or by the Underwriter. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to any one to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus.

                             ---------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT


                                                        PAGE
                                                        ----
Summary...............................................   S-2
Risk Factors..........................................  S-14
The Receivables.......................................  S-15
The Sellers...........................................  S-23
First Sierra..........................................  S-23
The Servicer..........................................  S-23
Legal Proceedings.....................................  S-25
Formation Of The Trust................................  S-25
Management's Discussion and Analysis of Financial
  Condition...........................................  S-27
Description Of The Notes..............................  S-27
The Indenture Trustee.................................  S-47
The Owner Trustee.....................................  S-48
Prepayment And Yield Considerations...................  S-48
The Notes Insurance Policy and The Note Insurer.......  S-53
Material Federal Income Tax Consequences..............  S-57
State And Local Tax Considerations....................  S-61
ERISA Considerations..................................  S-61
Legal Investment......................................  S-62
Ratings...............................................  S-62
Method Of Distribution................................  S-62
Report Of Experts.....................................  S-63
Legal Matters.........................................  S-63
Index Of Principal Defined Terms......................     i
                         PROSPECTUS
Prospectus Supplement.................................     i
Available Information.................................     i
Incorporation of Certain Documents by Reference.......     i
Reports to Securityholders............................    ii
Summary...............................................     1
Risk Factors..........................................    13
Use of Proceeds.......................................    18
The Issuers...........................................    18
The Asset Pools.......................................    18
The Receivables.......................................    19
First Sierra..........................................    19
The Servicer..........................................    22
Prepayment and Yield Considerations...................    23
Pool Factors..........................................    23
The Company...........................................    24
The Trustees..........................................    25
Description of the Securities.........................    25
Description of the Trust Agreements...................    30
Certain Legal Matters Affecting the Receivables.......    40
Material Federal Income Tax Consequences..............    41
ERISA Considerations..................................    48
Method of Distribution................................    48
Certain Legal Matters.................................    49
Financial Information.................................    49
Additional Information................................    49
Index of Terms........................................    50


Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in the Offered Notes, whether or not participating in this offering, may be required to deliver a prospectus supplement and the prospectus to which it relates. This is in addition to the dealers' obligation to deliver a prospectus supplement and the related prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------
                        FIRST SIERRA EQUIPMENT CONTRACT
                                  TRUST 1998-1
                             $____________________
                          FIRST SIERRA FINANCIAL, INC.
                            Originator and Servicer
                       FIRST SIERRA RECEIVABLES III, INC.
                                   Depositor
                            $________________ ____%
                   EQUIPMENT CONTRACT BACKED NOTES, CLASS A-1

                            $________________ ____%
                   EQUIPMENT CONTRACT BACKED NOTES, CLASS A-2

                            $________________ ____%
                   EQUIPMENT CONTRACT BACKED NOTES, CLASS A-3

                            $________________ ____%
                   EQUIPMENT CONTRACT BACKED NOTES, CLASS A-4
                       ----------------------------------
                             PROSPECTUS SUPPLEMENT
                       ----------------------------------
                          FIRST UNION CAPITAL MARKETS

                             PRUDENTIAL SECURITIES
                                  INCORPORATED

                               DECEMBER   , 1998

          ------------------------------------------------------------
          ------------------------------------------------------------

                                     PART II


INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


        Registration Fee.............................................$  427,330.95*
        Printing and Engraving Expenses..............................$   40,000.00
        Trustee's Fees...............................................$    6,000.00
        Legal Fees and Expenses......................................$  400,000.00
        Blue Sky Fees and Expenses...................................$   50,000.00
        Accountants' Fees and Expenses...............................$   30,000.00
        Rating Agency Fees...........................................$  240,000.00
        Miscellaneous Fees...........................................$   10,000.00
        Total........................................................$1,203,330.95


 * Paid.

Item 15. INDEMNIFICATION OF DIRECTORS, OFFICERS,
         EMPLOYEES AND AGENTS

         The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy director's and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

         Pursuant to agreements which the Registrants may enter into with underwriters or agents (forms of which will be included as exhibits to this Registration Statement), officers and directors of the Registrants, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been or will be furnished to the Registrants by such underwriters or agents that appear in the Registration Statement or any Prospectus.

Item 16.  EXHIBITS AND FINANCIAL STATEMENTS

         (a)  Exhibits


                    1.1*   --Form of Underwriting Agreement for the Notes.

                    1.2*   --Form of Underwriting Agreement for the Certificates.

                    3.1*   --Certificate of Incorporation of the Co-Registrant.

                    3.2*   --Bylaws of the Co-Registrant.

                    3.3*   --Certificate of Limited Partnership of the Registrant.

                    3.4*   --Agreement of Limited Partnership of the Registrant.

                    4.1*   --Form of Indenture between the Trust and the Indenture Trustee, including forms of Notes and certain other related agreements as Exhibits thereto.

                    4.2*   --Form of Pooling and Servicing Agreement between the Company and the Indenture
                             Trustee, including forms of Notes and certain other related agreements as Exhibits thereto.

                    4.3*   --Form of Pooling and Servicing Agreement between the Trust, the Company and the Servicer.

                    4.4*   --Form of Trust Agreement between the Company and the Trustee.

                    5.1**  --Opinion of Dewey Ballantine LLP with respect to legality.

                    5.2**  --Opinion of Dewey Ballantine LLP with respect to
                             legality with respect to Series 1998-1.

                    8.1**  --Opinion of Dewey Ballantine LLP as to tax matters.

                    8.2**  --Opinion of Dewey Ballantine LLP as to tax matters with respect to Series 1998-1.

                   10.1*   --Form of Bond Insurance Policy.

                   23.1**  --Consent of Dewey Ballantine (included in Exhibits
                             5.1, 5.2, 8.1 and 8.2).




* Incorporated by reference to Registration Statement No. 33-98822. ** Previously filed.



         (b) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  UNDERTAKINGS

                  The undersigned Registrants hereby undertake:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided that paragraph (a)(i) and (a)(ii) do not apply if such information is contained in periodic reports filed or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (d) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  (e) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (f) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (g) (i) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                      (ii) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Pooling and Servicing Agreement Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Amendment to Registration Statement No. 333-12199 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on November 24, 1998.


            The Registrants reasonably believe that the security rating requirement pursuant to Transaction Requirement B.5 will be met by the time of sale.


                                          FIRST SIERRA RECEIVABLES III, INC.

                                          By:  /s/ Thomas Depping
                                               --------------------------------
                                               Thomas Depping
                                               President



                                          FIRST SIERRA RECEIVABLES II, INC.


                                          By:  /s/ Thomas Depping
                                               --------------------------------
                                               Thomas Depping
                                               President

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement No. 333-12199 on Form S-3 has been signed by the following person in the capacities indicated on the 24th day of November, 1998.


           SIGNATURE                         TITLE
           ---------                         -----


/s/ Thomas Depping                Director and President of First Sierra
------------------------------    Receivables III, Inc. and First Sierra
    By: Thomas Depping            Receivables II, Inc.

/s/ E. Roger Gebhart              Director, Vice President and Treasurer of
------------------------------    First Sierra Receivables III, Inc. and
    By: E. Roger Gebhart          First Sierra Receivables II, Inc.


/s/ Sandy B. Ho                   Director, Chief Financial Officer and
------------------------------    Secretary of First Sierra Receivables III,
    By: Sandy B. Ho               Inc. and First Sierra Receivables II, Inc.

/s/ Russell Strickland            Director of First Sierra Receivables III,
------------------------------    Inc. and First Sierra Receivables II, Inc.
    By: Russell Strickland

/s/ Cheryl Strickland             Director of First Sierra Receivables III,
------------------------------    Inc. and First Sierra Receivables II, Inc.
    By: Cheryl Strickland